UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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March 29, 2017
To our Shareholders:
It is our pleasure to invite you to attend our 2017 Annual Meeting of Shareholders. The meeting will be held at 8:00 a.m. (Central Time) on May 10, 2017 at our corporate headquarters, located at 717 Texas Avenue, 10th Floor, Houston, Texas 77002.
The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting.
This year we are again using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We encourage you to review these materials and vote your shares.
You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously voted your proxy. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting.
We are proud that you have chosen to invest in Calpine Corporation. On behalf of our management and directors, thank you for your continued support and confidence in 2017.
Very truly yours,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CALPINE CORPORATION
717 Texas Avenue, Suite 1000
Houston, Texas 77002

Date of Meeting:	May 10, 2017

Time:	8:00 a.m. (Central Time)

Place:	717 Texas Avenue, 10th Floor, Houston, Texas 77002

Items of Business:	We are holding the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) for the following purposes:

•	to elect nine directors to serve on our Board of Directors (the “Board” or “Board of Directors”) until the 2018 annual meeting of shareholders;

•	to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2017;

•	to approve, on an advisory basis, named executive officer compensation;

•	to approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation;

•	to approve the Calpine Corporation 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”);

•	to approve the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors (the “2017 Director Plan”);

•
to amend and restate the Company’s bylaws to adopt “proxy access” and to implement conforming revisions to related procedures for shareholders to nominate directors or propose other matters for consideration at shareholder meetings;

•	to vote on a shareholder proposal regarding annual report on lobbying activities and expenditures, if properly introduced at the Annual Meeting; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The enclosed proxy statement describes these items in more detail. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the Annual Meeting.

Record Date:	March 13, 2017

Voting:
We strongly encourage you to vote. Please vote as soon as possible, even if you plan to attend the Annual Meeting in person. You have three options for submitting your vote prior to the date of the Annual Meeting: Internet, telephone, or mail. In accordance with New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares with respect to any non-routine matters (including the election of directors) if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current year (Proposal No. 2). All other matters to be voted upon are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposals.

Date These Proxy Materials Are First Being Made

Available on the Internet:	On or about March 29, 2017
By order of the Board of Directors
W. Thaddeus Miller
Corporate Secretary
March 29, 2017
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2017:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders of Calpine Corporation	Cover
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 10, 2017	Cover
2017 Proxy Summary	iv
Proxy Statement — Proxy Solicitation and Voting Information	1
Questions and Answers about the Annual Meeting and Voting	1
Why am I receiving these proxy materials?	1
How can I access the proxy materials on the Internet?	1
Who can vote?	1
How do I know if I am a beneficial owner of shares?	1
What am I voting on?	2
How do I vote?	2
Can I change my mind after I vote?	2
How many votes must be present to hold the Annual Meeting?	3
Will my shares be voted if I do not provide my proxy?	3
What are broker non-votes?	3
What if I return my proxy but do not provide voting instructions?	3
What vote is required to adopt each of the proposals?	3
When will the voting results be announced?	4
Annual Meeting Admission	5
Expenses of Solicitation	5
Householding	5
Forward-Looking Statements	5
Proposal 1 — Election of Directors	5
Nominees for Election as Directors	5
Board Meetings and Board Committee Information	8
Meetings	8
Committees and Committee Charters	8
Audit Committee	9
Compensation Committee	9
Nominating and Governance Committee and Director Nominations	10
Compensation Committee Interlocks and Insider Participation	11
Report of the Audit Committee	11
Corporate Governance Matters	12
Corporate Governance Guidelines	12
Board Leadership Structure	12
Director Independence	12
Code of Conduct and Ethics	13
Business Relationships and Related Person Transactions Policy	13
Chairman/Lead Director, Executive Sessions of Independent Directors and Communications with the Board	14
The Board’s Role in Risk Oversight	15
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	16
Proposal 2 — To Ratify the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2017	19
Audit Fees	19
Audit Committee Pre-Approval Policies and Procedures	19
Proposal 3 — To Approve, on an Advisory Basis, Named Executive Officer Compensation	20

i

Proposal 4 — To Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on Named Executive Officer Compensation	22
Proposal 5 — To Approve the Calpine Corporation 2017 Equity Incentive Plan	23
Proposal 6 — To Approve The Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors	31
Proposal 7 — To Amend and Restate the Company’s Bylaws to Adopt “Proxy Access” and to Implement Conforming Revisions to Related Procedures for Shareholders to Nominate Directors or Propose Other Matters for Consideration at Shareholder Meetings	36
Proposal 8 — Shareholder Proposal Regarding Annual Report on Lobbying Activities and Expenditures	37
Director Compensation	40
Compensation Discussion and Analysis	41
Executive Summary	41
Best Practices in Compensation Governance and Highlights of Recent Developments	41
2016 Performance and Strategic Accomplishments Considered in Determining Executive Compensation	43
Our Compensation Program Objectives and Guiding Principles	44
Results of the 2016 Advisory Vote on Executive Compensation (“say-on-pay”)	44
Determining Executive Compensation	45
Compensation Consultant	45
Comparator Group	45
Role of Executive Officers in Executive Compensation Decisions	46
Elements of Compensation	47
Allocation and Distribution of Each Element of Compensation	47
Details of Each Element of Compensation	47
Base Salary	47
Annual Incentive — Calpine Incentive Plan	48
Long-Term Incentives	49
Perquisites and Other Personal Benefits	52
Post-Employment Compensation Arrangements	52
Retirement Benefits	52
Severance Benefits	53
Officer Stock Holding and Ownership Policy	53
Clawback Provisions	53
Deductibility Cap on Executive Compensation	53
Report of the Compensation Committee	54
Executive Compensation	55
Summary Compensation Table	55
Grants of Plan-Based Awards	56
Summary of Employment Agreements	57
Outstanding Equity Awards at Fiscal Year-End	59
Option Exercises and Stock Vested	60
Potential Payments Upon Termination or Change in Control	60
Change in Control and Severance Benefits Plan	61
Termination Provisions of Employment Agreements	62
Effect of Termination Events or Change in Control on Unvested Equity Awards	63
Quantification of Potential Payments Upon Termination or Change in Control	64
Compensation and Risk	65
Securities Authorized for Issuance under Equity Compensation Plans	66
Certain Relationships and Related Transactions and Director Independence	66
Section 16(a) Beneficial Ownership Reporting Compliance	67

2017 Proxy Summary

To assist you in reviewing our 2016 performance, we would like to call your attention to key elements of our proxy statement. The following description is only a summary that highlights more detailed information contained elsewhere in this proxy statement. For more complete information about these topics, please review the complete proxy statement and our 2016 Annual Report on Form 10-K.
Annual Meeting of Shareholders

•	Time and Date:	8:00 a.m. (Central Time), May 10, 2017
•	Place:	717 Texas Avenue, 10th Floor
Houston, Texas 77002
•	Record Date:	March 13, 2017
•	Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.
•	Admission:	No admission card is required to enter Calpine’s Annual Meeting. Please follow the advance registration instructions on page 5.
Voting Matters and Board Recommendations

			Page Reference
Item	Activity	Board Vote Recommendation	(for more detail)
1	Election of Directors	FOR EACH NOMINEE	5
2	Ratification of PwC as Auditor for 2017	FOR	19
3	Advisory Resolution to Approve Named Executive Officer Compensation	FOR	20
4	Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	ONE YEAR	22
5	Approval of Calpine Corporation 2017 Equity Incentive Plan	FOR	23
6	Approval of Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors	FOR	31
7	Amendment and Restatement of the Company’s Bylaws to Adopt “Proxy Access” and to Implement Conforming Revisions to Related Procedures for Shareholders to Nominate Directors or Propose Other Matters for Consideration at Shareholder Meetings	FOR	36
8	Shareholder Proposal Regarding Annual Report on Lobbying Activities and Expenditures	AGAINST	37
2016 Performance and Strategic Accomplishments
Under the leadership of our executive management team, our key financial, operational and strategic performance accomplishments over the course of 2016 include:

•
We performed better than our target thresholds for Expenses, Capex/Maintenance and TRIR. See “Compensation Discussion and Analysis — Elements of Compensation” for how these corporate performance goals are defined.

•	We produced approximately 110 million MWh of electricity during 2016.

•
Our employees achieved a total recordable incident rate of 0.55 recordable injuries per 100 employees which places us in the first quartile performance for power generation companies with 1,000 or more employees.

•	Our entire fleet achieved a forced outage factor of 2.8% and a starting reliability of 97.9%.

•
We increased our portfolio presence in core markets and divested non-core assets outside our strategic concentration, adding long-term value to our fleet of power plants. We completed the acquisition of a 695 MW power plant in New Hampshire and completed the sales of a 375 MW power plant in Minnesota and a 599 MW power plant in Florida.

•
We expanded our retail customer base by acquiring Calpine Energy Solutions, LLC, formerly Noble Americas Energy Solutions LLC, and entering into a contract to purchase North American Power & Gas, LLC, which closed in early 2017. These transactions add long-term value to our business by providing valuable sales channels for the power we generate.

•
We successfully originated new contracts with customers related to our Texas City Power Plant and Morgan, RockGen and Los Medanos Energy Centers and announced an expansion of the service territory for Champion Energy, all of which add long-term value to our business and fleet of power plants.

•
We strengthened our balance sheet and liquidity by refinancing debt to extend maturities, repricing debt to lower the interest rate and amending our Corporate Revolving Facility to increase the capacity and extend the maturity.

Item 1: Election of Directors
Board Nominees
The following table provides summary information about each nominee. Each director is elected annually by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee’s election must exceed 50 percent of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected.

		Director	Principal		Committee Memberships
Name	Age	Since	Occupation	Independent	AC	CC	NGC
Mary L. Brlas	59	2016	Retired Chief Financial Officer, Newmont Mining Corporation	X	F
Frank Cassidy	70	2008	Retired President and Chief Operating Officer, PSEG Power LLC	X		X	X
Jack A. Fusco	54	2008	President and Chief Executive Officer, Cheniere Energy, Inc.
John B. (Thad) Hill III	49	2014	President and Chief Executive Officer, Calpine Corporation
Michael W. Hofmann	58	2013	Retired Vice President and Chief Risk Officer, Koch Industries, Inc.	X	F	X
David C. Merritt	62	2006	Private Investor and Consultant	X	F, C
W. Benjamin Moreland	53	2008	Executive Vice Chairman, Crown Castle International Corp.	X	F
Robert A. Mosbacher, Jr.	65	2009	Chairman, Mosbacher Energy Company	X		C	X
Denise M. O’Leary	59	2008	Private Venture Capital Investor	X		X	C

AC	Audit Committee	F	Financial Expert
C	Chair	NGC	Nominating and Governance Committee
CC	Compensation Committee
Attendance
Each director nominee who was a director during 2016 attended at least 75% of the aggregate of all meetings of the Board of Directors and each committee on which he or she sits.
Item 2: Ratification of PwC as Auditor for 2017
As a matter of good corporate governance, we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2017. Set forth below is summary information with respect to PwC’s fees for services provided in 2016 and 2015 (in millions).

	2016	2015
Audit Fees	$6.2	$6.2
Tax Fees	—	0.1
Total	$6.2	$6.3
Item 3: Approve, on an Advisory Basis, Named Executive Officer Compensation
Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to our named executive officers as described in this proxy.
The Compensation Committee believes that the mix and structure of compensation for our executives strikes an appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The Compensation Committee believes that our executive compensation program also helps Calpine to recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the Company in creating value for our shareholders. The compensation objectives, principles and philosophies that govern the Company’s compensation decisions include:

•	Alignment with Shareholders’ Interests. Our long-term incentive awards are equity-based, linking a significant portion of our named executive officers’ pay to share price performance.

•
Pay for Performance. A significant portion of compensation for our named executive officers is linked to share price performance and the achievement of corporate operating and financial objectives which we believe drive shareholder value.

•
Emphasis on Performance over Time. The compensation program for our named executive officers is designed to minimize excessive short-term decision making and risk taking. The value of long-term incentives is substantially greater than the annual cash incentive bonus and our annual incentive plan limits the maximum cash incentive bonus that can be earned in a given year. The Compensation Committee also retains the discretionary power to reduce annual incentive awards below calculated values.

v

•
Recruitment, Retention and Motivation of Key Leadership Talent. We provide an appropriate combination of fixed and variable compensation designed not only to attract and motivate the most talented executives for Calpine, but also to encourage retention by vesting equity awards over three years.

Compensation Summary and Overview
Best Practices in Compensation Governance and Highlights of Recent Developments
We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions and changing regulatory requirements. Some of our significant practices, policies and recent modifications include:
Pay for Performance Alignment

•
Compensation Mix. In accordance with our pay for performance philosophy, a significant portion of the total compensation of our Chief Executive Officer and our other named executive officers is based on the Company’s performance.

•
Emphasis on Performance over Time. Also in accordance with our philosophy, the compensation program for our named executive officers is designed to minimize imprudent short-term decision making and risk taking and emphasize long-term performance.

•	Performance-Based Annual Incentive Awards. Our Calpine Incentive Plan (“CIP”) is 100% performance-based and uses multiple financial and operational performance measures.

•
Performance-Based Long-Term Incentives. Our 2016 long-term incentive program for the Company’s senior executives was designed to align the interests of our officers closely with those of our shareholders. It delivered 50% of the long-term incentive opportunity in the form of performance share units (“PSUs”) that are earned (or forfeited) based on the Company’s relative total shareholder return (“TSR”) performance over a three-year period, and the remaining 50% of the incentive opportunity in the form of restricted stock awards. After an extensive review in 2016, we rebalanced our long-term incentive awards to senior executives, focusing more directly on the Company’s absolute stock price performance. We delivered 30% of the long-term incentive opportunity in the form of stock options, 30% of the incentive opportunity in the form of performance units based on Calpine achieving absolute shareholder return thresholds and 40% of the incentive opportunity in the form of contingent restricted stock unit awards.

Limited Benefits and Perquisites

•	No Supplemental Retirement Benefits. Our named executive officers participate in retirement plan programs provided to all Calpine employees and do not receive special retirement plans or benefits.

•
Limited Perquisites. We offer a limited amount of perquisites and other personal benefits to our senior executives consistent with prevailing market practice and the Company’s overall compensation program. Perquisites do not constitute a material part of our compensation program.

Key Policies and Practices

•
Clawbacks. The employment agreement for Mr. Miller and the letter agreement for Mr. Hill provide for a three-year clawback related to any after-tax portion of income realized from the exercise of their respective sign-on options. The employment agreement for Mr. Hill also provides for a three-year clawback related to any after-tax portion of his annual cash incentive compensation in the event he commits a willful and intentional act which directly results in a material restatement of the Company’s earnings.

•
Stock Holding and Ownership Policy. Our stock ownership policy aligns the interests of senior executives with those of the Company’s shareholders by requiring all senior executives to maintain a stated level of stock ownership. Messrs. Miller and Hill are also required to hold shares equal to at least 50% of the after-tax proceeds of each exercise of their sign-on options until their employment with the Company terminates. In addition, pursuant to his employment agreement, Mr. Hill was initially required to hold shares equal to at least five times his base salary by the fifth anniversary of the effective date of his employment agreement. However, pursuant to our stock ownership policy, Mr. Hill is now required to hold shares equal to at least six times his base salary by January 1, 2020.

•	No Pledging of Shares. Our insider trading policy (which is applicable to all employees, including named executive officers) expressly prohibits hedging of Company shares.

•
Compensation Risk Assessment. Our Compensation Committee regularly determines the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. We believe that our compensation practices and policies do not encourage excessive or unnecessary risk taking.

•
Independent Compensation Consultant. The Compensation Committee utilizes the services of Meridian Compensation Partners, LLC, a national compensation consulting firm, as its independent compensation advisor.

•
No Excise Tax “Gross-ups”. Our named executive officers are not entitled to an excise tax gross-up payment in the event that any benefit or payment by the Company is determined to be subject to the excise tax imposed by Code Section 4999.

At the Company’s Annual Meeting of Shareholders held in May 2016, our shareholders were asked to approve the Company’s fiscal 2015 executive compensation programs. A substantial majority (96%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. As Calpine regularly engages shareholders to discuss a variety of aspects of our business and welcomes shareholder input and feedback, the “say-on-pay” vote serves as an additional tool to guide the Board and the Compensation Committee in ensuring alignment of

Calpine’s executive compensation programs with shareholder interests. We believe that these results reaffirm our shareholders’ support of the Company’s approach to executive compensation.
The Compensation Committee continues working to ensure that the design of the Company’s executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance and does not encourage imprudent short-term risks. The Compensation Committee also continues to use the “say-on-pay” vote as a guidepost for shareholder sentiment and believes it is critical to maintain and continually develop this program to promote ongoing shareholder engagement, communication and transparency.
Executive Compensation Elements
The primary elements of the 2016 executive compensation program are as follows:

Type	Purpose	Page Reference
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.	47
Annual Cash Incentives	Drive achievement of annual corporate goals including key financial and operating results and strategic goals that drive value for shareholders.	48
Long-Term Incentives	Align executive officers’ interests with the interests of shareholders by rewarding increases in the value of our share price.	49
Post-Employment Compensation	Assist executive officers and other eligible employees to prepare financially for retirement, to offer benefits that are competitive and tax-efficient, and to provide a benefits structure that allows for reasonable certainty of future costs. Help retain executive officers and certain other qualified employees, maintain a stable work environment and provide financial security in the event of a change in control or in the event of a termination of employment in connection with or without a change in control.	52

2016 Executive Compensation Summary
Set forth below is the 2016 compensation for each of our named executive officers.

					Non-Equity
				Stock	Incentive Plan	All Other
	Principal	Salary	Bonus	Awards	Compensation	Compensation	Total
Name	Position	($)	($)	($)	($)	($)	($)
John B. (Thad) Hill III	President and CEO	1,129,410	—	3,727,625	1,261,393	13,250	6,131,678
Zamir Rauf	EVP and CFO	630,173	—	1,376,402	574,306	13,250	2,594,131
W. Thaddeus Miller	EVP and CLO	870,228	—	1,873,382	781,671	48,250	3,573,531
W.G. (Trey) Griggs III	EVP and President, Calpine Retail	513,976	—	1,129,565	455,325	13,250	2,112,116
Charles M. Gates	EVP, Power Operations	356,713	200,000	902,067	425,029	13,250	1,897,059
2018 Annual Meeting
Deadline for shareholder proposals:    November 29, 2017
Item 4: Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on Named Executive Officer Compensation
Our Board of Directors recommends that shareholders cast a non-binding advisory vote for a “1 YEAR” frequency for the say-on-pay vote. In formulating this recommendation, the Board recognized that an annual advisory say-on-pay vote would provide the highest level of accountability and promote direct and immediate feedback by enabling the non-binding say-on-pay vote to correspond with the most recent named executive officer compensation information presented in our proxy statement. While Calpine’s executive compensation programs are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually and the Board believes that an annual advisory vote on executive compensation is consistent with Calpine’s practice of seeking timely input and engaging in frequent dialogue with our shareholders on corporate governance matters (including our practice of having all directors elected annually and providing shareholders the annual opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.
Item 5: Approve the Calpine Corporation 2017 Equity Incentive Plan
We are asking our shareholders to approve the Calpine Corporation 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”). If approved by the shareholders, the aggregate number of shares of common stock that would be authorized for issuance pursuant to the 2017 Equity Incentive Plan would be up to 23,387,615 shares (i.e., 23,000,000 shares plus up to an additional approximately 387,615 shares that remain available for issuance under the 2008 Equity Incentive Plan). The 2017 Equity Incentive Plan is designed to promote our long-term growth and profitability by (i) providing certain of our executive officers, employees and consultants of the Company and its affiliates with incentives to maximize shareholder value and otherwise contribute to our success and (ii) enabling us to attract, retain and reward the best available persons for positions of responsibility. After a review of the 2017 Equity Incentive Plan and the Company’s compensation policies by the Compensation Committee, with the assistance of the Compensation Committee’s independent compensation consultant, the Compensation Committee decided to recommend the 2017 Equity Incentive Plan to enable the Company to continue to grant stock-based awards to eligible executive officers, employees and consultants.
The 2017 Equity Incentive Plan includes key provisions designed to protect shareholders’ interests, promote effective corporate governance and reflect our commitment to best practices in corporate governance, including the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
No Repricing of Under-Water Options. The terms of the 2017 Equity Incentive Plan do not allow for the repricing of “under-water” stock options, including the cancellation and reissuance of new options in exchange for stock options whose strike price is above the then-current fair value of the Company’s stock.

•
No Dividends or Dividend Equivalents on Unearned Performance Share Units or Restricted Stock. Awards granted under the plan historically have generally prohibited the payment of dividends or dividend equivalents on awards where the vesting provisions or performance-based goals have not been satisfied.

•	“Double-Trigger” Change in Control Vesting. Awards granted pursuant to the 2017 Equity Incentive Plan will not automatically vest and pay out solely as a result of a change in control.

•
Fungible Share Counting. The pool of shares available for issuance under the 2017 Equity Incentive Plan is reduced by 2.22 shares for each share granted as a restricted stock, restricted stock unit or other full value award, and 1.0 share for each share granted as an option or stock appreciation right award.

•
No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2017 Equity Incentive Plan.

•
No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2017 Equity Incentive Plan are automatically replenished.

•	No Automatic Grants. The 2017 Equity Incentive Plan does not provide for automatic grants to any participant.

•	Minimum Vesting Requirements. The 2017 Equity Incentive Plan generally requires a minimum one-year vesting schedule for all awards.

•	Administered by an Independent Committee. The 2017 Equity Incentive Plan will be administered by the committee, which is made up entirely of independent directors.
The text of the proposed 2017 Equity Incentive Plan is set forth in Annex B hereto. Shareholders should read the 2017 Equity Incentive Plan for a full statement of its legal terms and conditions. If approved by the shareholders, the 2017 Equity Incentive Plan will become effective as of the date of such shareholder approval. If we do not obtain requisite shareholder approval of the 2017 Equity Incentive Plan, the Calpine Corporation 2008 Equity Incentive Plan will remain in effect until its expiration on January 31, 2018 in accordance with its terms.
Item 6: Approve the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors
We are asking our shareholders to approve the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors (the “2017 Director Plan”). If approved by the shareholders, the aggregate number of shares of common stock that would be authorized for issuance pursuant to the 2017 Director Plan would be up to 300,000 shares. The 2017 Director Plan is designed to attract and retain the services of highly qualified and talented non-employee directors, whose present and future contributions to the Company’s welfare, growth and combined business success will be of benefit to the Company.
The text of the proposed 2017 Director Plan is set forth in Annex C hereto. Shareholders should read the 2017 Director Plan for a full statement of its legal terms and conditions. If approved by shareholders, the 2017 Director Plan will become effective as of the day following the date of such shareholder approval. If we do not obtain requisite shareholder approval of the 2017 Director Plan, the 2008 Amended and Restated Director Incentive Plan (the “2008 Director Plan”) will remain in effect until its expiration on January 31, 2018 in accordance with its terms.
Item 7: Amendment and Restatement of the Company’s Bylaws to Adopt “Proxy Access” and to Implement Conforming Revisions to Related Procedures for Shareholders to Nominate Directors or Propose Other Matters for Consideration at Shareholder Meetings
Our Board recognizes that properly structured “proxy access” tailored to our shareholder makeup and crafted to include appropriate safeguards against potential abuse and opportunism would give our shareholders the ability to include their director nominees in our proxy materials for our annual meetings of shareholders, thereby promoting shareholder participation in director elections while potentially increasing the Board’s accountability and responsiveness to shareholders. Therefore, our Board of Directors recommends that shareholders approve the proposal to amend and restate the Company’s bylaws which will allow for eligible shareholder-nominated candidates to be include in proxy materials prepared for a shareholder meeting at which directors are to be elected. If approved, these “proxy access” provisions would vest eligible shareholders (or a group of up to 20 eligible shareholders) who meet certain conditions, including holding at least 3% of the Company’s outstanding capital stock continuously for at least three years, with the right to use the Company’s proxy statement to nominate, at each annual meeting, director candidates comprising up to 20% of the Board, but not less than two candidates. The Board also concluded that the conforming amendments to related procedures for shareholders to nominate directors or propose other matters for consideration at shareholder meetings, including various informational requirements related thereto, are necessary and advisable to ensure consistency among the various related provisions of the bylaws concerning shareholder proposals and nominations.

Item 8: Shareholder Proposal Regarding Annual Report on Lobbying Activities and Expenditures
Our Board of Directors recommends that shareholders vote against the shareholder proposal which would require the Company to prepare an annual report on lobbying activities and expenditures because this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions already exists.

CALPINE CORPORATION
717 Texas Avenue, Suite 1000
Houston, Texas 77002
PROXY STATEMENT
PROXY SOLICITATION AND VOTING INFORMATION
The Board of Directors (“Board” or “Board of Directors”) of Calpine Corporation (the “Company” or “Calpine”) solicits your proxy for our 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our corporate headquarters on May 10, 2017, at 8:00 a.m. (Central Time) at 717 Texas Avenue, 10th Floor, Houston, Texas 77002, and any adjournment or postponement of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Questions and Answers about the Annual Meeting and Voting
Why am I receiving these proxy materials?
The proxy materials include our Notice of Annual Meeting of Shareholders, proxy statement and 2016 annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instructions form for the Annual Meeting. Our Board of Directors has made these materials available to you in connection with the solicitation of proxies by the Board. The proxies will be used at our Annual Meeting, or any adjournment or postponement thereof. We made these materials available to shareholders beginning on or about March 29, 2017.
Our shareholders are invited to attend the Annual Meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the Internet or by telephone.
How can I access the proxy materials on the Internet?
In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are using the Internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) with instructions for accessing the proxy materials including the Notice of Annual Meeting of Shareholders, proxy statement and 2016 annual report, via the Internet and voting via the Internet or by telephone. The Notice was mailed on or about March 29, 2017. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com.
The Notice provides you with instructions regarding how to:

•	view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.
Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the effect of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Who can vote?
Only shareholders of record of our common stock at the close of business on March 13, 2017 (the “record date”), may vote, either in person or by proxy, at the Annual Meeting. On the record date, we had 361,008,055 shares of common stock outstanding. You are entitled to one vote on each matter properly brought before the Annual Meeting for each share of common stock that you owned on the record date. The shares of common stock held in our treasury, which are not considered outstanding, will not be voted.
How do I know if I am a beneficial owner of shares?
If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instructions form.” If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.
What am I voting on?
You will be voting on each of the following:

•	to elect nine directors to serve on our Board;

•	to ratify the selection of PwC to serve as our independent registered public accounting firm for the year ending December 31, 2017;

•	to approve, on an advisory basis, named executive officer compensation;

•	to approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation;

•	to approve the Calpine Corporation 2017 Equity Incentive Plan;

•	to approve the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors;

•
to amend and restate the Company’s bylaws to adopt “proxy access” and to implement conforming revisions to related procedures for shareholders to nominate directors or propose other matters for consideration at shareholder meetings;

•	to vote on a shareholder proposal regarding annual report on lobbying activities and expenditures, if properly introduced at the Annual Meeting; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
As of the date of this proxy statement, the Board knows of no other matters that will be brought before the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or over the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote for you.
How do I vote?
You may vote using one of the following methods:

•	Over the Internet. If you have access to the Internet, we encourage you to vote in this manner. Refer to your Notice for instructions on voting via the Internet and carefully follow the directions.

•
By telephone. You may vote by calling the toll-free telephone number listed on your proxy card or the voting instructions form. Refer to your Notice for instructions on voting by telephone and carefully follow the directions.

•	By mail. For those shareholders who request to receive a paper proxy card or voting instructions form in the mail, you may complete, sign and return the proxy card or voting instructions form.

•
In person at the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it with your ballot to be able to vote at the Annual Meeting. Even if you plan to be present at the Annual Meeting, we encourage you to vote your shares prior to the Annual Meeting date via the Internet, by telephone or by mail in order to record your vote promptly, as we believe voting this way is convenient.

Instructions for voting via the Internet, by telephone or by mail are also set forth on the proxy card or voting instructions form. Please follow the directions on these materials carefully.
Can I change my mind after I vote?
You may change your vote at any time before the polls close at the Annual Meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Time, on May 9, 2017

•	Giving timely written notice to the Corporate Secretary of our Company

•	Delivering a timely later-dated proxy

•	Voting in person at the Annual Meeting

If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting in person via legal proxy at the Annual Meeting.
How many votes must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of March 13, 2017, must be present at the Annual Meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	Vote via the Internet or by telephone

•	Return a properly executed proxy by mail (even if you do not provide voting instructions)

•	Attend the Annual Meeting and vote in person
Will my shares be voted if I do not provide my proxy?
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.
If your shares are held in the name of a brokerage firm or other nominee, under rules of the NYSE, your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current calendar year. If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted in connection with the selection of PwC as our independent public accounting firm for the current year, but will not count as a “FOR” vote for any other matter, including the election of directors.
What are broker non-votes?
A “broker non-vote” occurs when a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules.
What if I return my proxy but do not provide voting instructions?
If you hold your shares directly in your own name, and you sign and return your proxy card (including over the Internet or by telephone) but do not include voting instructions, your proxy will be voted as the Board recommends on each proposal.
What vote is required to adopt each of the proposals?
Each share of our common stock outstanding on the record date is entitled to one vote on each of the nine director nominees and one vote on each other matter.
Proposal 1. Election of Directors. Directors will be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a director nominee’s election must exceed 50 percent of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Our bylaws provide that any incumbent director whose reelection is not approved by a majority of votes cast will be required to promptly tender his or her resignation. Our Nominating and Governance Committee will consider the offer of resignation, taking into consideration any factors it deems appropriate and relevant, and recommend to the Board the action to be taken. The Board must take action on the recommendation within 90 days following certification of the shareholder vote. No director who tenders an offer of resignation may participate in the vote on the Nominating and Governance Committee’s recommendation or the Board’s determination of whether to accept the resignation offer. The Board will publicly disclose its decision, including, if applicable, the reasons for rejecting the resignation in a filing with the SEC or in a press release that is widely disseminated. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect in determining whether the required majority vote has been attained.

Proposal 2. Ratification of PwC as Auditor for 2017. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of PwC as the Company’s independent auditors for 2017. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of this vote, and therefore will have the same effect as a vote against the proposal.
Proposal 3. Advisory Resolution to Approve Named Executive Officer Compensation. Approval of the advisory resolution to approve named executive officer compensation requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation. Approval of the advisory resolution to approve the frequency of future advisory votes on named executive officer compensation requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
Proposal 5. Proposal to Approve the Calpine Corporation 2017 Equity Incentive Plan. Approval of the 2017 Equity Incentive Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. In addition, the NYSE listing standards require that the total votes cast on the proposal to approve the 2017 Equity Incentive Plan represent more than 50 percent of all the shares of the Company’s capital stock entitled to vote on this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this amendment. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.
Proposal 6. Proposal to Approve the Calpine Corporation 2017 Equity Compensation Plan For Non-Employee Directors. Approval of the 2017 Director Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. In addition, the NYSE listing standards require that the total votes cast on the proposal to approve the 2017 Director Plan represent more than 50 percent of all the shares of the Company’s capital stock entitled to vote on this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this amendment. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.
Proposal 7. Proposal to Approve an Amendment and Restatement of the Company’s Bylaws to Adopt “Proxy Access” and to Implement Conforming Revisions to Related Procedures for Shareholders to Nominate Directors or Propose Other Matters for Consideration at Shareholder Meetings. Approval of this proposal requires the affirmative vote of a majority of the shares outstanding (meaning that of the outstanding shares of common stock, a majority of them must be voted “for” the proposal for it to be approved). If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 8. Vote on a Shareholder Proposal Regarding Annual Report on Lobbying Activities and Expenditures. Approval of the shareholder proposal regarding disclosure of lobbying activities and expenditures requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.
When will the voting results be announced?
We will announce preliminary voting results at the Annual Meeting. We will report final results on our website at www.calpine.com and in a filing with the SEC on Form 8-K.

Annual Meeting Admission
Only shareholders and certain other permitted attendees may attend the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of the proxy statement. Please note that space limitations make it necessary to limit attendance to shareholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of Calpine Corporation stock ownership as of the record date, along with photo identification, will be required for admission. Beneficial owners of shares held in “street name” in an account at a brokerage firm, bank, broker-dealer or other similar organization will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.
Expenses of Solicitation
We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by us.
Householding
To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our 2016 annual report and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the 2016 annual report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, attention: Investor Relations, or call us at (713) 830-2000.
Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may appear throughout this proxy statement, including without limitation, the “Compensation Discussion and Analysis” section. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions to identify forward-looking statements. Such statements include, among others, assumptions, expectations, predictions, intentions or beliefs about future events. We believe that the forward-looking statements are based upon reasonable assumptions and expectations. However, you are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Risk factors that could materially affect future actual results are discussed in our 2016 Annual Report on Form 10-K. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this document. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Election as Directors
Upon recommendation of our Nominating and Governance Committee, our Board has nominated nine directors to serve on our Board of Directors until the 2018 Annual Meeting of Shareholders and until their successors have been elected and qualified. All nine nominees listed below currently serve on our Board of Directors; eight of the nine nominees are non-management directors. John B. (Thad) Hill III serves as the President and Chief Executive Officer. The size of our Board is currently set at nine members.

If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, the persons named as proxy holders will vote your proxy for the election of such substitute candidate as may be designated by the Board of Directors in accordance with Article III of our bylaws to fill the vacancy. The Board of Directors has no reason to believe any of the nominees will be unable or unwilling to serve if elected.
Our bylaws provide that, in an uncontested election, each director will be elected by a majority of the votes cast, which means that the number of votes cast “FOR” a director nominee’s election must exceed 50 percent of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. In addition, our bylaws provide that any incumbent director whose reelection is not approved by a majority of votes cast will be required to promptly tender his or her resignation. Our Nominating and Governance Committee will consider the offer of resignation, taking into consideration any factors it deems appropriate and relevant, and recommend to the Board the action to be taken. The Board must take action on the recommendation within 90 days following certification of the shareholder vote. No director who tenders an offer of resignation may participate in the vote on the Nominating and Governance Committee’s recommendation or the Board’s determination of whether to accept the resignation offer. The Board will publicly disclose its decision, including, if applicable, the reasons for rejecting the resignation in a filing with the SEC or in a press release that is widely disseminated. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect in determining whether the required majority vote has been attained.
The Board of Directors recommends you vote “FOR” each of the nominees described below.
Set forth in the table below is a list of our director nominees, together with certain biographical information, including their ages as of the date of this proxy statement.

Name	Age	Principal Occupation
Mary L. Brlas	59	Retired Chief Financial Officer, Newmont Mining Corporation
Frank Cassidy	70	Retired President and Chief Operating Officer, PSEG Power LLC
Jack A. Fusco	54	President and Chief Executive Officer, Cheniere Energy, Inc.
John B. (Thad) Hill III	49	President and Chief Executive Officer, Calpine Corporation
Michael W. Hofmann	58	Retired Vice President and Chief Risk Officer, Koch Industries, Inc.
David C. Merritt	62	Private Investor and Consultant
W. Benjamin Moreland	53	Executive Vice Chairman, Crown Castle International Corp.
Robert A. Mosbacher, Jr.	65	Chairman, Mosbacher Energy Company
Denise M. O’Leary	59	Private Venture Capital Investor
Mary L. Brlas became a director of the Company on August 10, 2016. Ms. Brlas served as Executive Vice President and Chief Financial Officer of Newmont Mining Corporation from September 2013 to her retirement in October 2016. From 2006 through July 2013, she served in various executive-level positions at Cliffs Natural Resources, Inc., the largest producer of iron ore pellets in North America, most recently as Executive Vice President and President of Global Operations. Prior to that Ms. Brlas served as Senior Vice President and Chief Financial Officer of STERIS plc, a provider of healthcare products, from 2000 through 2006. From 1995 through 2000, Ms. Brlas held various positions with OfficeMax, Inc., most recently as Senior Vice President and Corporate Controller. Ms. Brlas has served on the board of directors at Perrigo Company plc, a leading global healthcare supplier, since August 2003 and was appointed chairman of the board in April 2016. Ms. Brlas also served as a director for Nova Chemicals Corporation from September 2008 to July 2009. Ms. Brlas obtained a Bachelor of Science degree in Business Administration from Youngstown State University and is a Certified Public Accountant and Certified Management Accountant. Ms. Brlas is a member of the Audit Committee. Ms. Brlas’ extensive executive experience, most recently as chief financial officer of a publicly traded company, and her experience on boards of other companies, including serving as chairman of the board of a publicly traded company, provide her with strong insight, particularly with regard to finance, accounting, operations and corporate governance, and make her a valuable member of our Board and of our Audit Committee.
Frank Cassidy became a director of the Company on January 31, 2008 and became Chairman of the Board of Directors in May 2016 after serving as lead independent director since May 2014. From 1969 to his retirement in 2007, Mr. Cassidy was employed at Public Service Enterprise Group, Inc. (“PSEG”), an energy and energy services company. From 1999 to 2007, Mr. Cassidy served as President and Chief Operating Officer of PSEG Power LLC, the wholesale energy subsidiary of PSEG. From 1996 to 1999, Mr. Cassidy was President and Chief Executive Officer of PSEG Energy Technologies, Inc. Prior to 1996, Mr. Cassidy held various positions of increasing responsibility at the Public Service Electric and Gas Company. Mr. Cassidy obtained a Bachelor of Science degree in Electrical Engineering from the New Jersey Institute of Technology and a Master of Business Administration degree from Rutgers University. Mr. Cassidy is a member of the Compensation Committee and Nominating and Governance Committee. Mr. Cassidy’s approximately 40 years of diversified experience in the power generation and energy industries in various positions of increasing responsibility with PSEG provide him with strong insight, particularly with regard to power operations, power sector strategy, management and corporate governance matters, and make him a qualified Chairman of our Board and an effective member of our Compensation Committee and Nominating and Governance Committee.
Jack A. Fusco became a director of the Company on August 10, 2008. He currently serves as Director, President and Chief Executive Officer of Cheniere Energy, Inc. since May 2016. He previously served as Executive Chairman of the Company’s Board of Directors from May 2014 to May 2016. From August 2008 to May 2014, Mr. Fusco served as Chief Executive Officer of the Company and as President from August 2008 to December 2012. From July 2004 to February 2006, Mr. Fusco served as the Chairman and Chief Executive Officer of Texas Genco LLC. From 2002 through July 2004, Mr. Fusco was an exclusive energy investment advisor for Texas Pacific Group. From November 1998 until February 2002, he served as President and Chief Executive Officer of Orion Power Holdings, Inc. Prior to his founding of Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of Goldman, Sachs & Co. Prior to joining Goldman Sachs, Mr. Fusco was employed by Pacific Gas & Electric Company or its affiliates in various engineering and management roles for approximately 13 years. Mr. Fusco obtained a Bachelor of Science degree in Mechanical Engineering from California State University, Sacramento. Mr. Fusco served as a director on the board of Foster Wheeler Ltd., a global engineering and construction contractor and power equipment supplier, until February 2009 and Graphics Packaging Holdings, a paper and packaging company, until 2008. Mr. Fusco’s more than 30 years of experience in the power industry, including as former Chief Executive Officer of three independent power companies, including Calpine, provide him with strong insight, particularly with regard to commercial and power operations, power sector strategy, commodities and management matters and make Mr. Fusco a valuable and effective member of our Board.
John B. (Thad) Hill III became a director of the Company and has served as our President and Chief Executive Officer since May 14, 2014. He previously served as our President and Chief Operating Officer from December 2012, as our Executive Vice President and Chief Operating Officer from November 2010 to December 2012 and as our Executive Vice President and Chief Commercial Officer from September 2008 to November 2010. Prior to joining the Company, Mr. Hill served as Executive Vice President of NRG Energy, Inc. from February 2006 to September 2008 and President of NRG Texas LLC from December 2006 to September 2008. Prior to joining NRG Energy, Inc., Mr. Hill was Executive Vice President of Strategy and Business Development at Texas Genco LLC from 2005 to 2006. From 1995 to 2005, Mr. Hill was with Boston Consulting Group, Inc., where he rose to Partner and Managing Director and led the North American energy practice, serving companies in the power and natural gas sectors with a focus on commercial and strategic issues. Mr. Hill received his Bachelor of Arts degree from Vanderbilt University and a Master of Business Administration degree from the Amos Tuck School of Dartmouth College. Mr. Hill’s expertise in the power sector, power operations and energy commodities along with his knowledge of the Company’s day-to-day operations and overall strategic plan make him a valuable member of our Board.
Michael W. Hofmann became a director of the Company on May 10, 2013. From 1991 until his retirement in 2012, Mr. Hofmann was employed in various capacities at Koch Industries, Inc. (“Koch”), one of the largest private companies in America active in refining, chemicals and biofuels; forest and consumer products; fertilizers; polymers and fibers; process and pollution control equipment and technologies; commodity trading and services; minerals; ranching; and investments. From 2005 until 2012, Mr. Hofmann served as Vice President and Chief Risk Officer at Koch and also held the position of Chief Risk Officer since 2000 after serving as Chief Market Risk Officer during 1999. Prior to 1999, Mr. Hofmann held various positions of increasing responsibility at Koch, including in its commodity trading operations. Before joining Koch, he had a seven-year audit career with KPMG Peat Marwick. Mr. Hofmann previously served as a member of the economic advisory council for the Federal Reserve Bank of Kansas City and as a member of the Board of Trustees of the Global Association of Risk Professionals, a globally recognized membership association for risk managers. Mr. Hofmann obtained a Master of Business Administration degree as well as a Bachelor of Business Administration degree in Accounting from Wichita State University. He is a Certified Public Accountant and National Association of Corporate Director Board Leadership Fellow. Mr. Hofmann’s knowledge and expertise in enterprise risk management and commodity trading operations developed during his 21 years at Koch provide him with strong insight, particularly with regard to strategy, commodities, finance and valuation matters and make him a valuable member of our Board and of our Audit Committee and Compensation Committee.
David C. Merritt became a director of the Company on February 8, 2006. Mr. Merritt is a private investor and consultant and previously served as Senior Vice President and Chief Financial Officer of iCRETE LLC from October 2007 to March 12, 2009. Mr. Merritt was an audit and consulting partner of KPMG LLP from 1985 to 1999. Mr. Merritt also serves as a director of Taylor Morrison Home Corporation, where he serves as a member of the audit committee, and Charter Communications, Inc., where he serves as chairman of the audit committee. Mr. Merritt obtained a Bachelor of Science degree in Business and Accounting from California State University, Northridge. Mr. Merritt’s knowledge and expertise in accounting developed during his 14 years as a partner in a major accounting firm and his service on other boards of directors, including as chairman of other board audit committees provide him with strong insight, particularly with regard to accounting and financial matters, and make him a valuable member of our Board and an effective Chairman of our Audit Committee.
W. Benjamin Moreland became a director of the Company on January 31, 2008. Mr. Moreland currently serves as Executive Vice Chairman of Crown Castle International Corp., a provider of wireless communications infrastructure in Puerto Rico and the

United States, and, prior to that, as President and Chief Executive Officer from July 2008 to May 2016 and Executive Vice President and Chief Financial Officer since 2000. Mr. Moreland is also a director at Crown Castle International. Prior to joining Crown Castle International in 1999, he held various positions in corporate finance and real estate investment banking with Chase Manhattan Bank from 1984 to 1999. He is also a director of Monogram Residential Trust, Inc., where he serves as a member of the audit committee. Mr. Moreland obtained a Bachelor of Business Administration degree from the University of Texas and a Master of Business Administration degree from the University of Houston. Mr. Moreland is a member of the Audit Committee. Mr. Moreland’s successful leadership and executive experience as an Executive Vice Chairman, Chief Executive Officer and Chief Financial Officer provide him with strong insight, particularly with regard to finance, equity markets, valuation and management matters, and make him a valuable member of our Board and of our Audit Committee.
Robert A. Mosbacher, Jr. became a director of the Company on February 11, 2009. Mr. Mosbacher is the Chairman of Mosbacher Energy Company, a privately-held independent oil and gas exploration and production company located in Houston, Texas. Prior to that, Mr. Mosbacher was appointed by President George W. Bush in 2005 as the President and Chief Executive Officer of the Overseas Private Investment Corporation (“OPIC”), an independent U.S. government agency that helps small, medium and large American businesses expand into developing nations and emerging markets around the globe; he served in that position through January 2009. From 1986 until 2005, he served as President and Chief Executive Officer of Mosbacher Energy Company. From 1995 to 2003, Mr. Mosbacher also served as Vice Chairman of Mosbacher Power Group LLC. From August 1999 to October 2005, Mr. Mosbacher served as a Director of the Devon Energy Corporation. He also served on Devon’s Compensation Committee from June 2003 to October 2005. In April 2009, Mr. Mosbacher resumed his role as a director of Devon, and in June 2009 he resumed his role as a member of Devon’s Compensation Committee and currently serves as Chairman of the Governance Committee. Mr. Mosbacher obtained a Bachelor of Arts degree in Political Science from Georgetown University and a Juris Doctorate from Southern Methodist University. Mr. Mosbacher is Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Mosbacher’s extensive and varied management experience in the energy sector including natural gas and independent power generation, his experience with the Federal government at OPIC, and his service as a member of other boards and board committees provide him with strong insight, particularly with regard to energy, management and government and community relations matters, and make him a valuable member of our Board and of our Nominating and Governance Committee, in addition to being an effective Chairman of our Compensation Committee.
Denise M. O’Leary became a director of the Company on January 31, 2008. Since 1996, she has been a private venture capital investor in a variety of early stage companies. From 1983 to 1996, Ms. O’Leary was an associate, then general partner, at Menlo Ventures, a venture capital firm providing long-term capital and management services to development stage companies. From 2002 to 2006, Ms. O’Leary was a member of the Board of Directors of Chiron Corporation, at which time the company was sold to Novartis AG. Previously a director of U.S. Airways Group Inc., Ms. O’Leary became a director of American Airlines Group Inc. in December 2013 upon the completion of the merger of the two airlines and American Airlines’ emergence from bankruptcy. She is also a director of Medtronic plc., where she serves as a member of the Compensation Committee. She obtained a Bachelor of Science degree in Industrial Engineering from Stanford University and obtained a Master of Business Administration degree from Harvard Business School. Ms. O’Leary’s knowledge and understanding of capital markets as a result of her experiences as a venture capital investor as well as her experience serving as a director and member of committees of other boards of directors provide her with strong insight, particularly with regard to corporate governance, ethics and financial matters, and make her a valuable member of our Board and our Compensation Committee, in addition to being an effective Chair of our Nominating and Governance Committee.
BOARD MEETINGS AND BOARD COMMITTEE INFORMATION
Meetings
During 2016, the Board of Directors held four meetings. In 2016, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served. It is our policy that all members of our Board attend our Annual Meetings of Shareholders. Each director attended our 2016 Annual Meeting. From time to time, the Board may create special committees to address specific matters such as financial or corporate transactions. During 2016, the Board held eleven special meetings to address various ad hoc corporate matters.
Committees and Committee Charters
Our Board of Directors has established the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The charter of each of these committees is available on our website at investor.calpine.com/investor-relations/corporate-governance/governance-documents/default.aspx. You may also request printed copies of the charter(s) by sending a written request to our Corporate Secretary at the address set forth on the cover of this proxy statement.

The following table identifies the current members of our Board serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Mary L. Brlas	X	—	—
Frank Cassidy	—	X	X
Jack A. Fusco	—	—	—
John B. (Thad) Hill III	—	—	—
Michael W. Hofmann	X	X	—
David C. Merritt	Chair	—	—
W. Benjamin Moreland	X	—	—
Robert A. Mosbacher, Jr.	—	Chair	X
Denise M. O’Leary	—	X	Chair
Audit Committee
The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. In 2016, the Audit Committee held eight meetings.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare an audit report, to perform other audits, and to perform review or attest services for us. The independent registered public accounting firm reports directly to the Audit Committee. Annually, the Audit Committee recommends that the Board request shareholder ratification of the appointment of the independent registered public accounting firm. The Audit Committee also has direct responsibility to retain, evaluate and, when appropriate, to terminate the independent registered public accounting firm. The Audit Committee is also responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accounting firm.
The Audit Committee acts on behalf of the Board in monitoring and overseeing the performance of our internal audit function and interacts directly with our Chief Accounting Officer. The Audit Committee also oversees the operation of our internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of our independent registered public accounting firm. The Audit Committee is also responsible for determining whether any waiver of our Code of Conduct will be permitted, and for reviewing and determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in “Report of the Audit Committee” and the Audit Committee charter.
The Board of Directors has determined that the Audit Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards and the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each member of the Audit Committee has sufficient knowledge and understanding of the Company’s financial statements to serve on the Audit Committee and is financially literate within the meaning of the NYSE listing standards as interpreted by the Board. The Board has further determined that each member of the Audit Committee satisfies the definition of “audit committee financial expert” as defined under the federal securities laws.
Compensation Committee
The Compensation Committee meets a minimum of four times a year and holds additional meetings as it deems necessary to perform its responsibilities. In 2016, the Compensation Committee held four meetings.
The Compensation Committee has authority to review and approve total compensation, including determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers. The Compensation Committee is responsible for administering our equity plans, including reviewing and granting equity awards to our executive officers. It also establishes and evaluates the achievement of any related performance goals. The Compensation Committee’s recommendations concerning equity plans are subject to approval by our entire Board.
The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation level on the basis of its evaluation. While the Compensation

Committee has overall responsibility for executive compensation matters, as specified in its charter, the Compensation Committee reports its preliminary conclusions with respect to the performance evaluation and compensation decisions regarding our Chief Executive Officer to the other independent directors of our Board in executive session and solicits their input prior to finalizing its conclusions.
The Compensation Committee is also generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the position of Chief Executive Officer and our diversity and inclusion programs.
The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee.
As further described in the Compensation Discussion and Analysis section of this proxy statement, our management provides information, analysis and recommendations for the Compensation Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management may participate in the decision-making process with respect to his or her own compensation. The Compensation Discussion and Analysis discusses the role of our Chief Executive Officer in determining or recommending the amount and form of executive compensation. In addition, the Compensation Discussion and Analysis addresses the role of management and of the Compensation Committee’s independent compensation advisor, Meridian Compensation Partners, LLC, in determining and recommending executive compensation. The responsibilities and activities of the Compensation Committee are further described under “Compensation Discussion and Analysis” and “Report of the Compensation Committee” and in the Compensation Committee charter.
Our Board of Directors has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, including the additional independence requirements applicable to the members of a compensation committee.
Nominating and Governance Committee and Director Nominations
The Nominating and Governance Committee meets a minimum of four times a year and holds such additional meetings as it deems necessary to perform its responsibilities. In 2016, the Nominating and Governance Committee held four meetings.
The Nominating and Governance Committee’s principal responsibilities are to assist the Board in reviewing and identifying individuals qualified to become Board members, consistent with the criteria established by the Board for director candidates, to recommend to the Board nominees for directors for the next Annual Meeting of Shareholders and to fill vacancies on the Board.
In carrying out its responsibilities, the Nominating and Governance Committee considers proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the chairman of the Nominating and Governance Committee, c/o Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. When considering a person to be recommended for nomination as a director, the Nominating and Governance Committee evaluates, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board (in all aspects of that term) and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations). Nominees proposed by the Company’s shareholders are evaluated and considered in the same manner as a nominee recommended by a Board member, management, search firm or other source.
The Nominating and Governance Committee has no specific policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes this diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for re-election, the Nominating and Governance Committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor, the individual’s satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board.
The Nominating and Governance Committee also oversees evaluations of the Board and committees of the Board and, unless performed by the Compensation Committee, our senior managers.

Finally, the Nominating and Governance Committee has the responsibility to develop and recommend to the Board a set of corporate governance guidelines and propose changes to such guidelines from time to time as may be appropriate. See “Corporate Governance Matters — Corporate Governance Guidelines.” The responsibilities and activities of the Nominating and Governance Committee are further described in the Nominating and Governance Committee charter.
Our Board of Directors has determined that the Nominating and Governance Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards.
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee (whose names appear under “— Report of the Compensation Committee”) is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.
REPORT OF THE AUDIT COMMITTEE
On behalf of the Board of Directors of Calpine Corporation (the “Company”), the Audit Committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. Management has the primary responsibility for the Company’s financial statements and financial reporting process, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.
Consistent with its oversight responsibility, the Audit Committee has reviewed and discussed with management and its independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2016, and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting as of December 31, 2016.
The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the independent registered public accounting firm their independence from the Company and its management, and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.
The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2016, be included in its annual report on Form 10-K for the fiscal year then ended. The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm and has asked the shareholders to ratify the selection.
David C. Merritt (Chair)
Mary L. Brlas
Michael W. Hofmann
W. Benjamin Moreland
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

CORPORATE GOVERNANCE MATTERS
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities of and independence standards applicable to our directors. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses of non-management directors, communications between shareholders and directors, Board committee structures and assignments and review and approval of related person transactions. A copy of our Corporate Governance Guidelines is available on our website at investor.calpine.com/investor-relations/corporate-governance/governance-documents/default.aspx. You may also request a printed copy of the guidelines free of charge by sending a written request to our Corporate Secretary at the address on the cover of this proxy statement.
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.
At present, the Board believes that the interests of Calpine and its shareholders would be better served by separating the positions of Chief Executive Officer and Chairman of the Board and has elected to separate the two roles as our current leadership structure promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis. Nevertheless, the Board recognizes that it is important to retain the organizational flexibility to determine whether the roles of the Chairman of the Board and Chief Executive Officer should be separated or combined in one individual. The Board periodically evaluates whether the Board leadership structure should be changed in light of specific circumstances applicable to us.
In accordance with his employment agreement, Mr. Fusco’s term as Executive Chairman expired on May 11, 2016, since which date he has served as a non-employee member of the Board. Because Mr. Fusco was an employee of the Company within the last three years, he was not and is not currently an independent director. The Board had previously appointed Mr. Cassidy to serve as Lead Director until the expiration of Mr. Fusco’s tenure as Executive Chairman. Mr. Cassidy has served as the Chairman of the Board since May 11, 2016.
Director Independence
Our independent directors are: Mary L. Brlas, Frank Cassidy, Michael W. Hofmann, David C. Merritt, W. Benjamin Moreland, Robert A. Mosbacher, Jr. and Denise M. O’Leary. Therefore, the Board has satisfied its objective as set forth in the Corporate Governance Guidelines to have at least two-thirds of the Board consist of independent directors, as well as NYSE listing standards requiring that at least a majority of the Board consist of independent directors.
For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board considers the following transactions, relationships and arrangements in determining director independence in accordance with our Corporate Governance Guidelines. Under these guidelines, a member of the Board of Directors may be considered independent if such member:

•	has not been employed by the Company within the last three years (other than as interim Chairman of the Board of Directors or interim Chief Executive Officer);

•	does not have an immediate family member who is, or has been, employed by the Company as an executive officer within the last three years;

•
has not received, and does not have an immediate family member who has received, more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years, other than for services as a member of the Board of Directors or compensation for prior service (including pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); provided that, compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer need not be considered in determining independence under this test; provided further that, compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

•
(i) is not a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) does not have an immediate family member who is a current partner of a firm that is the Company’s internal or external auditor; (iii) does not have an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; and (iv) is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on Company’s audit within such time;

•
is not, and has not been within the last three years, and does not have an immediate family member who is, or has been within the last three years, employed as an executive officer of a public company where any of the Company’s present executive officers at the same time serves or served as a member of such public company’s compensation committee;

•
is not, and has not been within the last three years, an employee of a significant customer or supplier of the Company, including any company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, and does not have an immediate family member who is, or has been within the last three years, an executive officer of such a significant customer or supplier; provided that contributions to not- for-profit organizations shall not be considered payments for purposes of this test;

•	has not had any of the relationships described above with any affiliate of the Company; and

•	has no other material relationship, which, in the business judgment of the Board of Directors, would impair his or her ability to exercise independent judgment.
Notwithstanding the foregoing, each member of the Board of Directors must meet any mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by any exchange or market on which our common stock is listed and any other laws and regulations applicable to us. Each member of the Board of Directors is required to promptly advise the Chairman of the Board (or the Lead Director if one has been appointed as described below) and the Nominating and Governance Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by any applicable exchange or market, any other laws and regulations or these guidelines, including such member’s independence.
In reaching its determinations, the Board reviewed the categorical standards listed above, the corporate governance rules of the NYSE and the individual circumstances of each director and determined that each of the directors identified above as independent satisfied each standard.
Code of Conduct and Ethics
Our Code of Conduct and Corporate Governance Guidelines regulate related party transactions and apply to all directors, officers and employees. The Code of Conduct requires that each individual deal fairly, honestly and constructively with governmental and regulatory bodies, customers, suppliers and competitors. It prohibits any individual’s taking unfair advantage through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. Further, it imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. If any question as to a potential conflict of interest arises, employees are directed to notify their supervisors and the Chief Legal Officer and, in the case of directors and the Chief Executive Officer, the Audit Committee of our Board of Directors. We require our executives to comply with our Code of Conduct as a condition of employment.
Our Code of Conduct also prohibits directors, officers and employees from competing with us, using Company property or information, or such employee’s position, for personal gain, and taking corporate opportunities for personal gain. Waivers of our Code of Conduct must be explicit. The director, officer or employee seeking a waiver must provide his supervisor and the Chief Legal Officer with all pertinent information and, if the Chief Legal Officer recommends approval of a waiver, it shall present such information and the recommendation to the Audit Committee of our Board of Directors. A waiver may only be granted if (i) the Audit Committee is satisfied that all relevant information has been provided and (ii) adequate controls have been instituted to assure that the interests of the Company remain protected. In the case of our Chief Executive Officer and our directors, any waiver must also be approved by both the Audit Committee and the Nominating and Governance Committee. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including posting on our website, as soon as practicable. We granted no waivers under our Code of Conduct in 2016. Our Code of Conduct is posted on our website at investor.calpine.com/investor-relations/corporate-governance/governance-documents/default.aspx. We intend to post any amendments to and any waivers of our Code of Conduct on our website within four business days.
Business Relationships and Related Person Transactions Policy
We have adopted a written policy regarding approval requirements for related person transactions. Under our related person transactions policy, our Chief Legal Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the relevant facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. Under our policy, transactions (i) that involve directors, director nominees, executive officers, significant shareholders or other “related persons” in which the Company is or will be a participant and (ii) of the type that must be disclosed under the SEC’s rules must be referred by the Chief Legal Officer to our Audit Committee for the purpose of determining whether such transactions are in the best interests of the Company. Under our policy, it is the responsibility of the individual directors, director nominees, executive officers and holders of five percent or more of the Company’s common stock to promptly report to our Chief Legal Officer all proposed or existing transactions in which the Company and they, or any related person of theirs, are parties or participants. The Chief Legal Officer (or the Chief Executive Officer, in the event the transaction in question involves the Chief Legal Officer or a related person of the Chief Legal Officer) is then required to furnish to the Chairman of the Audit Committee reports relating to any transaction that, in the Chief Legal Officer’s judgment, may require reporting pursuant to the SEC’s rules or may otherwise be the type of transaction that should be brought to the attention of the Audit Committee. The Audit Committee considers material facts and circumstances concerning the transaction in question, consults with counsel and other advisors as it deems advisable and makes a determination or recommendation to the Board of Directors and appropriate officers of the Company with respect to the transaction in question. In its review, the Audit Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, the relative importance of the transaction to the related person, the relative importance of the transaction to the Company and any other matters deemed important or relevant. Upon receipt of the Audit Committee’s recommendation, the Board of Directors or officers take such action as deemed appropriate in light of their respective responsibilities under applicable laws and regulations.
Chairman/Lead Director, Executive Sessions of Independent Directors and Communications with the Board
Our Corporate Governance Guidelines provide that a Chairman will be selected annually by a majority of the entire Board of Directors. The Chairman is to be selected from among the management and non-management members of the Board of Directors, including the Chief Executive Officer, provided that, if the Board of Directors determines that it is appropriate to have, and selects, a Chairman that is not independent, the Board of Directors shall select a Lead Director from among the members of the Board of Directors who are determined by the Board of Directors to be independent and who have served a minimum of one year as a director. If the Lead Director is not present at any meeting of the Board of Directors, a majority of the independent members of the Board of Directors present will select an independent member of the Board of Directors to act as Lead Director for the purpose and duration of such meeting. The Chairman and the Lead Director, if any, have such clearly delineated duties and responsibilities as set forth in our Corporate Governance Guidelines. In accordance with his employment agreement, Mr. Fusco’s term as Executive Chairman expired on May 11, 2016, since which date he has served as a non-employee member of the Board. Because Mr. Fusco was an employee of the Company within the last three years, he was not and is not currently an independent director. The Board had previously appointed Mr. Cassidy to serve as Lead Director until the expiration of Mr. Fusco’s tenure as Executive Chairman. Mr. Cassidy has served as the Chairman of the Board since May 11, 2016.
Under our Corporate Governance Guidelines, non-management directors hold an executive session without management at each regularly scheduled Board meeting. Our Corporate Governance Guidelines also require that, at least once each year, the independent members of the Board of Directors meet in executive session. The Chairman, or, if the Chairman is not an independent director, the Lead Director, presides over all of the executive sessions.
A majority of our independent directors has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by shareholders and other interested persons to our Board of Directors. Such communications may be addressed to:
Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
Attn: Corporate Secretary
Interested parties may also send communications by e-mail addressed to the Board, individual director(s) or committee (s) at Board_of_Directors@calpine.com.
Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board, a committee or any individual director. If, upon opening any correspondence, the Corporate Secretary determines that it contains materials unrelated to the business or operations of the Company or to the Board’s functions, including magazines, solicitations or advertisements, the contents may be discarded.
Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman (or Lead Director) by letter to the above address, marked for the attention of the Chairman or Lead Director, as applicable. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.
The Board’s Role in Risk Oversight
In the normal course of its business, Calpine is exposed to a variety of risks, including (i) financial risks relating to changes in commodity prices and interest rates, (ii) operational risks, including risks of changing technology affecting the Company’s resource base, governmental policy decisions, and increasing competition from renewable sources of power generation, (iii) legislative and regulatory risks, including those related to climate change and air emissions, and (iv) general economic, credit and investment risks. For a complete description of the risk factors associated with our business, see Part I, Item 1A “Risk Factors” of our 2016 Annual Report on Form 10-K.
The full Board of Directors oversees the Company’s risk management policies with an emphasis on understanding the key enterprise risks affecting the Company’s business. In addition, the Board monitors the ways in which the Company attempts to prudently minimize risks, to the extent reasonably practicable and consistent with the Company’s long-term strategies.
The Company has a Risk Management Committee, chaired by the Chief Risk Officer, comprised of key operating, finance, legal and control executives. The committee meets throughout the year to review risk exposures and controls. At least annually, the Chief Risk Officer presents a comprehensive review of the Company’s corporate risk policy to the full Board of Directors, discussing the risk control organization and risk control practices. The full Board of Directors also receives updates at other meetings during the year on any particular matters relating to risk controls that management believes need to be brought to the attention of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 13, 2017, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of March 13, 2017, as a group. Unless otherwise stated, the address of each named executive officer and director is c/o Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002.

Name	Common Shares Beneficially Owned(1)	Shares Individuals Have the Right to Acquire Within 60 Days	Total Number of Shares Beneficially Owned(1)	Percent of Class
Hotchkis & Wiley Capital Management, LLC(2)	42,518,410	—	42,518,410	11.8%
SailingStone Capital Partners LLC(3)	37,028,214	—	37,028,214	10.3%
The Vanguard Group(4)	28,204,288	—	28,204,288	7.8%
BlackRock Inc.(5)	19,015,509	—	19,015,509	5.3%
John B. (Thad) Hill III(6)	606,525	400,000	1,006,525	*
Zamir Rauf(7)	174,070	502,566	676,636	*
W. Thaddeus Miller(8)	515,725	100,000	615,725	*
W.G. (Trey) Griggs III(9)	87,639	—	87,639	*
Charles M. Gates(10)	29,850	—	29,850	*
Mary L. Brlas(11)	—	5,995	5,995	*
Frank Cassidy(12) (13)	34,295	20,304	54,599	*
Michael W. Hofmann(12)	20,000	20,304	40,304	*
Jack A. Fusco(14)	949,525	300,000	1,249,525	*
David C. Merritt(12)	24,602	26,671	51,273	*
W. Benjamin Moreland(12)	94,620	6,653	101,273	*
Robert A. Mosbacher, Jr.(12)	16,591	6,653	23,244	*
Denise M. O’Leary(12)	38,253	13,020	51,273	*
All executive officers and directors as a group (16 persons)	2,733,179	1,561,998	4,295,177	1.2%
_____________

*	The percentage of shares beneficially owned by such director or named executive officer does not exceed one percent of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options, warrants or rights or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within the next 60 days are deemed beneficially owned by the beneficial owner of such options, warrants or rights or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. A total of 361,008,055 shares of common stock are considered to be outstanding on March 13, 2017, calculated pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act.

(2)
According to filings made with the SEC, Hotchkis & Wiley Capital Management, LLC (“HWCM”) possesses sole voting power over 26,465,748 shares and sole dispositive power over 42,518,410 shares. According to filings made with the SEC, the principal business address of HWCM is 725 S. Figueroa Street 39th Floor, Los Angeles, CA 90017. HWCM may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by HWCM.

(3)	According to filings made with the SEC, SailingStone Capital Partners LLC (“SailingStone”) possesses shared voting and dispositive power over such shares with the following reporting persons:

Reporting Person	Number of Shares with Sole Voting and Dispositive Power	Number of Shares with Shared Voting and Dispositive Power	Aggregate Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
SailingStone Holdings LLC	—	37,028,214	37,028,214	10.3%
MacKenzie B. Davis	—	37,028,214	37,028,214	10.3%
Kenneth L. Settles Jr.	—	37,028,214	37,028,214	10.3%
According to filings made with the SEC, the principal business address of SailingStone is One California Street, 30th Floor, San Francisco, CA 94111. SailingStone may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by SailingStone.

(4)
According to filings made with the SEC, The Vanguard Group (“Vanguard”) possesses sole voting power over 285,435 shares, sole dispositive power over 27,857,489 shares, shared voting power over 60,754 shares and shared dispositive power over 346,799 shares. According to filings made with the SEC, the principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by Vanguard.

(5)
According to filings made with the SEC, BlackRock, Inc. (“BlackRock”) possesses sole voting power over 16,305,755 shares and sole dispositive power over 19,015,509 shares. According to filings made with the SEC, the principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055. BlackRock may have made additional transactions in our common stock since their most recent filings with the SEC. Accordingly, the information presented may not reflect all of the shares currently beneficially owned by BlackRock.

(6)
Of the total shares reported, Mr. Hill has the right to acquire 400,000 vested option shares consisting of 100,000 shares and 300,000 shares at exercise prices of $9.49 and $12.13 per share, respectively, in addition to 161,779 unvested shares of restricted stock previously granted to the executive under the Company’s 2008 Equity Incentive Plan as to which Mr. Hill has voting but not dispositive power.

(7)
Of the total shares reported, Mr. Rauf has the right to acquire 502,566 vested option shares (consisting of 23,200 shares, 21,700 shares, 100,000 shares, 69,963 shares, 149,431 shares and 138,272 shares at exercise prices of $16.90, $18.38, $8.01, $11.24, $14.30 and $15.31 per share, respectively), in addition to 43,312 unvested shares of restricted stock previously granted to the executive under the Company’s 2008 Equity Incentive Plan as to which Mr. Rauf has voting but not dispositive power.

(8)
Of the total shares reported, 364,948 shares are held directly by Mr. Miller; 42,886 shares are owned by grantor retained annuity trusts and may be deemed to be beneficially owned by Mr. Miller as the sole recipient of the annuity payments and the trustee of such trusts; and 107,891 shares are owned by separate trusts of which Mr. Miller’s children are respective beneficiaries and Mr. Miller and his spouse serve as trustees, and therefore may be deemed to be indirectly beneficially owned by Mr. Miller. Of the total shares reported, Mr. Miller has the right to acquire 100,000 vested option shares at an exercise price of $9.49 per share.

(9)
Of the total shares reported, Mr. Griggs has 44,403 unvested shares of restricted stock previously granted to the executive under the Company’s 2008 Equity Incentive Plan as to which Mr. Griggs has voting but not dispositive power.

(10)
Of the total shares reported, Mr. Gates has 29,850 unvested shares of restricted stock previously granted to the executive under the Company’s 2008 Equity Incentive Plan as to which Mr. Gates has voting but not dispositive power.

(11)
On August 10, 2016, Ms. Brlas received an award of 5,995 restricted stock units pursuant to the Company’s 2008 Equity Incentive Plan, vesting on May 9, 2017, in connection with her appointment as a member of the Board of Directors. Ms. Brlas elected to defer the distribution date of 527 restricted stock units to her termination of service on the Board or a Change in Control as defined in the Restricted Stock Unit Agreement.

(12)
On May 19, 2010, each non-employee member of the Board of Directors received an award of 6,367 restricted stock units pursuant to the 2008 Director Plan, vesting on May 10, 2011. Mr. Merritt elected to defer the distribution date of such restricted stock units to May 19, 2020 and Ms. O’Leary elected to defer the distribution date of such restricted stock units to June 2, 2017. On May 10, 2013, each non-employee member of the Board of Directors received an award of 4,362 restricted stock units pursuant to the 2008 Director Plan, vesting on May 10, 2014. Mr. Cassidy elected to defer the distribution date of such restricted stock units to September 7, 2022, Mr. Merritt elected to defer the distribution date of such restricted stock units to May 19, 2020 and Mr. Hofmann elected to defer the distribution date of such restricted stock units to his termination of service on the Board or a Change in Control as defined in the Restricted Stock Unit Agreement. On May 14, 2014, each non-employee member of the Board of Directors received an award of 4,452 restricted stock units pursuant to the 2008 Director

Plan, vesting on May 12, 2015. Mr. Cassidy elected to defer the distribution date of such restricted stock units to September 7, 2018, and Messrs. Hoffman and Merritt elected to defer the distribution date of such restricted stock units to their termination of service on the Board or a Change in Control as defined in the Restricted Stock Unit Agreement. On May 13, 2015, each non-employee member of the Board of Directors received an award of 4,837 restricted stock units pursuant to the 2008 Director Plan, vesting on May 10, 2016. Mr. Cassidy elected to defer the distribution date of such restricted stock units to September 7, 2019, and Messrs. Hoffman and Merritt elected to defer the distribution date of such restricted stock units to their termination of service on the Board or a Change in Control as defined in the Restricted Stock Unit Agreement. On May 11, 2016, each non-employee member of the Board of Directors received an award of 6,653 restricted stock units pursuant to the 2008 Director Plan, vesting on May 9, 2017. Messrs. Cassidy, Hoffman and Merritt elected to defer the distribution date of such restricted stock units to their termination of service on the Board or a Change in Control as defined in the Restricted Stock Unit Agreement. All restricted stock units awarded to our directors will be automatically distributed on their elected distribution dates, subject to an earlier distribution upon termination of the director’s service on the Board of Directors or a Change in Control as defined in the Restricted Stock Unit Agreement.

(13)
Of the total shares reported, Mr. Cassidy has 3,326 unvested shares of restricted stock previously granted to the director under the 2008 Director Plan as to which Mr. Cassidy has voting but not dispositive power.

(14)
Of the total shares reported, 265,000 shares are owned by Fusco Energy Investment LLP and may be deemed to be beneficially owned by Mr. Fusco as the General Partner thereof. Mr. Fusco has the right to acquire 300,000 vested option shares at an exercise price of $9.49 per share, in addition to 6,653 unvested shares of restricted stock previously granted to the director under the 2008 Director Plan as to which Mr. Fusco has voting but not dispositive power.

PROPOSAL 2
TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2017
The Audit Committee has appointed PwC as our independent registered public accounting firm for the year ending December 31, 2017. We have been advised by PwC that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.
We expect that representatives of PwC will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.
In executing its responsibilities, the Audit Committee engages in an annual evaluation of PwC’s qualifications, performance and independence, and considers whether continued retention of PwC as the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of PwC’s lead engagement partner. While PwC has been retained as the Company’s independent registered public accounting firm continuously since 2003, in accordance with SEC rules and PwC policies, the firm’s lead engagement partner rotates every five years. In assessing independence, the Audit Committee reviews the fees paid, including those related to non-audit services. As a result of its evaluation of PwC’s qualifications, performance and independence, the Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017 is in the best interests of the Company and its shareholders. While the Audit Committee retains PwC as our independent registered public accounting firm, the Board of Directors is submitting the selection of PwC to the shareholders for ratification upon the recommendation to do so by the Audit Committee.
Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2017. If the selection of PwC is not ratified by the shareholders, the Audit Committee will reconsider the matter. Even if the selection of PwC is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.
Audit Fees
The following table presents fees for professional services rendered by PwC for the years ended December 31, 2016 and 2015, respectively. PwC did not bill us for other services during those periods.

	2016	2015
	(in millions)
Audit Fees(1)	$6.2	$6.2
Tax Fees(2)	—	0.1
Total	$6.2	$6.3
_______________

(1)
Our Audit fees consisted of approximately $5.2 million and $5.1 million for the audits and quarterly reviews of our consolidated financial statements, registration statements and offerings for Calpine Corporation for 2016 and 2015, respectively, and fees of approximately $1.0 million and $1.1 million for 2016 and 2015, respectively, which were billed for performing audits and reviews of certain of our subsidiaries.

(2)	PwC provided nil and $0.1 million in tax compliance services during the years ended December 31, 2016 and 2015, respectively, related to various state and international tax matters.
Audit Committee Pre-Approval Policies and Procedures
All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by our Audit Committee. Any service proposals submitted by our independent registered public accounting firm need to be discussed and approved by the Audit Committee during its meetings, which take place at least four times a year. Once a proposed service is approved, we or our subsidiaries formalize the engagement of the service. The approval of any audit and non-audit services to be provided by our independent registered public accounting firm is specified in the minutes of our Audit Committee meetings. In addition, the members of our Board of Directors are briefed on matters discussed by the different Committees of our Board.
The Board of Directors recommends that you vote “FOR” approval of PwC as our independent registered public accounting firm for the year ending December 31, 2017.

PROPOSAL 3
TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010, an advisory vote on the frequency of shareholder votes on executive compensation was conducted at the 2011 Annual Meeting of Shareholders. The Board recommended, our shareholders agreed, and the Board subsequently determined that we will hold an advisory vote on executive compensation annually. Accordingly, our shareholders now have the opportunity to cast an advisory vote on our named executive officer compensation program, as set forth in Proposal 3, also referred to as “say-on-pay.” This proposal gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2016 executive compensation programs and policies for the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement. In evaluating this say-on-pay proposal, we recommend that our shareholders review our Compensation Discussion and Analysis and executive compensation tables and accompanying narratives for additional details about our executive compensation program, including information about the fiscal year 2016 compensation of our named executive officers, explaining how and why the Compensation Committee of our Board arrived at its executive compensation decisions for 2016. Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to our named executive officers as described in this proxy statement.
At the Company’s Annual Meeting of Shareholders held in May 2016, our shareholders were asked to approve the Company’s fiscal 2015 executive compensation programs. A substantial majority (96%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that these results reaffirm our shareholders’ support of the Company’s approach to executive compensation.
In summary, the Board of Directors, the Compensation Committee and Calpine’s management believe that compensation should help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead Calpine in creating value for our shareholders. Our executive compensation and benefit programs are designed to reward increased shareholder value and the achievement of key operating objectives. Our equity plans are designed to help align executive compensation with the long-term interests of our shareholders. Our performance objectives measure our management team’s success in implementing our business plan and our goal of being recognized as the premier independent power company in the United States. We believe that our executive compensation program satisfies this goal and is closely aligned with the long-term interests of our shareholders.
Our executive compensation program is simple in design. The compensation of our named executive officers consists almost exclusively of base salary, annual cash incentives, and grants of equity, a portion of which is tied to performance. The Compensation Committee sets the compensation of our named executive officers based on their achievement of annual financial and operational objectives that further our long-term business goals and based on the creation of sustainable long-term shareholder value. This is done by basing a significant portion of their compensation on performance incentives whether through equity awards, which are tied to the appreciation of the price of our common stock or other performance metrics, or through annual cash incentive bonuses, which are tied to the achievement of corporate performance goals and certain financial and operating metrics. Our compensation program minimizes risk by emphasizing long-term compensation and financial performance measures correlated with growing shareholder value rather than simply rewarding shorter-term performance and payout periods. We believe that the mix and structure of our executive compensation packages strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The principles and objectives that govern Calpine’s compensation decisions include:

•	alignment with shareholders’ interests;

•	emphasis on pay for performance;

•	focus on performance over time; and

•	recruitment, retention and motivation of key executive leadership talent.
This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Because the shareholder vote on this proposal is advisory, it will not be binding on us, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements. Further, this advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of Calpine and its shareholders, and is consistent with our commitment to high standards of corporate governance.

For the reasons outlined above, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our shareholders to endorse our executive compensation program by voting for the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.
The Board of Directors recommends that you vote “FOR” the foregoing resolution for the reasons outlined above.

PROPOSAL 4
TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
In addition to the advisory vote on executive compensation, in accordance with the Dodd-Frank Act, shareholders have the opportunity, at least once every six years, to provide an advisory vote on the frequency of the vote on named executive officer compensation. The previous advisory vote on the frequency of shareholder votes on named executive compensation was conducted in connection with the 2011 Annual Meeting of Shareholders. The Board recommended, our shareholders agreed, and the Board subsequently determined that we will hold an advisory vote on executive compensation annually.
After carefully considering the benefits and potential consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to shareholders, the Board of Directors has determined that holding such advisory vote every 1 YEAR continues to be the most appropriate policy for Calpine at this time. In formulating this recommendation, the Board recognized that an annual advisory say-on-pay vote would provide the highest level of accountability and promote direct and immediate feedback by enabling the non-binding say-on-pay vote to correspond with the most recent named executive officer compensation information presented in our proxy statement. While Calpine’s executive compensation programs are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually and the Board believes that an annual advisory vote on executive compensation is consistent with Calpine’s practice of seeking timely input and engaging in frequent dialogue with our shareholders on corporate governance matters (including our practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices. Shareholders should consider the value of having the opportunity every year to voice their opinion on the Company’s executive compensation through an advisory vote, weighing that against the additional burden and expense to the Company and shareholders of preparing and responding to proposals annually, as well as the other means available to shareholders to provide input on executive compensation. We welcome shareholder input and anticipate that the value of an annual vote will likely outweigh the burden of preparing annual proposals.
Shareholders are not voting to approve or disapprove the Board’s recommendation. Shareholders will be able to specify one of four choices for this proposal on the proxy card: “1 Year,” “2 Years,” “3 Years” or “Abstain.” The option that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. Because your vote on this proposal is advisory, it will not be binding on us, the Board or the Compensation Committee. Nevertheless, our Board will review and consider the outcome of this vote when making determinations as to the frequency of say-on-pay votes and may decide, based on factors such as discussions with shareholders and the adoption of material changes to compensation programs, that it is in the best interest of our shareholders to hold a say-on-pay vote more or less frequently than the option approved by our shareholders.
The Board of Directors recommends that you vote for every “1 YEAR” with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur in the future.

PROPOSAL 5
TO APPROVE THE CALPINE CORPORATION 2017 EQUITY INCENTIVE PLAN
We are asking our shareholders to approve the Calpine Corporation 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”) and its material terms to allow us to continue to offer competitive equity compensation awards to our existing and new hire employees and other service providers.
The Board adopted the 2017 Equity Incentive Plan on February 15, 2017, subject to the approval of our shareholders at the Annual Meeting. If approved by our shareholders, the 2017 Equity Incentive Plan will replace the Calpine Corporation 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”) and continue in effect until 2027 unless earlier terminated by the Board or the Compensation Committee. Effective as of immediately prior to the effectiveness of the 2017 Equity Incentive Plan, the 2008 Equity Incentive Plan will terminate. The termination of the 2008 Equity Incentive Plan will not affect outstanding awards previously issued thereunder, and such awards will continue to be governed by the terms of the 2008 Equity Incentive Plan.
“Share” referred to throughout this proposal means a share of our common stock, as adjusted for dividend, split-up, combinations, mergers, consolidations, recapitalizations, or any other change in the number or kind of outstanding shares of our common stock or any stock or other securities or property into which such common stock will have been exchanged.
If our shareholders do not approve the 2017 Equity Incentive Plan, we will continue to use our 2008 Equity Incentive Plan until its expiration on January 31, 2018, following which we would be restricted in our ability to successfully attract and retain highly skilled employees, including members of our management team. The alternative to using equity awards for retention and incentive purposes would be to increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practicable or advisable because we believe that a combination of equity awards and cash compensation provide a more effective compensation vehicle than cash alone for attracting, retaining, and motivating our employees and that equity awards align employees and shareholder interests. Any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and reduce our cash flow from operations, which may adversely affect our business and operating results. We also do not believe that such a program would be likely to have significant long-term retention value and would not serve to align our employees’ interests to those of our shareholders in the absence of equity incentives.
We believe that it is in the best interests of the Company and its shareholders to implement the 2017 Equity Incentive Plan because equity-based compensation generally provides employees with long-term exposure to the Company’s performance and aligns employees’ interests with those of our shareholders. In addition, we believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating key personnel and our stock award program is a primary vehicle for offering long-term incentives to our employees.
We are asking for approval for issuance under the 2017 Equity Incentive Plan of 23,000,000 newly authorized shares. In addition, approximately 387,615 shares representing shares that have been approved by the Company’s shareholders for issuance under the 2008 Equity Incentive Plan, but which have not been awarded under the 2008 Equity Incentive Plan (or which have been awarded, but will not be issued due to expiration, forfeiture, cancellation, settlement in cash in lieu of shares or otherwise) and which are no longer available for issuance under the 2008 Equity Incentive Plan for any reason (including, without limitation, termination of the 2008 Equity Incentive Plan) will become available for issuance under the 2017 Equity Incentive Plan.
In determining the number of shares to be reserved for issuance under the 2017 Equity Incentive Plan, the Board considered the following:

•
Remaining Competitive by Attracting and Retaining Talent. Our future success is substantially dependent on our ability to attract, retain and motivate the members of our management team and other key employees throughout our organization. Competition for highly skilled personnel is intense and the Board believes that the ability to offer equity awards as part of the Company’s compensation packages is critical for the Company to succeed.

•
Overhang. Overhang measures the potential dilution to which our existing shareholders are exposed due to outstanding equity awards. As of March 13, 2017, we had 9,933,278 shares subject to outstanding equity awards, of which 4,155,045 were subject to outstanding options, with a weighted-average exercise price per share of $12.92, and 5,778,233 were subject to outstanding full-value awards.

•
Burn Rate. Burn rate measures our usage of shares for our equity incentive plans as a percentage of our outstanding Common Stock. For 2016, 2015, and 2014, our burn rate was 0.83%, 0.45%, and 0.49%, respectively. We have been advised by independent consultants that our average annual burn rate of 0.59% over this three-year period is considered reasonable by most institutional shareholders for a company of our size in our industry.

•
Forecasted Grants. In determining our projected share utilization, the Board considered a forecast that included the following factors: (i) the shares needed for retention of key employees; (ii) the increased headcount as a result of the recent addition of the Calpine Energy Solutions, LLC business; (iii) the alignment of our strategic plan, long term performance and shareholder value creation; (iv) the shares available for issuance under the 2008 Equity Incentive Plan; (v) the shares that would be available for grant under the 2017 Equity Incentive Plan, if the shareholders approve the 2017 Equity Incentive Plan; and (vi) forecasted future grants.

•	Recommendations and Guidelines of Proxy Advisory Firms. The Board considered ISS guidelines with respect to the appropriate share reserve for an equity plan.
The 2017 Equity Incentive Plan is also designed to provide us the ability to grant awards that are fully deductible for federal income tax purposes. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) of the Code and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the 2017 Equity Incentive Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2017 Equity Incentive Plan imposes certain limits on the sizes of such awards, as further described below. By approving the 2017 Equity Incentive Plan, our shareholders will be approving eligibility requirements for participation in the 2017 Equity Incentive Plan, the other material terms of the 2017 Equity Incentive Plan and awards granted under the 2017 Equity Incentive Plan, including limits on the numbers of shares or compensation that could be made to participants, and approving, among other things, performance measures upon which specific performance goals applicable to certain awards would be based. Notwithstanding the foregoing, we retain the ability to grant equity awards under the 2017 Equity Incentive Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code.
Our named executive officers have an interest in this proposal, as they will be eligible to receive equity awards under the 2017 Equity Incentive Plan, if it is approved.
Good Corporate Governance Practices
The 2017 Equity Incentive Plan includes key provisions designed to protect shareholders’ interests, promote effective corporate governance and reflect our commitment to best practices in corporate governance, including the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
No Repricing of Under-Water Options. The terms of the 2017 Equity Incentive Plan do not allow for the repricing of “under-water” stock options, including the cancellation and reissuance of new options in exchange for stock options whose strike price is above the then-current fair value of the Company’s stock.

•
No Dividends or Dividend Equivalents on Unearned Performance Share Units or Restricted Stock. Awards granted under the plan historically have generally prohibited the payment of dividends or dividend equivalents on awards where the vesting provisions or performance-based goals have not been satisfied.

•	“Double-Trigger” Change in Control Vesting. Awards granted pursuant to the 2017 Equity Incentive Plan will not automatically vest and pay out solely as a result of a change in control.

•
Fungible Share Counting. The pool of shares available for issuance under the 2017 Equity Incentive Plan is reduced by 2.22 shares for each share granted as a restricted stock, restricted stock unit or other full value award, and 1.0 share for each share granted as an option or stock appreciation right award.

•
No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2017 Equity Incentive Plan.

•
No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2017 Equity Incentive Plan are automatically replenished.

•	No Automatic Grants. The 2017 Equity Incentive Plan does not provide for automatic grants to any participant.

•	Minimum Vesting Requirements. The 2017 Equity Incentive Plan generally requires a minimum one-year vesting schedule for all awards.

•	Administered by an Independent Committee. The 2017 Equity Incentive Plan will be administered by the committee, which is made up entirely of independent directors.
These features of the 2017 Equity Incentive Plan supplement other good governance practices we implemented with respect to our compensation program as described in the “Compensation Discussion and Analysis.”

Summary of Material Terms of the 2017 Equity Incentive Plan
The following summary of the material terms of the 2017 Equity Incentive Plan is qualified in its entirety by reference to the complete text of the 2017 Equity Incentive Plan, which is attached hereto as Annex B.
Purpose. The purpose of the 2017 Equity Incentive Plan is to promote our long-term growth and profitability by (i) providing certain of our executive officers, employees and consultants with incentives to maximize shareholder value and otherwise contribute to our success and (ii) enabling us to attract, retain and reward the best available persons for positions of responsibility.
Shares Subject to the 2017 Equity Incentive Plan. Subject to adjustment for certain changes in our capital structure (described below under “Adjustments”), 23,000,000 shares of our common stock may be delivered pursuant to Awards granted under the 2017 Equity Incentive Plan, plus an additional approximately 387,615 shares that remain available for issuance under the 2008 Equity Incentive Plan, but which have not been awarded under the 2008 Equity Incentive Plan (or which have been awarded, but will not be issued due to expiration, forfeiture, cancellation, settlement in cash in lieu of shares or otherwise) and which are no longer available for issuance under the 2008 Equity Incentive Plan for any reason (including, without limitation, termination of the 2008 Equity Incentive Plan) shall become available for issuance under the 2017 Equity Incentive Plan.
Each share subject to an option or stock appreciation right granted under the 2017 Equity Incentive Plan will reduce the aggregate number of shares for which awards may be granted under the 2017 Equity Incentive Plan by 1 share. Each share subject to a restricted stock or restricted stock unit award, or another stock-based award or dividend equivalent, granted under the 2017 Equity Incentive Plan will reduce the aggregate number of shares for which awards may be granted under the 2017 Equity Incentive Plan by 2.22 shares.
Any shares subject to an option that expires or is terminated without having been fully exercised, or subject to a restricted stock or other award that is forfeited, prior to termination of the 2017 Equity Incentive Plan, will again become available for the grant of awards under the 2017 Equity Incentive Plan (based on the share counting rules in effect on the grant date of the award). Any shares used to pay the exercise price of an option or withheld to satisfy tax withholding obligations will not become available for the grant of awards under the 2017 Equity Incentive Plan. All shares that were subject to a stock-settled stock appreciation right that were not issued upon the exercise of such stock appreciation right will also not become available for the grant of awards under the 2017 Equity Incentive Plan. If (i) an award under the 2017 Equity Incentive Plan is settled in cash in lieu of shares of common stock, or (ii) an award is exchanged with the Compensation Committee’s permission, prior to the issuance of shares of common stock, for an award pursuant to which shares of common stock may not be issued, then, in either such case, such shares will become available for the grant of awards under the 2017 Equity Incentive Plan. Any shares of common stock that are subject to awards that may only be settled in cash will not reduce the aggregate number of shares of common stock for which awards may be granted under the 2017 Equity Incentive Plan.
All shares reserved for issuance under the 2017 Equity Incentive Plan may be used for incentive stock options.
No more than 2,220,000 shares of common stock may be subject to awards granted to any individual during any calendar year.
Except as otherwise provided in the 2017 Equity Incentive Plan, each Award will be subject to a minimum vesting period of at least one year commencing from the grant date, and, with respect to Awards that vests upon the attainment of performance goals, a performance period that is no less than 12 months. Notwithstanding the foregoing, a maximum of 5% of the aggregate number of shares of common stock available for issuance under the 2017 Equity Incentive Plan may be issued as Awards that do not comply with the applicable one year minimum vesting requirements set forth in the 2017 Equity Incentive Plan. For the purpose of clarity, the Compensation Committee is not prevented from accelerating the vesting of any Award in accordance with any of the provisions set forth in the 2017 Equity Incentive Plan.
As of March 13, 2017, the closing price of a share of our common stock on the NYSE was $10.91.
Eligibility. Awards may be granted under the 2017 Equity Incentive Plan to such executives, employees and consultants of the Company and its affiliates as may be determined by the Compensation Committee, as well as those reasonably expected to become employees or consultants following the grant date. Only our employees or employees of our parent or subsidiaries are eligible to receive incentive stock options.
Administration. The 2017 Equity Incentive Plan generally will be administered by our Compensation Committee (and those to whom it delegates authority), unless our Board determines otherwise. The Compensation Committee will make all determinations in respect of the 2017 Equity Incentive Plan, and will have no liability for any action taken in good faith. Our Board, in its sole discretion, also may grant Awards or administer the 2017 Equity Incentive Plan.

Types of Awards. The 2017 Equity Incentive Plan provides for grants of the following specific types of awards, and also permits other equity-based or equity-related awards (each, an “Award” and, collectively, “Awards”). Each Award will be evidenced by an award agreement (together with any award statement or supplemental documents, an “Award Agreement”) which will govern that Award’s terms and conditions.
Incentive Stock Options and Nonstatutory Options. Options granted under the 2017 Equity Incentive Plan provide grantees with the right to purchase shares of common stock at a predetermined exercise price. The Compensation Committee may grant options that are intended to qualify as incentive stock options or options that are not intended to so qualify (“nonstatutory options”). The expiration date of an option is no later than the tenth anniversary of the date of grant (or the fifth anniversary in the case of incentive stock options granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of common stock).
Stock Appreciation Rights. A stock appreciation right (“SAR”) generally permits a grantee who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (i) the excess of the fair market value, on the date of exercise, of a share of common stock over the exercise price of such SAR by (ii) the number of shares with respect to which the SAR is being exercised. The Compensation Committee may grant SARs in conjunction with options or independently of them. The expiration date of a SAR granted independently of an option is no later than the tenth anniversary of the date of grant.
Exercise Price for Options and Stock Appreciation Rights. The exercise price for incentive stock options, nonstatutory options, and stock appreciation rights will not be less than the fair market value of a share of common stock on the date of grant, unless the option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
Exercise of Options and Stock Appreciation Rights. The Compensation Committee determines the time or times at which an option or SAR may be exercised in whole or in part, the methods by which the exercise price of options may be paid or deemed to be paid, the form of such payment, and the methods by which shares are delivered or deemed to be delivered to participants, and all other conditions of options and SARs. In general, and except as provided in an individual agreement with a grantee, upon termination of a grantee’s employment or service with us, all unvested options or SARs held by such grantee will immediately terminate, and the grantee may exercise all vested options or SARs during the three-month period after such termination. In the event that a grantee’s employment or service with us or an affiliate terminates due to death or retirement (or a grantee dies during the three-month period following termination as described in the preceding sentence), the grantee’s options or SARs become fully vested and may be exercised during the one-year period after such death or retirement. In no case, however, may an option or SAR be exercised later than the termination date of the option or SAR. In the event a grantee’s employment or service is terminated for cause, then all options or SARs, whether vested or unvested, will immediately terminate.
Transferability of Options. An incentive stock option may not be transferred except by will or the laws of descent and distribution and is exercisable during the lifetime of the grantee only by him or her. A nonstatutory option may, in the sole discretion of the Compensation Committee be transferable, upon written approval by the Compensation Committee and to the extent provided in the award agreement, to an immediate family member or related trust or similar entity or another transferee. The holder of any option may designate in writing a third party who will, in the event of the holder’s death, be entitled to exercise such option.
Restricted Stock and Restricted Stock Units. The Compensation Committee may grant restricted stock that is forfeitable unless certain vesting requirements are met, and may grant restricted stock units (“RSUs”) which represent the right to receive shares of common stock after certain vesting requirements are met. The 2017 Equity Incentive Plan provides the Compensation Committee with discretion to determine the terms and conditions under which a grantee vests in his or her restricted stock or RSU award. The grantee of a restricted stock award will generally have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock, but such restricted stock will be subject to restrictions set forth in the Award Agreement, including forfeiture conditions and any restrictions on transfer of such restricted stock. At the Compensation Committee’s discretion, any cash and stock dividends with respect to restricted stock may be withheld by us (and credited with interest, if determined by the Compensation Committee) until such time as the restrictions on the related restricted stock lapse (and will be forfeited if such restricted stock is forfeited). Each RSU may, in the Compensation Committee’s discretion, be credited with any cash and stock dividends paid with respect to one share of common stock. Such dividend equivalents may be withheld by us (and credited with interest, if determined by the Compensation Committee) until settlement of the RSU (and will be forfeited if the RSU is forfeited). Dividends or dividend equivalents withheld by us may be paid in cash or common stock having an equivalent fair market value. Except as provided by the Compensation Committee (in an Award Agreement or otherwise), at such time as a grantee ceases to be our executive, employee or consultant of the Company and its affiliates for any reason, all shares of restricted stock or RSUs granted to such grantee on which the restrictions relating thereto have not lapsed are immediately forfeited to us.

Other Stock-based Awards. The Compensation Committee may grant other stock-based awards, consisting of rights or other interests granted under the 2017 Equity Incentive Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock (including, for example, dividend equivalents or performance units), each of which may be subject to the attainment of performance goals, a period of continued employment and/or other terms or conditions, each as determined by the Compensation Committee. The Compensation Committee determines the terms and conditions of other stock-based awards, consistent with the terms of the 2017 Equity Incentive Plan, at the date of grant or thereafter.
Performance Compensation Awards. Awards granted under the 2017 Equity Incentive Plan may, as determined by the Compensation Committee, be conditioned upon the achievement of specified performance goals and are intended to be treated as “performance-based compensation” under Section 162(m) of the Code. Such performance compensation awards are generally paid or vested solely on account of the attainment of one or more pre-established, objective performance goals, within the meaning of Section 162(m) of the Code, over a performance period selected by the Compensation Committee. Any such performance goals are based on one more of the following performance criteria:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	net revenue or net revenue growth;

•	gross revenue;

•	gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	cost management;

•	dividend payout ratios;

•	market share;

•	measures of economic value added;

•	cash flow (including operating cash flow, free cash flow, and cash flow return on capital);

•	book value per share;

•	gross or operating margins;

•	net interest margins or other margins;

•	working capital targets;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

•	expense targets;

•	operating efficiency;

•	asset quality;

•	enterprise value;

•	employee retention;

•	asset growth;

•	dividend yield;

•	productivity ratios;

•	share price (including growth measures and total shareholder return);

•	objective measures of customer satisfaction;

•	safety measures;

•	debt management or ratios of income to debt; and

•	inventory control.
Performance goals may be determined in relation to us or an affiliate, division or operational unit, or any combination thereof, on an absolute basis or relative basis in comparison to a group of comparable companies or an index, all as determined by the Compensation Committee. To the extent permitted by Section 162(m) of the Code, the Compensation Committee may exercise discretion to adjust or modify the calculation of a performance goal to prevent the dilution or enlargement of the rights of grantees based on the following events: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; acquisitions or divestitures; any other specific or unusual or nonrecurring events or objectively determinable category thereof; foreign exchange gains and losses and a change in our fiscal year. In the event that applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance criteria without obtaining shareholder approval of such changes, the Compensation Committee will have sole discretion to make such changes without obtaining shareholder approval. Unless otherwise provided by the applicable Award Agreement, a grantee must be employed by us on the last day of a performance period to be eligible for payment of his or her performance compensation Award. The maximum performance compensation Award payable to any one grantee under the 2017 Equity Incentive Plan for a performance period is

2,220,000 shares of common stock or, in the case of Awards payable in cash, the cash equivalent thereof on the first or last day of the performance period, as determined by the Compensation Committee.
Adjustments. In the event of a change in the number or class of the outstanding shares of common stock due to split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to Awards granted under the 2017 Equity Incentive Plan, both in the aggregate and as to any grantee, and the number and class of shares then subject to outstanding Awards and the exercise price per share of outstanding options or stock appreciation rights, will be adjusted to reflect such change, all as determined by the Compensation Committee. In the event of any other change in the number or kind of outstanding shares of common stock, or of any stock or other securities or property into which such common stock will have been changed, or for which it will have been exchanged, if the Compensation Committee determines that such change equitably requires an adjustment in any Award that has been or may be granted under the 2017 Equity Incentive Plan, such adjustment will be made in accordance with such determination subject to certain limitations set out in the 2017 Equity Incentive Plan including that, with respect to any awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions will be made only to the extent that the Compensation Committee determines that such adjustments or substitutions may be made without causing us to be denied a tax deduction on account of Section 162(m) of the Code.
Change in Control. In the event of a change in control, notwithstanding any provision in the 2017 Equity Incentive Plan to the contrary, the Compensation Committee may, in its sole discretion, take any action with respect to all or any portion of a particular outstanding Award or Awards, including, but not limited to, the following: (i) make any outstanding Option, SAR or other Award (as applicable), that is not then exercisable, exercisable as to all or any portion of the shares of common stock covered thereby as of a time prior to the change in control; (ii) make all or any portion of the restrictions applicable to any outstanding Award (including the restricted period applicable to any outstanding shares of common stock underlying restricted stock or RSUs) lapse as of a time prior to the change in control (including a waiver of any applicable performance goals); (iii) with respect to performance compensation awards, all incomplete performance periods in respect of such Award in effect on the date the change in control occurs will end on the date of such change and the Compensation Committee will (a) determine the extent to which performance goals with respect to each such performance period have been met and (b) cause to be paid to the applicable participant partial or full Awards with respect to performance goals for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Compensation Committee; (iv) settle Awards previously deferred; (v) adjust, substitute, convert, settle and/or terminate outstanding Awards as the Compensation Committee, in its sole discretion, deems appropriate and consistent with the plan’s purposes; and (vi) in the case of any Award with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Compensation Committee may cancel the Award without the payment of consideration therefor. To the extent practicable, any actions taken by the Compensation Committee may occur in a manner and at a time which allows affected participants the ability to participate in the change in control transactions with respect to the shares of common stock subject to their Awards. In addition, in the event of a change in control, the Compensation Committee may, in its sole discretion and upon at least ten days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of common stock received or to be received by other stockholders of the Company in such change in control.
Amendment or Termination of the 2017 Equity Incentive Plan and Awards. In general, the Board can modify, alter, amend or terminate the 2017 Equity Incentive Plan (at any time and with or without retroactive effect) in whole or in part in its discretion without approval of the shareholders or any other person, except that no amendment will become effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. However, no amendment to or termination of the 2017 Equity Incentive Plan may adversely affect any rights of any grantee under any outstanding Award without his or her written consent. The Board may, at any time, amend the terms of an outstanding Award, except that no such amendment may impair the rights under any award without the written consent of the affected grantee. Additionally, the Board may unilaterally amend from time to time the provisions of the 2017 Equity Incentive Plan and the provisions of any outstanding Award in such respects as the Board will, in its sole discretion, deem advisable to incorporate in the 2017 Equity Incentive Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or rules or regulations of the Internal Revenue Service or any other governmental agency enacted or promulgated after the adoption of the 2017 Equity Incentive Plan.
In addition, in the event that (i) we merge or are consolidated with another entity and in connection therewith consideration other than equity is provided to our shareholders or outstanding awards are not to be assumed by the resulting entity, (ii) all or substantially all of our assets are acquired by another person, (iii) we are reorganized or liquidated or (iv) we enter into a written agreement to undergo a transaction specified in (i), (ii) or (iii) above, the Compensation Committee may, in its discretion and upon advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid in cash, stock or other property (or any combination thereof) the value of such Awards based on the price per share of common stock received or to be received by other shareholders of the Company in such event.

Duration of the 2017 Equity Incentive Plan. The 2017 Equity Incentive Plan will become effective upon approval by the shareholders of the Company at this Annual Meeting (the “Effective Date”) and, if not previously terminated by the Board, the 2017 Equity Incentive Plan will terminate on the close of business on the ten-year anniversary of the Effective Date.
Tax Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Compensation Committee, a grantee may satisfy any tax withholding obligation relating to an award by any, or a combination, of the following means, in addition to our right to withhold from any compensation paid to the grantee by us: (a) payment in cash, (b) authorizing us to withhold shares of common stock from the shares otherwise issuable to the grantee upon exercise or acquisition of common stock under the award or (c) delivering to us previously owned and unencumbered shares of common stock.
Right of Offset. We have the right to offset against our obligation to deliver shares of common stock (or other property or cash) under the 2017 Equity Incentive Plan or any Award Agreement any outstanding amounts the recipient then owes to us and any amounts the Compensation Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Our right to offset is subject to the constraints of Section 409A of the Code.
Clawback. The Compensation Committee may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a grantee’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but will not be limited to, termination of employment or service with or without cause (as defined in the 2017 Equity Incentive Plan), breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
No Stockholder Rights; Dividend Equivalents. Grantees will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of common stock represented by any Award (other than as provided with respect to Awards of restricted stock) unless and until such time as shares of common stock represented by such vested Awards have been delivered to the grantee. Grantees will have no right to receive, or otherwise, with respect to, any dividend equivalents until such time, if ever, any Award to which such dividend equivalents relate vests.
Certain U.S. Federal Income Tax Implications of Certain Awards under the 2017 Equity Incentive Plan
The following is a brief description of the U.S. federal income tax consequences of the 2017 Equity Incentive Plan under the Code based on laws and regulations in effect on the date of this Proxy Statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal tax aspects of the 2017 Equity Incentive Plan. This description is not intended to, and does not, provide or supplement tax advice to recipients of Awards. Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of Awards under the 2017 Equity Incentive Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.
Restricted Stock Units. A recipient of an RSU (whether time-vested or subject to achievement of performance goals) will not be subject to income taxation at grant. Instead, the recipient will be subject to income tax at ordinary rates on the fair market value of the common stock (or the amount of cash) received on the date of delivery. The recipient will be subject to FICA (Social Security and Medicare) tax at the time any portion of such Award is deemed vested for tax purposes. The fair market value of the common stock (if any) received on the delivery date will be the recipient’s tax basis for purposes of determining any subsequent gain or loss from the sale of the common stock, and the recipient’s holding period with respect to such common stock will begin at the delivery date. Gain or loss resulting from any sale of common stock delivered to a recipient will be treated as long- or short-term capital gain or loss depending on the holding period.
Nonqualified Options and SARs. The grant of a nonqualified option (i.e., other than an incentive stock option) or SAR will create no tax consequences at the grant date for the recipient or Calpine. Upon exercising such an option or SAR, the recipient will recognize ordinary income equal to the excess of the fair market value of the vested shares of common stock (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA tax in respect of such amounts. A recipient’s disposition of common stock acquired upon the exercise of a nonqualified option or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in the acquired shares of common stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).
Special Tax Treatment of Incentive Stock Options. A recipient will not recognize taxable income upon exercising an incentive stock option except that the alternative minimum tax may apply. Upon a disposition of common stock acquired upon exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the common stock at the date of exercise of the incentive stock option over the exercise price or (ii) the amount realized upon the disposition of the incentive stock option common stock over the exercise price. Otherwise, a recipient’s disposition of common stock acquired upon the exercise of an incentive stock option for which the incentive stock option holding periods are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in the acquired shares of common stock for which the incentive stock option holding periods are met generally being the exercise price of the incentive stock option).
Restricted Stock. In general, a participant does not realize taxable income upon the Award of restricted stock; the value of the restricted stock will be taxable to the participant as ordinary compensation income if and when the forfeiture restrictions lapse. However, a participant may make an election under Section 83(b) of the Code (“83(b) Election”) to be taxed on the value of the restricted stock at the time of the Award. If a participant makes an 83(b) Election, he or she will not be taxed on the restricted stock if and when the forfeiture restrictions lapse. A participant would make an 83(b) Election by filing a written statement with the IRS no later than 30 days after the date of the Award of the restricted stock.
Deduction. Calpine generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of common stock pursuant to an RSU, the grant of restricted stock, or the exercise of an option or SAR. Calpine will not be entitled to any tax deduction with respect to an incentive stock option if the recipient holds the shares for the incentive stock option holding periods prior to disposition of common stock, and is generally not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees that is not qualified performance-based compensation under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our shareholders). The 2017 Equity Incentive Plan is designed to provide us the ability to satisfy the “performance-based compensation” exception under Section 162(m) of the Code. However, we retain the ability to grant equity awards under the 2017 Equity Incentive Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code.
Section 409A. Some Awards under the 2017 Equity Incentive Plan may be considered to be deferred compensation subject to special U.S federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for Awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The 2017 Equity Incentive Plan and Awards under the 2017 Equity Incentive Plan are intended to be designed and administered so that any Awards under the 2017 Equity Incentive Plan that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions. However, Award recipients could be subject to adverse federal income tax consequences to the extent that their Awards do not comply with Section 409A.
Section 280G. Under certain circumstances, accelerated vesting, exercise or payment of Awards under the 2017 Equity Incentive Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the grantee holding the Award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.
New Plan Benefits
The 2017 Equity Incentive Plan gives the Compensation Committee discretion to determine which executive officers, employees and consultants of the Company and its affiliates will receive Awards under the 2017 Equity Incentive Plan. Because of this discretion element, it is not possible at present to specify the persons to whom Awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of the Company’s named executive officers will receive restricted stock units, stock options and performance compensation awards with a payout that may range from 0-150% of the target incentive opportunity based on actual performance outcome under the 2017 Equity Incentive Plan. While the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2017 Equity Incentive Plan had been in effect cannot be determined, see the “Grants of Plan-Based Awards” table on page 56 for a description of the equity awards made to our named executive officers during the year ended December 31, 2016 under our existing incentive plans.
The discussion above is qualified in its entirety by reference to the full text of the Calpine Corporation 2017 Equity Incentive Plan, which is attached hereto as Annex B.
The Board of Directors recommends that you vote “FOR” the foregoing proposal for the reasons outlined above.

PROPOSAL 6
TO APPROVE THE CALPINE CORPORATION 2017 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
We are asking our shareholders to approve the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors (the “2017 Director Plan”) and its material terms to enable us to continue to grant stock awards at appropriate levels to eligible directors.
The Board adopted the 2017 Director Plan on February 15, 2017, subject to the approval of our shareholders at this Annual Meeting. If approved by our shareholders, the 2017 Director Plan will become effective the day following such shareholder approval and replace the Calpine Corporation 2008 Amended and Restated Director Incentive Plan (the “2008 Director Plan”) and continue in effect until 2027 unless earlier terminated by the Board. Effective as of immediately prior to the effectiveness of the 2017 Director Plan, the 2008 Director Plan will terminate. The termination of the 2008 Director Plan will not affect outstanding awards previously issued thereunder, and such awards will continue to be governed by the terms of the 2008 Director Plan.
The 2017 Director Plan authorizes our Board to grant equity-based awards to our non-employee directors, currently representing eight persons. Similar to the 2008 Director Plan, the purpose of the 2017 Director Plan is to promote our success and enhance our value by linking the personal interests of our non-employee directors to those of our shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders. The 2017 Director Plan is designed to give the Board greater flexibility in structuring awards that will achieve these objectives. While the 2008 Director Plan provided the Company with the ability to grant restricted stock and restricted stock unit awards on an annual basis, the 2017 Director Plan provides the ability to grant the same variety of equity awards provided for under the proposed 2017 Equity Incentive Plan.
The Board of Directors believes it is the best interest of the Company and its shareholders to implement the 2017 Director Plan to enable us to continue to grant stock awards at appropriate levels to eligible non-employee directors.
“Share” referred to throughout this proposal means a share of our common stock, as adjusted for dividend, split-up, combinations, mergers, consolidations, recapitalizations, or any other change in the number or kind of outstanding shares of our common stock or any stock or other securities or property into which such common stock will have been exchanged.
If our shareholders do not approve the 2017 Director Plan, we will continue to use our 2008 Director Plan until its expiration on January 31, 2018 but will be restricted in our ability to successfully attract and retain the services of highly qualified and talented non-employee directors.
We are asking for approval of a share reserve under the 2017 Director Plan of 300,000 shares.
In determining the number of shares to be reserved for issuance under the 2017 Director Plan, the Board considered the following:

•	Attracting and Retaining the Services of highly qualified and talented non-employee directors.

•
Overhang. Overhang measures the potential dilution to which our existing shareholders are exposed due to outstanding equity awards. As of March 13, 2017, we had 103,584 shares subject to outstanding equity awards, of which none were subject to outstanding options, and 103,584 were subject to outstanding full-value awards.

•
Burn Rate. Burn rate measures our usage of shares for our equity incentive plans as a percentage of our outstanding Common Stock. For 2016, 2015, and 2014, our burn rate was 0.83%, 0.45%, and 0.49%, respectively. We have been advised by independent consultants that our average annual burn rate of 0.59% over this three-year period is considered reasonable by most institutional shareholders for a company of our size in our industry.

•
Forecasted Grants. In determining our projected share utilization, the Board considered a forecast that included the following factors: (i) the shares needed for retention of non-employee directors; (ii) the shares available for issuance under the 2008 Director Plan; (iii) the shares that would be available for grant under the 2017 Director Plan, if the shareholders approve the 2017 Director Plan; and (iv) forecasted future grants.

•	Recommendations and Guidelines of Proxy Advisory Firms. The Board considered ISS guidelines with respect to the appropriate share reserve for an equity plan.
Our non-employee directors have an interest in this proposal, as they will be eligible to receive equity awards under the 2017 Director Plan, if it is approved.

Summary of Material Terms of the Director Incentive Plan
The following summary of the material terms of the 2017 Director Plan is qualified in its entirety by reference to the complete text of the 2017 Director Plan, which is attached hereto as Annex C.
Purpose. The purpose of the 2017 Director Plan is to attract and retain the services of highly qualified and talented non-employee directors, whose present and future contributions to the Company’s welfare, growth and combined business success will be of benefit to the Company.
Shares Subject to the 2017 Director Plan. Subject to adjustment for certain changes in our capital structure (described below under “Adjustments”), up to 300,000 shares of our common stock may be delivered pursuant to Awards granted under the 2017 Director Plan. These shares are either authorized and unissued shares or previously issued shares that have been reacquired by us and are held as treasury stock.
Any shares subject to an option that expires or is terminated without having been fully exercised, or subject to a restricted stock or other award that is forfeited, prior to termination of the 2017 Director Plan, will again become available for the grant of awards under the 2017 Director Plan. Any shares used to pay the exercise price of an option will not become available for the grant of awards under the 2017 Director Plan. All shares that were subject to a stock-settled stock appreciation right that were not issued upon the exercise of such stock appreciation right will also not become available for the grant of awards under the 2017 Director Plan. If (i) an award under the 2017 Director Plan is settled in cash in lieu of shares of common stock, or (ii) an award is exchanged with the permission of the Board or its delegate, prior to the issuance of shares of common stock, for an award pursuant to which shares of common stock may not be issued, then, in either such case, such shares will become available for the grant of awards under the plan. Any shares of common stock that are subject to awards that may only be settled in cash will not reduce the aggregate number of shares of common stock for which awards may be granted under the 2017 Director Plan.
No more than 15,000 shares of common stock may be subject to awards granted to any individual during any calendar year.
As of March 13, 2017, the closing price of a share of our common stock on the NYSE was $10.91.
Eligibility. Awards may be granted under the 2017 Director Plan to such non-employee directors of the Company and its affiliates as may be determined by the Board, or a committee of one or more members of the Board, if so delegated by the Board.
Administration. The 2017 Director Plan generally will be administered by our Board (or a committee of one or more members of the Board, if so delegated by the Board). The Board will make all determinations in respect of the 2017 Director Plan, and will have no liability for any action taken in good faith. Our Board, in its sole discretion, also may grant Awards or administer the 2017 Director Plan.
Types of Awards. The 2017 Director Plan provides for grants of the following specific types of awards, and also permits other equity-based or equity-related awards (each, an “Award” and, collectively, “Awards”). Each Award will be evidenced by an award agreement (together with any award statement or supplemental documents, an “Award Agreement”) which will govern that Award’s terms and conditions.
Nonstatutory Options. Nonstatutory options granted under the 2017 Director Plan are options that are not intended to qualify as incentive stock options under the Code and provide grantees with the right to purchase shares of common stock at a predetermined exercise price. The expiration date of an option is no later than the tenth anniversary of the date of grant.
Stock Appreciation Rights. A stock appreciation right (“SAR”) generally permits a grantee who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (i) the excess of the fair market value, on the date of exercise, of a share of common stock over the exercise price of such SAR by (ii) the number of shares with respect to which the SAR is being exercised. The Board may grant SARs in conjunction with options or independently of them. The expiration date of a SAR granted independently of an option is no later than the tenth anniversary of the date of grant.
Exercise Price for Options and Stock Appreciation Rights. The exercise price for nonstatutory options, and stock appreciation rights will not be less than the fair market value of a share of common stock on the date of grant, unless the option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
Exercise of Options and Stock Appreciation Rights. The Board determines the time or times at which an option or SAR may be exercised in whole or in part, the methods by which the exercise price of options may be paid or deemed to be paid, the form of such payment, and the methods by which shares are delivered or deemed to be delivered to participants, and all other conditions of options and SARs. In general, and except as provided in an individual agreement with a grantee, upon termination of a grantee’s employment or service with us, all unvested options or SARs held by such grantee will immediately terminate, and the grantee may exercise all vested options or SARs during the three-month period after such termination. In the event that a grantee’s service with us or an affiliate terminates due to death (or a grantee dies during the three-month period following termination as described in the preceding sentence), the grantee’s options or SARs become fully vested and may be exercised during the one-year period after such death or retirement. In no case, however, may an option or SAR be exercised later than the termination date of the option or SAR. In the event a grantee’s service is terminated for cause, then all options or SARs, whether vested or unvested, will immediately terminate.
Transferability of Options. A nonstatutory option may, in the sole discretion of the Board be transferable, upon written approval by the Board and to the extent provided in the Award Agreement, to an immediate family member or related trust or similar entity or another transferee. The holder of any option may designate in writing a third party who will, in the event of the holder’s death, be entitled to exercise such option.
Restricted Stock and Restricted Stock Units. The Board may grant restricted stock that is forfeitable unless certain vesting requirements are met, and may grant restricted stock units (“RSUs”) which represent the right to receive shares of common stock after certain vesting requirements are met. The 2017 Equity Incentive Plan provides the Board with discretion to determine the terms and conditions under which a grantee vests in his or her restricted stock or RSU award. The grantee of a restricted stock award will generally have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock, but such restricted stock will be subject to restrictions set forth in the award agreement, including forfeiture conditions and any restrictions on transfer of such restricted stock. At the Board’s discretion, any cash and stock dividends with respect to restricted stock may be withheld by us (and credited with interest, if determined by the Board) until such time as the restrictions on the related restricted stock lapse (and will be forfeited if such restricted stock is forfeited). Each RSU may, in the Board’s discretion, be credited with any cash and stock dividends paid with respect to one share of common stock. Such dividend equivalents may be withheld by us (and credited with interest, if determined by the Board) until settlement of the RSU (and will be forfeited if the RSU is forfeited). Dividends or dividend equivalents withheld by us may be paid in cash or common stock having an equivalent fair market value. Except as provided by the Board (in an award agreement or otherwise), upon a termination of grantee’s service with the Company and its affiliates for any reason, all shares of restricted stock or RSUs granted to such grantee on which the restrictions relating thereto have not lapsed are immediately forfeited to us.
Other Stock-based Awards. The Board may grant other stock-based awards, consisting of rights or other interests granted under the 2017 Director Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock (including, for example, dividend equivalents or performance units), each of which may be subject to the attainment of performance goals, a period of continued service and/or other terms or conditions, each as determined by the Board. The Board determines the terms and conditions of other stock-based awards, consistent with the terms of the 2017 Director Plan, at the date of grant or thereafter.
Adjustments. In the event of a change in the number or class of the outstanding shares of common stock due to split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to Awards granted under the 2017 Director Plan, both in the aggregate and as to any grantee, and the number and class of shares then subject to outstanding Awards and the exercise price per share of outstanding options or SARs, will be adjusted to reflect such change, all as determined by the Board. In the event of any other change in the number or kind of outstanding shares of common stock, or of any stock or other securities or property into which such common stock will have been changed, or for which it will have been exchanged, if the Board determines that such change equitably requires an adjustment in any award that has been or may be granted under the 2017 Director Plan, such adjustment will be made in accordance with such determination subject to certain limitations set out in the 2017 Director Plan.
Change in Control. In the event of a change in control, notwithstanding any provision in the 2017 Director Plan to the contrary, the Board may, in its sole discretion, take any action with respect to all or any portion of a particular outstanding Award or Awards, including, but not limited to, the following: (i) make any outstanding Option, SAR or other Award (as applicable), that is not then exercisable, exercisable as to all or any portion of the shares of common stock covered thereby as of a time prior to the change in control; (ii) make all or any portion of the restrictions applicable to any outstanding Award (including the restricted period applicable to any outstanding shares of common stock underlying restricted stock or RSUs) lapse as of a time prior to the change in control (including a waiver of any applicable performance goals); (iii) with respect to performance compensation awards, all incomplete performance periods in respect of such Award in effect on the date the change in control occurs will end on the date of such change and the Board will (a) determine the extent to which performance goals with respect to each such performance period have been met and (b) cause to be paid to the applicable participant partial or full Awards with respect to performance goals for each such performance period based upon the Board’s determination of the degree of attainment of performance goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Board; (iv) settle Awards previously deferred; (v) adjust, substitute, convert, settle and/or terminate outstanding Awards as the Board, in its sole discretion, deems appropriate and consistent with the plan’s purposes; and (vi) in the case of any Award with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Board may cancel the Award without the payment of consideration therefor. To the extent practicable, any actions taken by the Board may occur in a manner and at a time which allows affected participants the ability to participate in the change in control transactions with respect to the shares of common stock subject to their Awards. In addition, in the event of a change in control, the Board may, in its sole discretion and upon at least ten days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of common stock received or to be received by other stockholders of the Company in such change in control.
Amendment or Termination of the 2017 Director Plan and Awards. In general, the Board can modify, alter, amend or terminate the 2017 Director Plan (at any time and with or without retroactive effect) in whole or in part in its discretion without approval of the shareholders or any other person, except that no amendment will become effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. However, no amendment to or termination of the 2017 Director Plan may adversely affect any rights of any grantee under any outstanding Award without his or her written consent. The Board may, at any time, amend the terms of an outstanding Award, except that no such amendment may impair the rights under any Award without the written consent of the affected grantee. Additionally, the Board may unilaterally amend from time to time the provisions of the 2017 Director Plan and the provisions of any outstanding Award in such respects as the Board will, in its sole discretion, deem advisable to incorporate in the 2017 Director Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or rules or regulations of the IRS or any other governmental agency enacted or promulgated after the adoption of the 2017 Director Plan.
In addition, in the event that (i) we merge or are consolidated with another entity and in connection therewith consideration other than equity is provided to our shareholders or outstanding Awards are not to be assumed by the resulting entity, (ii) all or substantially all of our assets are acquired by another person, (iii) we are reorganized or liquidated or (iv) we enter into a written agreement to undergo a transaction specified in (i), (ii) or (iii) above, the Board may, in its discretion and upon advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid in cash, stock or other property (or any combination thereof) the value of such Awards based on the price per share of common stock received or to be received by other shareholders of the Company in such event.
Duration of the 2017 Director Plan. The 2017 Director Plan will become effective upon approval by the shareholders of the Company at this Annual Meeting (the “Effective Date”) and, if not previously terminated by the Board, the 2017 Director Plan will terminate on the close of business on the ten-year anniversary of the Effective Date.
Right of Offset. We have the right to offset against our obligation to deliver shares of common stock (or other property or cash) under the 2017 Director Plan or any Award Agreement any outstanding amounts the recipient then owes to us and any amounts the Board otherwise deems appropriate pursuant to any tax equalization policy or agreement. Our right to offset is subject to the constraints of Section 409A of the Code.
Clawback. The Board may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a grantee’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but will not be limited to, termination of service with or without cause (as defined in the 2017 Director Plan), breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
No Stockholder Rights; Dividend Equivalents. Grantees will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of common stock represented by any Award (other than as provided with respect to Awards of restricted stock) unless and until such time as shares of common stock represented by such vested Awards have been delivered to the grantee. Grantees will have no right to receive, or otherwise, with respect to, any dividend equivalents until such time, if ever, any Award to which such dividend equivalents relate vests.
Certain U.S. Federal Income Tax Implications of Certain Awards under the 2017 Director Plan
The following is a brief and general summary of certain federal income tax consequences applicable to transactions under the 2017 Director Plan. The consequences of transactions depend on a variety of factors, including a director’s tax status.
A director will not recognize any taxable income upon the award of restricted stock that is not transferable and is subject to a substantial risk of forfeiture, unless the director has made an election under Section 83(b) of the Internal Revenue Code. If no such election is made, at the time the vesting terms and conditions applicable to restricted stock are satisfied, the director will recognize compensation taxable as ordinary income, and we will generally be entitled to a tax deduction, equal to the then fair market value of the common stock on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the director. If a director makes such an election, he or she will recognize compensation taxable as ordinary income, and we will generally be entitled to a tax deduction, equal to the fair market value of the common stock subject to the award on the award date, and the director will not recognize additional taxable compensation income on the vesting date.
Upon the grant of restricted stock units, a director will not recognize any taxable income. Generally, the director will recognize compensation taxable as ordinary income, and we will generally be entitled to a tax deduction, in an amount equal to any cash received, plus the then-current fair market value of any shares of common stock received, by the director upon settlement of the restricted stock units.
The grant of an option or SAR will create no tax consequences at the grant date for a director. Upon exercising an option or SAR, a director will recognize ordinary income equal to the excess of the fair market value of the vested shares of common stock (and/or cash or other property) acquired on the date of exercise over the exercise price. A director’s disposition of common stock acquired upon the exercise of an option or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the director’s tax basis in such shares.
Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2017 Director Plan in connection with a “change of control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the director holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the excess parachute payment.
New Plan Benefits
Subject to approval of our stockholders at the Annual Meeting, equity awards are expected to be made to our non-employee directors under the 2017 Director Plan. The Company’s executive officers (including the named executive officers) are not eligible to receive Award grants under the 2017 Director Plan. The terms of awards that are expected to be received by or allocated to our non-employee directors under the 2017 Director Plan are discretionary and therefore cannot be determined at this time.
See the “Director Compensation” table on page 40 for a description of the equity awards made to our directors during the year ended December 31, 2016 under our existing incentive plans.
The discussion above is qualified in its entirety by reference to the full text of the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors, which is attached hereto as Annex C.
The Board of Directors recommends that you vote “FOR” the foregoing proposal for the reasons outlined above.

PROPOSAL 7
TO AMEND AND RESTATE THE COMPANY’S BYLAWS TO ADOPT “PROXY ACCESS” AND TO IMPLEMENT CONFORMING REVISIONS TO RELATED PROCEDURES FOR SHAREHOLDERS TO NOMINATE DIRECTORS OR PROPOSE OTHER MATTERS FOR CONSIDERATION AT SHAREHOLDER MEETINGS
Our Board recognizes that properly structured “proxy access” tailored to our shareholder makeup and crafted to include appropriate safeguards against potential abuse and opportunism would give our shareholders the ability to include their director nominees in our proxy materials for our annual meetings of shareholders, thereby promoting shareholder participation in director elections while potentially increasing the Board’s accountability and responsiveness to shareholders.
In line with its ongoing commitment to best practices in corporate governance and in response to increasing shareholder support for “proxy access,” after careful consideration, the Board has determined that amendments to the Company’s bylaws to adopt new Sections 3.18 and 3.19 to adopt proxy access and to implement conforming amendments to, and remove certain obsolete provisions from, Section 2.9, which concerns shareholder notice update and supplementing procedures, and Section 3.4, which concerns the procedures that shareholders must comply with in order to nominate directors and properly bring any business before shareholder meetings, are in the best interests of the Company and its shareholders at this time.
If approved, these “proxy access” provisions would vest eligible shareholders (or a group of up to 20 eligible shareholders) who meet certain conditions, including holding at least 3% of the Company’s outstanding capital stock continuously for at least three years, with the right to use the Company’s proxy statement to nominate, at each annual meeting, director candidates comprising up to 20% of the Board, but not less than two candidates. The Board believes that this “3/3/20/20” approach is consistent with emerging prevailing market practices regarding proxy access implementation and embodies the most appropriate form of proxy access for the Company. For example, the Board believes that a group limitation of up to 20 shareholders will provide reasonable access while limiting the possibility that small shareholders with narrowly defined special interests could become over-represented on the Board. A limitation of 20 shareholders will also prevent the administrative burden and expense that could be incurred in managing and vetting nominations from groups of potentially dozens or hundreds of small shareholders.
In crafting the particulars of the proxy access approach, the Board sought to balance potential benefits of proxy access with appropriate limitations to avoid abuse by investors who wish to promote special interests that may not be aligned with the interests of our other shareholders, or who lack a meaningful long-term interest in the Company. In designing the provisions of this proposal, the Board has been mindful not to impose any undue impediments that may tend to render our proxy access approach impractical or overly burdensome. Our Board’s proposal for proxy access represents the framework that our Board believes is most beneficial to all of our shareholders and strikes the most appropriate balance between giving shareholders meaningful input on our Board while not being disruptive to board functions and effectiveness.
The Board also concluded that the conforming amendments to Section 2.9, relating to shareholder notice update and supplementing procedures, and Section 3.4, relating among other things, to requirements regarding the form of, and the information required to be provided in, shareholder notice (including information regarding the proposing person’s beneficial ownership position in the Company’s equity securities as well as information regarding all arrangements, agreements or understandings entered into by the proposing person or any of its affiliates for the purpose of acquiring, holding, disposing or voting of the Company’s equity securities), are necessary and advisable to ensure consistency among the various related provisions of the bylaws concerning shareholder proposals and nominations.
The discussion above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws marked to show all proposed changes (additions are underlined and deletions are struck through), which is attached hereto as Annex D.
The Board of Directors recommends that you vote “FOR” the foregoing proposal for the reasons outlined above.

PROPOSAL 8
SHAREHOLDER PROPOSAL REGARDING ANNUAL REPORT ON LOBBYING ACTIVITIES AND EXPENDITURES

The Company is not responsible for the content of this shareholder proposal or supporting statement. The statement by the Board in opposition of this shareholder proposal can be found following the proposal and shareholder supporting statement below.
Background and Shareholder’s Statement of Support
AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036-5687, represented that it has beneficially owned the requisite amount of Calpine common stock for more than one year and intends to present the proposal set forth below (the “Lobbying Report Proposal”) at the Annual Meeting. The Company is not responsible for the accuracy or content of the proposal and supporting statement provided below, which are reproduced as received from the proponent.
The Board of Directors opposes the following Lobbying Report Proposal for the reasons set forth below under “Board Statement in Opposition.”
Whereas, we believe full disclosure of our company’s direct and indirect lobbying activities and expenditures is required to assess whether Calpine’s lobbying is consistent with its expressed goals and in the best interests of shareholders.
Resolved, the shareholders of Calpine Corporation (“Calpine”) request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Calpine used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Calpine’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	A description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Calpine is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Audit Committee or other relevant oversight committee and posted on Calpine’s website.
Supporting Statement
As shareholders, we encourage transparency and accountability in Calpine’s use of corporate funds to influence legislation and regulation, both directly and indirectly. Calpine spent $3.69 million in 2014 and 2015 on direct federal lobbying activities (opensecret.org). These figures do not include lobbying expenditures to influence legislation in states, where Calpine also lobbies but disclosure is uneven or absent. For example, Calpine spent $645,635 on lobbying in California in 2014 and 2015. Calpine’s lobbying of Congress on the Environmental Protection Agency’s Clean Power Plan has attracted media attention (“Lobbying Continues Unabated on EPA’s Clean Power Plan,” Bloomberg BNA, May 4, 2016), as has its lobbying in Texas to implement an energy capacity market (“Texas Drag on Calpine Shares Is Turning Its ‘Smile’ to a Frown,” Bloomberg, September 17, 2015).
Calpine is a member of the American Gas Association, which has spent over $6.9 million on federal lobbying since 2010. Calpine is also a member of the California Manufacturers and Technology Association and the California Municipal Utilities Association, which together spent $4,793,630 million [sic] on lobbying in California for 2014 and 2015. Calpine does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Absent a system of accountability and disclosure, corporate assets may be used for objectives that pose risks to the company.

Transparent reporting would reveal whether company assets are being used for objectives contrary to Calpine’s long-term interests.
Board Statement in Opposition
While Calpine supports transparency and accountability in political spending, our Board believes that adopting the foregoing shareholder proposal would not be in the best interests of the Company or its shareholders because it is duplicative and unnecessary. Accordingly, we recommend that you vote against this Proposal No. 8.
The Board believes it is in the best interests of our shareholders for Calpine to participate in the political process. As one of the largest power generators in the U.S. measured by power produced, Calpine brings an informed perspective to public policy discussions on the state and national levels. Due to the nature of our business, Calpine is closely regulated and subject to legislation from federal, state and local authorities that can have a significant impact on our operations and profitability. Through our participation in the political process, we advocate for fair and well-structured competitive power markets and environmentally responsible regulation to encourage and incentivize clean forms of energy. Our Government and Regulatory Affairs representatives actively participate in political processes and public policy discussions to ensure that public officials are informed about key issues that affect our interests and those of our customers, employees and shareholders and of the communities we serve.
Calpine belongs to a number of trade associations, primarily to ensure access to the business, technical and industry standard-setting expertise of these associations. We closely monitor the appropriateness and effectiveness of the political activities undertaken by the trade associations in which we are a member. Participation as a member of these associations comes with the understanding that we may not always agree with all of the positions of the organizations or other members, but that we believe that such associations take many positions and address many issues in a meaningful and influential manner that may have a direct effect on our business. Requiring Calpine to disclose membership and payments made to these associations, presumably as an indication of political spending, is potentially misleading because it is not necessarily indicative of our substantive position on any particular issue.
Moreover, we already maintain a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed and aligned with the Calpine Code of Conduct. As provided in the Calpine Code of Conduct, we are committed to the goals of maximizing returns to all of our stakeholders and operating the Company in a safe environment, guided by good governance principles and in compliance with all laws and regulations applicable to our business. As such, we conduct lobbying activities and disclose promotion efforts in compliance with applicable laws. Political contributions are subject to comprehensive regulation by federal, state and local governments with detailed disclosure requirements, including requirements to file reports with appropriate state and federal agencies on lobbying-related activities and expenditures. In compliance with such requirements, we already maintain and file Lobbying Disclosure Act Reports with the U.S. Congress. These quarterly reports detail the particular bills and issues on which individual lobbyists had activity on behalf of the Company, as well as the total lobbying expenses, including payments made to trade associations. Additionally, we and our registered federal lobbyists must file reports detailing, among other things, disbursements and personal and/or direct contributions to federal candidates and national party committees. Such federal reports may be found at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm and on Calpine’s website at http://www.calpine.com/about-us/government-relations/advocacy. State reports disclosing activity at the state and local levels, if required, are also made publicly available for review on the applicable state agency website. As a result of the disclosures mandated by federal and state laws, the Board has concluded that ample disclosure exists regarding our lobbying activities that ensures transparency regarding such activities for our customers, employees and shareholders and the general public.
Since disclosure of our lobbying activities is already publicly available, the Board believes that the additional reports requested in the foregoing proposal would result in an unnecessary use of the Company’s resources. The implementation of the proposal’s additional requirements would result in the unproductive consumption of valuable time and corporate resources without materially enhancing existing publicly available information. If adopted, the proposal would apply only to Calpine and to no other company and therefore would cause Calpine to incur undue cost and administrative burden, without commensurate benefit to our shareholders. Because we are committed to complying with applicable current and future political contribution and campaign finance laws, and already publicly disclose our political contributions as required by law, the Board believes that the special report requested in this proposal is an unproductive use of the Company’s resources.
Further, the Board also opposes the proposal because many aspects of it are vague or unworkable and may create confusion. The definitions of “direct and indirect lobbying” and “grassroots lobbying communications” and the payments that would be considered lobbying-related vary across jurisdictions and could include employee salaries, office rent, charitable contributions and employee travel expenses. As a result, the disclosures regarding lobbying-related payments required by the foregoing proposal may be inconsistent and confusing, as a particular payment may be considered lobbying-related in one jurisdiction but not in another.

Calpine’s responsible participation in the political process and its prudent expenditures in connection with such participation are in the best interests of the Company, its shareholders and its customers and ample existing disclosure regarding our lobbying activities ensures transparency for our customers, employees and shareholders and the general public.
For these reasons, we believe that this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions already exists. Accordingly, the Board recommends that you vote “AGAINST” the foregoing proposal for the reasons outlined above. Proxies solicited by the Board will be voted “AGAINST” this proposal unless a contrary vote is specified.

DIRECTOR COMPENSATION
The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our Board for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mary L. Brlas(2)	35,217	74,997	110,214
Frank Cassidy	177,008	149,984	326,992
Jack A. Fusco(3)	48,648	99,995	148,643
Michael W. Hofmann	104,000	99,995	203,995
David C. Merritt	110,000	99,995	209,995
W. Benjamin Moreland	90,000	99,995	189,995
Robert A. Mosbacher, Jr.	114,000	99,995	213,995
Denise M. O’Leary	114,000	99,995	213,995
_____________________

(1)
The amounts set forth next to each award represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For discussion of the assumptions used in these valuations, see Note 12 of the Notes to Consolidated Financial Statements included in the Company’s 2016 Annual Report on Form 10-K. Represents 6,653 restricted stock units granted to each of Ms. O’Leary and Messrs. Cassidy, Hofmann, Merritt, Moreland and Mosbacher on May 11, 2016 pursuant to the 2008 Director Plan, 6,653 and 3,326 restricted stock awards granted to Messrs. Fusco and Cassidy, respectively, on May 11, 2016 pursuant to the 2008 Director Plan and 5,995 restricted stock units granted to Ms. Brlas on August 10, 2016 pursuant to the 2008 Equity Incentive Plan, all vesting on the earlier to occur of the first anniversary date of the date of grant or the day immediately preceding the date of the 2017 annual meeting of shareholders. All such grants remained outstanding at December 31, 2016. In addition, the following members of the Board have elected to defer the distribution date of restricted stock units granted prior to 2016 and such awards remain outstanding at December 31, 2016: Mr. Cassidy - 13,651 shares, Mr. Hofmann - 13,651 shares, Mr. Merritt - 20,018 shares and Ms. O’Leary - 6,367 shares.

(2)	Ms. Brlas was appointed to the Board of Directors effective August 10, 2016.

(3)
Mr. Fusco’s compensation for his service as our Executive Chairman through May 11, 2016 is not reflected in this table. In accordance with his employment agreement, Mr. Fusco’s term as Executive Chairman expired on May 11, 2016 after which he serves as a non-employee member of the Board and receives director compensation payable to our non-employee directors.

Our Corporate Governance Guidelines provide that compensation for our non-employee directors’ services may include annual cash retainers, shares of our common stock and options for such shares; meeting fees; fees for serving as a committee chairman; and fees for serving as a director of a subsidiary. We also reimburse directors for their reasonable out-of-pocket and travel expenses in connection with attendance at Board and committee meetings. Our Compensation Committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board. Our Corporate Governance Guidelines provide that director compensation should be fair and equitable to enable the Company to attract qualified members to serve on its Board.
We had the following compensation structure for non-employee directors for 2016:

	Annual Retainer ($)	Meeting Fees ($)	Restricted Stock Unit Award Value ($)	Committee Chair Retainer ($)
Outside Board Members	56,000	20,000	100,000(1)	—
Chairman of the Board	100,000(2)	—	50,000(3)	—
Lead Director	25,000	—	—	—
Audit Committee	—	14,000	—	20,000
Compensation Committee	—	14,000	—	10,000
Nominating and Governance Committee	—	14,000	—	10,000
_____________________

(1)
Restricted stock units vest on the earlier to occur, the first anniversary of the date of grant or the day immediately preceding the date of the next annual meeting of shareholders. Annual equity grants to non-employee directors are generally approved by the Board of Directors during its first meeting of the calendar year. All non-employee directors are generally eligible for annual equity awards granted pursuant to the 2008 Director Plan.

(2)	The independent Chairman of the Board receives this amount in addition to the annual retainer paid to independent outside board members.

(3)	The Chairman of the Board receives this additional amount in the form of a grant of restricted shares.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section of the proxy statement explains how our executive compensation programs are designed and operate with respect to the following officers identified in the “Summary Compensation Table” below (the “named executive officers”):

John B. (Thad) Hill III	President and Chief Executive Officer
Zamir Rauf	Executive Vice President and Chief Financial Officer
W. Thaddeus Miller	Executive Vice President, Chief Legal Officer and Secretary
W.G. (Trey) Griggs III	Executive Vice President and President, Calpine Retail
Charles M. Gates	Executive Vice President, Power Operations
Executive Summary
Our goal is to be recognized as the premier competitive power company in the United States and our Compensation Committee believes that our executive compensation program is instrumental in helping us achieve this goal. We maintain simple, straightforward compensation programs pursuant to which our named executive officer compensation consists almost entirely of base salary, annual cash incentives and equity grants.
During 2016, we achieved strong operational and financial results despite challenging environments in the competitive wholesale markets in which we operate, largely driven by low commodity prices. Our executive management team remains focused on executing the Company’s strategic plan to create long-term value for our shareholders. The compensation decisions made by the Compensation Committee in 2016 reflect our commitment to aligning executive compensation with shareholder value and focus on incentivizing our executives to improve financial and operating performance.
Throughout 2015 and 2016, there was a steep decline in the share price of independent power producers (“IPPs”), largely due to a collapse in global commodity prices, including natural gas and power prices. Our share price decreased approximately 21% in 2016 after decreasing approximately 35% in 2015. As a result, the realizable value of the equity grants made to Messrs. Hill, Rauf and Miller since 2014 have decreased from their grant date value by approximately 52% as of December 31, 2016 (Messrs. Griggs and Gates did not join the Company until June 2015 and April 2016, respectively). In addition, there was no cash payout associated with the 2014 performance share units for Messrs. Hill, Rauf and Miller (our named executive officers who received performance share units granted in February 2014), based on the company’s relative performance against the S&P 500 Index companies over a three-year period.
Despite the challenging environment, we took significant steps in 2016 to favorably position the Company for future success including operating safely and reliably, successfully integrating our retail subsidiary, Champion Energy Marketing, LLC (“Champion Energy”), acquiring a premier commercial and industrial retail business in Calpine Energy Solutions, LLC, as well as our other divestiture and acquisition activities that make Calpine a stronger company and align with the goal of creating long-term shareholder value. We believe that our focus on remaining a premier operating company, managing our portfolio of power plants and maintaining strong customer relationships, our disciplined capital allocation philosophy and our talented employee base all enabled us to differentiate ourselves from our peers as we strive to create long-term value for our shareholders.
Best Practices in Compensation Governance and Highlights of Recent Developments
We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions and changing regulatory requirements. Some of our significant practices, policies and recent modifications include:
Pay for Performance Alignment

•
Compensation Mix. In accordance with our pay for performance philosophy, a significant portion of the total compensation of our Chief Executive Officer and our other named executive officers is based on the Company’s performance.

•
Emphasis on Performance over Time. Also in accordance with our philosophy, the compensation program for our named executive officers is designed to minimize imprudent short-term decision making and risk taking and emphasize long-term performance.

•	Performance-Based Annual Incentive Awards. Our Calpine Incentive Plan (“CIP”) is 100% performance-based and uses multiple financial and operational performance measures.

•
Performance-Based Long-Term Incentives. Our 2016 long-term incentive program for the Company’s senior executives was designed to align the interests of our officers closely with those of our shareholders. It delivered 50% of the long-term incentive opportunity in the form of performance share units (“PSUs”) that are earned (or forfeited) based on the Company’s relative total shareholder return (“TSR”) performance over a three-year period, and the remaining 50% of the incentive opportunity in the form of restricted stock awards. After an extensive review in 2016, we rebalanced our long-term incentive awards to senior executives, focusing more directly on the Company’s absolute stock price performance. We delivered 30% of the long-term incentive opportunity in the form of stock options, 30% of the incentive opportunity in the form of performance units based on Calpine achieving absolute shareholder return thresholds and 40% of the incentive opportunity in the form of contingent restricted stock unit awards.

Limited Benefits and Perquisites

•	No Supplemental Retirement Benefits. Our named executive officers participate in retirement plan programs provided to all Calpine employees and do not receive special retirement plans or benefits.

•
Limited Perquisites. We offer a limited amount of perquisites and other personal benefits to our senior executives consistent with prevailing market practice and the Company’s overall compensation program. Perquisites do not constitute a material part of our compensation program.

Key Policies and Practices

•
Clawbacks. The employment agreement for Mr. Miller and the letter agreement for Mr. Hill provide for a three-year clawback related to any after-tax portion of income realized from the exercise of their respective sign-on options. The employment agreement for Mr. Hill also provides for a three-year clawback related to any after-tax portion of his annual cash incentive compensation in the event he commits a willful and intentional act which directly results in a material restatement of the Company’s earnings.

•
Stock Holding and Ownership Policy. Our stock ownership policy aligns the interests of senior executives with those of the Company’s shareholders by requiring all senior executives to maintain a stated level of stock ownership. Messrs. Miller and Hill are also required to hold shares equal to at least 50% of the after-tax proceeds of each exercise of their sign-on options until their employment with the Company terminates. In addition, pursuant to his employment agreement, Mr. Hill was initially required to hold shares equal to at least five times his base salary by the fifth anniversary of the effective date of his employment agreement. However, pursuant to our stock ownership policy, Mr. Hill is now required to hold shares equal to at least six times his base salary by January 1, 2020.

•	No Pledging of Shares. Our insider trading policy (which is applicable to all employees, including named executive officers) expressly prohibits hedging of Company shares.

•
Compensation Risk Assessment. Our Compensation Committee regularly determines the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. We believe that our compensation practices and policies do not encourage excessive or unnecessary risk taking.

•
Independent Compensation Consultant. The Compensation Committee utilizes the services of Meridian Compensation Partners, LLC, a national compensation consulting firm, as its independent compensation advisor.

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No Excise Tax “Gross-ups”. Our named executive officers are not entitled to an excise tax gross-up payment in the event that any benefit or payment by the Company is determined to be subject to the excise tax imposed by Code Section 4999.

The following charts illustrate the mix of pay for our Chief Executive Officer (“CEO”) and our other named executive officers (“Other NEOs”). A significant portion of each named executive officer’s compensation is tied to performance-based short- and long-term incentives.

2016 Performance and Strategic Accomplishments Considered in Determining Executive Compensation
Our executive compensation decisions in 2016 were greatly influenced by continued strong financial and operating results in a challenging economic environment. Our CIP focuses on several key financial and operating performance measures that are aligned with the creation of shareholder value.
Under the leadership of our executive management team, our key financial, operational and strategic performance accomplishments over the course of 2016 include:

•
We performed better than our target thresholds for Expenses, Capex/Maintenance and TRIR. See “Compensation Discussion and Analysis — Elements of Compensation” for how these corporate performance goals are defined.

•	We produced approximately 110 million MWh of electricity during 2016.

•
Our employees achieved a total recordable incident rate of 0.55 recordable injuries per 100 employees which places us in the first quartile performance for power generation companies with 1,000 or more employees.

•	Our entire fleet achieved a forced outage factor of 2.8% and a starting reliability of 97.9%.

•
We increased our portfolio presence in core markets and divested non-core assets outside our strategic concentration, adding long-term value to our fleet of power plants. We completed the acquisition of a 695 MW power plant in New Hampshire and completed the sales of a 375 MW power plant in Minnesota and a 599 MW power plant in Florida.

•
We expanded our retail customer base by acquiring Calpine Energy Solutions, LLC, formerly Noble Americas Energy Solutions LLC, and entering into a contract to purchase North American Power & Gas, LLC, which closed in early 2017. These transactions add long-term value to our business by providing valuable sales channels for the power we generate.

•
We successfully originated new contracts with customers related to our Texas City Power Plant and Morgan, RockGen and Los Medanos Energy Centers and announced an expansion of the service territory for Champion Energy, all of which add long-term value to our business and fleet of power plants.

•
We strengthened our balance sheet and liquidity by refinancing debt to extend maturities, repricing debt to lower the interest rate and amending our Corporate Revolving Facility to increase the capacity and extend the maturity.

A comparison of our financial and operating performance over the past two years is provided below (in millions, except percentages and per share amounts):

	2016	2015
Commodity Margin(1)	$2,675	$2,879
Expenses(1)	$860	$865
CAPEX & major maintenance expense(1)	$405	$415
Average EFOF(1)	2.8%	2.7%
TRIR(1)	0.55%	0.73%
Income from operations	$839	$855
Adjusted EBITDA(2)	$1,815	$1,976
Diluted Earnings Per Share	$0.26	$0.64
Adjusted Free Cash Flow(2)	$736	$842
Share Price on December 31	$11.43	$14.47
_____________

(1)	As defined under “—Elements of Compensation — Details of Each Element of Compensation.”

(2)
See Annex A to this proxy statement for a discussion of Adjusted EBITDA and Adjusted Free Cash Flow as well as a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.

Our fiscal 2016 compensation actions and decisions were substantially based on our named executive officers’ accomplishments and contributions to the Company’s performance results, as highlighted above. The annual cash incentive bonus, pursuant to the Calpine Incentive Plan, was 101% of target for 2016 compared to 99% for 2015. Further details of our base salaries, 2016 CIP performance score calculation and other key strategic achievements are discussed in greater detail under “— Determining Executive Compensation.”
Our Compensation Program Objectives and Guiding Principles
The Compensation Committee believes that the compensation program for our named executive officers emphasizes at-risk, performance-based compensation without motivating imprudent risk taking. The Compensation Committee believes that our executive compensation program also helps Calpine recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the Company in creating value for our shareholders. In addition, the Compensation Committee believes that the mix and structure of compensation for our executives strikes an appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The compensation objectives and principles that govern the Company’s compensation decisions include:

•	Alignment with Shareholders’ Interests. Our long-term incentive awards are equity-based, linking a significant portion of our named executive officers’ pay to share price performance.

•
Pay for Performance. A significant portion of compensation for our named executive officers is linked to share price performance and the achievement of corporate operating and financial objectives which we believe drive shareholder value.

•
Emphasis on Performance over Time. The compensation program for our named executive officers is designed to minimize excessive short-term decision making and risk taking. The value of long-term incentives is substantially greater than the annual cash incentive bonus and our annual incentive plan limits the maximum cash incentive bonus that can be earned in a given year. The Compensation Committee also retains the discretionary power to reduce annual incentive awards below calculated values.

•
Recruitment, Retention and Motivation of Key Leadership Talent. We provide an appropriate combination of fixed and variable compensation designed not only to attract and motivate the most talented executives for Calpine, but also to encourage retention by vesting equity awards over three years.

Results of the 2016 Advisory Vote on Executive Compensation (“say-on-pay”)
At the Company’s Annual Meeting of Shareholders held in May 2016, our shareholders were asked to approve the Company’s fiscal 2015 executive compensation programs. A substantial majority (96%) of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. As Calpine regularly engages shareholders to discuss a variety of aspects of our business and welcomes shareholder input and feedback, the “say-on-pay” vote serves as an additional tool to guide the Board and the Compensation Committee in ensuring alignment of Calpine’s executive compensation programs with shareholder interests. The Compensation Committee believes that these results reaffirm our shareholders’ support of the Company’s approach to executive compensation.
The Compensation Committee continues working to ensure that the design of the Company’s executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance and does not encourage imprudent short-term risks. The Compensation Committee also continues to use the “say-on-pay” vote as a guidepost for shareholder sentiment and believes it is critical to maintain and continually develop this program to promote ongoing shareholder engagement, communication and transparency.
Determining Executive Compensation
The Compensation Committee bases any adjustments to current pay levels on several factors, including the scope and complexity of the functions an executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Any variations in compensation among our executive officers reflect differences in these factors.
Compensation Consultant
The Compensation Committee has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation and benefit programs. Since 2012, the Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation advisor. Meridian reports exclusively to the Compensation Committee, which has sole authority to engage, dismiss and approve the terms of engagement of its consultant. Meridian provides an objective perspective as to the reasonableness of our executive compensation programs and practices and their effectiveness in supporting our business and compensation objectives. During 2016, Meridian regularly participated in Compensation Committee meetings and advised the Compensation Committee with respect to compensation trends and best practices, incentive plan design, competitive pay levels, our proxy disclosure, and individual pay decisions with respect to our named executive officers and other executive officers.
While Meridian regularly consults with management in performing work requested by the Compensation Committee, Meridian did not perform any separate additional services for management. The CEO meets with the Compensation Committee and the compensation consultant to discuss performance objectives and review compensation recommendations for executive officers directly reporting to him, including the other NEOs. Thereafter, the Compensation Committee meets privately with the independent compensation consultant to review the compensation recommendations. Final decisions on compensation for the NEOs are made solely by the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Meridian from independently representing the Compensation Committee.
Comparator Group
We believe it is appropriate to provide industry-competitive total compensation opportunities to our named executive officers in order to attract and retain top executive talent. However, we do not rely on this information to target any specific pay percentile for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs.
To help the Compensation Committee establish target compensation levels for the named executive officers in early 2016, Meridian prepared an analysis during the latter part of 2015 that compared the then current level of compensation for our named executive officers and compensation paid to comparable positions at companies in an industry comparator group approved by the Compensation Committee. The primary criteria used to identify this 2016 comparator group were: (1) industry and energy portfolio – we compete for talent with energy and utility companies that have significant generation portfolios and significant non-regulated energy operations, and (2) financial scope – our compensation opportunities should compare competitively against companies that have similar financial characteristics.
Historically, other IPPs comprise our closest pool of direct competitors. However, due to consolidation in our industry over the last decade, the number of other IPPs has recently been limited to two companies: Dynegy Inc. and NRG Energy, Inc. In order to evaluate competitive compensation data more closely aligned with our direct competitors, our Compensation Committee approved a change to the benchmarking approach in 2015 to provide for a primary group consisting only of IPP peer companies and a supplemental broader group of companies consisting of 32 electric companies (including Dynegy Inc., NRG Energy, Inc. and TransAlta Corporation from the primary group of IPP peer companies) that participate in a nationally recognized executive compensation survey. Our Compensation Committee used these two comparator groups in early 2016 to assist is setting 2016 compensation for our named executive officers. We believe that the 2016 comparator group provided an appropriate reference for compensation data for companies with which Calpine competes for talent.

Our 2016 primary comparator group consisted of IPP peer companies:

The AES Corporation	NRG Energy, Inc.
Dynegy Inc.	TransAlta Corporation
Our 2016 supplemental comparator group consists of the following companies:

Alliant Energy Corporation	National Fuel Gas Company
Ameren Corporation	Nextera Energy, Inc.
American Electric Power Company, Inc.	NRG Energy, Inc.
Centerpoint Energy, Inc.	OGE Energy Corp.
CMS Energy Corporation	ONE Gas, Inc.
Direct Energy	Pinnacle West Capital Corporation
Dominion Resources, Inc.	PNM Resources, Inc.
Duke Energy Corporation	PPL Corporation
Dynegy Inc.	Sempra Energy
Edison International	Southwest Gas Corporation
Eversource Energy	Spire Inc.
Exelon Corporation	The Southern Company
FirstEnergy Corp.	TransAlta Corporation
Hawaiian Electric Industries, Inc.	Vectren Corporation
Just Energy Group Inc.	WEC Energy Group, Inc.
MDU Resources Group, Inc.	Xcel Energy Inc.
The Compensation Committee considered pay data from the appropriate position matches within the 2016 comparator group for our named executive officers, including the effect on compensation, if any, of specific company size differences. The 2016 comparator group allowed us to monitor the compensation practices of our competitors for executive talent. We do not formally target total compensation, or any specific element of compensation to a specific percentile of the comparator group. Instead, the market data is used to provide a competitive range of pay levels and to obtain a general understanding of current compensation practices in our industry.
Role of Executive Officers in Executive Compensation Decisions
The Chief Executive Officer reviews the compensation data gathered from the compensation surveys, considers each other executive officer’s performance and makes a recommendation to the Compensation Committee on base salary, annual bonus and equity awards for each named executive officer other than himself. The Chief Executive Officer participates in Compensation Committee meetings at the Compensation Committee’s request to provide background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Committee utilizes the information provided by the Chief Executive Officer along with input from Meridian and the knowledge and experience of the Committee’s members in making compensation decisions. Executive officers do not propose or seek approval for their own compensation. The Chairman of the Compensation Committee, with input from the Chairman of the Board of Directors, recommends the Chief Executive Officer’s compensation to the Compensation Committee in an executive session, not attended by the Chief Executive Officer.

Elements of Compensation
Compensation for the named executive officers primarily consists of:

Type	Purpose
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.
Annual Cash Incentives	Drive achievement of annual corporate goals including key financial and operating results and strategic goals that drive value for shareholders.
Long-Term Incentives	Align executive officers’ interests with the interests of shareholders by rewarding increases in the value of our share price.
Post-Employment Compensation
Assist executive officers and other eligible employees to prepare financially for retirement, to offer benefits that are competitive and tax-efficient, and to provide a benefits structure that allows for reasonable certainty of future costs.
Help retain executive officers and certain other qualified employees, maintain a stable work environment and provide financial security in the event of a change in control or in the event of a termination of employment in connection with or without a change in control.

Allocation and Distribution of Each Element of Compensation
The portion of total compensation delivered in the form of base salary and benefits is intended to provide a competitive foundation and fixed rate of pay for the work being performed by each named executive officer and the associated level of responsibility and contributions to Calpine. The compensation opportunity beyond those pay elements is at risk and must be earned through achievement of annual goals, which represent performance expectations of the Board and management and long-term value creation for shareholders. In setting target compensation, the Compensation Committee focuses on the total compensation opportunity for the executive. The proportion of compensation designed to be delivered in base salary versus variable pay depends on the executive’s position and the ability of that position to influence overall Company performance. The more senior the level of the executive, the greater is the percentage of total pay opportunity that is variable.
Details of Each Element of Compensation
Base Salary. The 2016 base salary of each of our named executive officers was set following an annual review, during which adjustments were made to reflect performance-based factors, as well as competitive considerations. During its annual review of base salaries, the Compensation Committee primarily considers:

•	our budget for annual merit increases;

•	the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers;

•	the individual performance of each executive officer; and

•	pay data from our comparator group of companies provided by our independent compensation advisor.
We do not apply specific formulas to determine increases to base salary, which are granted to recognize individual performance and contributions to the improved strategy and operations of the Company. Adjustments to executive salaries are generally effective with the first payroll period after the adjustment is determined. Base salaries and percentage increases from the previous year’s base salary for our named executive officers are indicated below for 2016:

	2016
	Base Salary	Percentage increase from previous year
John B. (Thad) Hill III	$1,127,500	2.5%
Zamir Rauf	$624,488	2.5%
W. Thaddeus Miller	$849,973	2.5%
W.G. (Trey) Griggs III	$512,500	2.5%
Charles M. Gates(1)	$460,000	n/a
_____________

(1)	Mr. Gates’ employment commenced on April 1, 2016.
Annual Incentive — Calpine Incentive Plan. Our annual incentive program, the CIP, is designed to promote the achievement of annual corporate goals including key financial, operating and strategic goals that, in turn, drive value for shareholders. All regular full-time, non-collective bargaining unit employees hired prior to October 1, 2016, were eligible to participate in the CIP including all our named executive officers. The Compensation Committee assigned to each executive officer a target incentive opportunity, expressed as a percentage of eligible earnings (base salary amount paid in 2016), which is dependent on the level of the employee’s position and the scope of the employee’s responsibilities. Target annual incentive levels for each named executive officer are shown in a table below. The total target CIP incentive pool is the sum of all participants’ target annual incentive amounts.
CIP Funding. Funding of the CIP incentive pool is triggered only if we meet a minimum corporate performance target established by the Compensation Committee. For fiscal 2016, this minimum corporate performance target was $1,472 million of Adjusted EBITDA, which was 80% of our fiscal 2016 Adjusted EBITDA goal of $1,840 million. We use Adjusted EBITDA because it is a key metric used by our Board of Directors, senior management and investors in evaluating our financial performance. Our Adjusted EBITDA of $1,815 million as reported in our 2016 annual report exceeded our minimum corporate performance target for fiscal 2016. As a result, the 2016 CIP incentive was funded.
Adjusted EBITDA is defined in our 2016 annual report as net income before interest, income taxes and depreciation and amortization adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the noncontrolling interest, stock-based compensation expense, operating lease expense, non-cash gains and losses from foreign currency translations, major maintenance expense, gains or losses on the repurchase or extinguishment of debt, non-cash GAAP-related adjustments to levelize revenues from tolling agreements and any unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.
Determination of CIP Bonus Pool. The size of the CIP incentive pool is based on the extent to which we achieve the corporate performance goals that are established annually by the Compensation Committee. The Compensation Committee selected these performance goals to reflect a balanced evaluation of annual financial and operating performance. Specific performance metrics include cash generation, cost containment, safety and achievement of key goals that drive the creation of shareholder value. The 2016 performance goals and the actual results are shown in the following table and discussed in further detail below:
CIP Performance Score Calculation ($ in millions) for 2016

Performance Level Performance Score	Threshold	Target	Maximum	Results	Score(1)	Weight	Weighted Score
Commodity Margin	$2,662	$2,762	$2,962	$2,675	65.1%	35.0%	22.8%
Expenses	$1,005	$921	$666	$860	123.4%	35.0%	43.2%
CAPEX/Maintenance	$435	$409	$341	$405	105.0%	10.0%	10.5%
TRIR	1.6	1.0	0.20	0.55	150.0%	10.0%	15.0%
Average EFOF	4.46%	2.5%	0.40%	2.84%	94.0%	5.0%	4.7%
Regulatory Compliance (Pass/Fail)	No material non-compliance events			PASS	100.0%	5.0%	5.0%
Overall Performance Score						100%	101.2%
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(1)	For performance between target and maximum, score is determined by linear interpolation.
Explanation of Performance Measures.

•
Commodity Margin, as used for purposes of determining our CIP goal, is a non-GAAP financial measure that includes power and steam revenues, sales of purchased power and physical natural gas, capacity revenues, renewable energy credit revenue, sales of surplus emission allowances, transmission revenue and expenses, fuel and purchased energy expense, fuel transportation expense, environmental compliance expense and realized settlements from marketing, hedging, optimization and trading activities, but excludes mark-to-market activity. This amount differs from “Commodity Margin” as reported in our 2016 annual report as it also includes other revenue, as referenced in the CIP performance score calculation, Adjusted EBITDA from Calpine’s unconsolidated operations at Greenfield and Whitby, and certain other adjustments.

•
Expenses, as used solely for purposes of determining our CIP pool, are composed of Plant Operating Expense (excluding major maintenance, scrap and stock-based compensation), Royalty Expense from Calpine’s geothermal operations, Sales,

General & Administrative Expense (excluding stock-based compensation), and Other Operating Expense (excluding amortization and stock-based compensation), in each case, as calculated in accordance with U.S. GAAP and included in the amounts reported on our Consolidated Statement of Operations for the year ended December 31, 2016 in our 2016 annual report. We believe that Expenses are a useful tool for assessing the performance of our core operations and are a key operational measure reviewed by our management.

•
CAPEX/Maintenance refers to Calpine’s Capital Expenditure and Major Maintenance Expense related to the refurbishment of major turbine generator equipment and other plant-related facilities inclusive of Calpine’s unconsolidated operations at Greenfield and Whitby. CAPEX is capitalized into Property, Plant and Equipment and Maintenance is recorded as a component of Plant Operating Expense. We monitor these expenditures and establish targets as useful tools to measure our operating performance.

•
Average EFOF refers to Equivalent Forced Outage Factor, which is a measure indicating the percent of time that our power plants are not capable of reaching full capacity due to forced outages and forced equipment limitations.

•
TRIR refers to Total Recordable Incident Rate, which is a measure of operational safety. TRIR is calculated as the sum of our lost time, restricted duty and other recordable cases as well as any fatality incidents during the year multiplied by 200,000 and then divided by total hours worked during the year.

•	Regulatory Compliance refers to the Compensation Committee evaluation of overall regulatory compliance based on consultation with the Chief Compliance Officer.
Determination of Individual Award Payouts. Based on the extent to which we achieved the performance goals, as shown above, approximately $42 million was funded to the total CIP bonus pool for 2016 for allocation among the plan participants. Threshold incentive levels under the CIP are set at 60% of the target incentive percentage for all participants. The following table shows the incentive eligible earnings and target and maximum incentive percentages and actual payout amounts for each named executive officer:

Name	Incentive Eligible Earnings	Target Incentive %		Maximum Incentive %	Incremental Incentive Rate(4)	Incentive Calculation Overall Performance Score(5)	Incentive %(6)	Incentive Amount
John B. (Thad) Hill III(1)	$1,122,212	110%	(3)	200%	2.0	101.2%	112.4%	$1,261,393
Zamir Rauf(1)	$621,559	90%		200%	2.22	101.2%	92.4%	$574,306
W. Thaddeus Miller(1)	$845,986	90%		200%	2.22	101.2%	92.4%	$781,671
W.G. (Trey) Griggs III(2)	$492,788	90%		200%	2.22	101.2%	92.4%	$455,325
Charles M. Gates(2)	$460,000	90%		200%	2.22	101.2%	92.4%	$425,029
_______________

(1)	The maximum incentive as a percentage of base salary is set forth in the employment agreement or letter agreement for these named executive officers.

(2)	Messers. Griggs’ and Gates’ maximum incentive is consistent with the terms of the CIP.

(3)
In 2016, the Board approved an increase in the target incentive percentage for Mr. Hill based upon a review of competitive practices and Mr. Hill’s progress in the role since being promoted to Chief Executive Officer in May 2014.

(4)
Incremental Incentive Rate equals the additional percentage of eligible earnings for each percent that Overall Performance Score exceeds 100%. Rate is calculated as the ratio of the difference between maximum and target incentive percentage and maximum and target Performance Score.

(5)	From 2016 CIP performance score calculation shown above.

(6)	Incentive % equals sum of Target Incentive plus product of excess of Overall Performance Score over 100% multiplied by Incremental Incentive Rate.
Long-Term Incentives. Effective January 31, 2008, our Board of Directors adopted, and our shareholders approved, the 2008 Equity Incentive Plan. The 2008 Equity Incentive Plan is administered by the Compensation Committee, which has authority to grant the following types of awards to our directors, executive officers, employees and consultants: stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards, other stock-based awards or any combination of these types of awards. Equity grants directly align our named executive officers’ interests with the interests of shareholders by rewarding increases in the value of our share price. Such grants enable us to attract and retain highly qualified individuals for positions of responsibility.

If approved by our shareholders at this Annual Meeting, the 2017 Equity Incentive Plan will replace the 2008 Equity Incentive Plan and will be used for all equity grants to our named executive officers after the date of this Annual Meeting. See Proposal 5 for additional information regarding the 2017 Equity Incentive Plan.
The Compensation Committee generally approves annual equity grants to the named executive officers at its February meeting. Equity award vesting is generally subject to continued employment, with exceptions in some cases for a change in control or termination due to death or retirement.
Determination of Target Value of Long-Term Incentives. On an annual basis, during its February meeting of each calendar year, the Compensation Committee determines, and makes its recommendations to the Board regarding, the form and amounts of long-term incentive compensation for our executive officers. In February 2016, the Board approved annual awards of restricted stock and PSUs, as applicable, to Messrs. Hill, Rauf, Griggs and Miller. In March 2016, the Board approved an equity award to Mr. Gates in conjunction with his employment inception on April 1, 2016 which consisted of restricted stock and PSUs. The target value of annual equity awards granted to each of the named executive officers is generally determined based on internal equity considerations, data regarding similar positions at other companies within our industry, differences in responsibilities within our Company for each of the named executive officers and their respective contributions to our overall corporate success. In 2016, the target value of each named executive officer’s equity awards expressed as a percentage of base salary was 300% for Mr. Hill and 200% of base salary for Messrs. Rauf, Griggs, Miller and Gates. The equity awards granted in 2016 to Messrs. Hill, Rauf, Griggs, Miller and Gates consisted 50% of restricted stock and 50% of PSUs. See “ — Grants of Plan-Based Awards.”
Restricted Stock Grants. Restricted stock awards granted to Messrs. Hill, Rauf, Griggs and Gates in 2016 vest ratably over a three-year service period on each of the first, second and third anniversaries of the grant date subject to forfeiture upon termination and acceleration upon certain events including death or disability. The restricted stock awards granted to Mr. Miller in 2016 vested 100% on December 31, 2016 in accordance with his employment agreement.
Performance Share Unit Grants. Since 2013, we have delivered half of our named executive officers’ annual long-term incentive value through performance share units that reward both the absolute change in Calpine stock price and Calpine’s stock price performance relative to the S&P 500 companies over a three-year period.
PSUs granted to Messrs. Hill, Rauf, Miller, Griggs and Gates in 2016 will vest and be paid in cash based on the Company’s relative TSR performance over the period from January 1, 2016 through December 31, 2018, subject to the Compensation Committee’s certification of performance results following the completion of the performance cycle. These awards may further be modified based on Calpine’s relative TSR performance against other IPP companies (the “IPP Sector Modifier”). Each PSU has the same value as one share of Calpine common stock. TSR captures the total returns of a company’s stock to investors over the three-year performance period. The PSU will measure TSR by comparing the average share price in the last month of the performance period to the average share price in the month immediately prior to the start of the performance period, adjusting for stock splits and assuming dividends paid during the performance period are reinvested into additional shares. Our Compensation Committee chose TSR as it is a widely used benchmark of corporate performance which links the Company’s performance to shareholder return.
Payouts of the 2016 PSU awards will range from 0 to 200% of the target award based on the Company’s TSR ranking within the S&P 500 as shown below:

Percentile Rank within the S&P 500	Percent of Performance Units Earned
90th or higher	200%
80th	175%
70th	150%
60th	125%
50th	100%
40th	75%
30th	50%
Below 30th	0%

Beginning with the 2016 annual PSU awards, the payout may either increase or decrease based on the Company’s TSR ranking against industry peers, consisting of Dynegy Inc. and NRG Energy, Inc. as shown below:

IPP Sector Ranking	Minimum Payout	Maximum Payout
1st	50%	200%
2nd	25%	200%
3rd	—	175%
In the event that the Company’s absolute TSR during the performance period is negative, any earned awards are limited to the target amount, regardless of the Company’s TSR ranking within the S&P 500. Actual amounts of awards granted in February 2016 are disclosed in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table.
Settlement of 2014 PSUs. In February 2017, the Compensation Committee certified the performance of the PSUs which were granted in February 2014 for the measurement period of January 1, 2014 through December 31, 2016. The Company’s TSR over the measurement period resulted in a ranking below the 30th percentile; thus, there was no cash payout associated with the 2014 PSUs for Messrs. Hill, Rauf and Miller (our named executive officers that received PSUs granted in February 2014). This reflects the Compensation Committee’s performance philosophy that actual compensation related to long-term incentives should vary above or below target levels commensurate with the Company’s share price performance.
Changes to Long-Term Incentive Design in 2017. Calpine implemented its first PSU program in 2013, as part of the Compensation Committee’s ongoing commitment to deliver performance-based incentives aligned with shareholder interests.
Over the course of four performance cycles, including the awards made in early 2016, S&P 500 company TSRs did not offer consistently relevant benchmarks against which to evaluate Calpine stock price performance. Calpine’s stock price correlated well with its IPP industry peer companies, but none of the IPP industry peer companies, including Calpine, correlated well with the S&P 500. Therefore, the Compensation Committee concluded that the S&P 500 performance benchmark did not adequately capture the unique market conditions that continue to have a strong influence on IPP industry performance.
Over the course of 2016, the Compensation Committee, in consultation with its independent compensation consultant, Meridian, evaluated a wide range of alternative approaches to deliver long-term incentives that met a variety of objectives, to include:

•	strong shareholder alignment;

•	attraction and retention of important industry talent;

•	credible and objective performance benchmarks;

•	enhanced share ownership;

•	effective risk diversification; and

•	adherence to prevailing governance standards.
The Compensation Committee evaluated performance-based long-term incentive alternatives that might have performance conditions across three main categories:

•	financial metric performance;

•	relative shareholder return performance; and

•	absolute shareholder return performance.
Following such evaluation, the Compensation Committee determined that commodity price uncertainties and ongoing portfolio management activities made setting a three-year financial metric objective impractical and potentially misaligned with strategy. A relative shareholder return metric could help account for future fluctuations in commodity prices, but Calpine has only two IPP industry peer companies against which to benchmark performance.
After thorough analysis, in February 2017, the Compensation Committee approved a new PSU program based on absolute shareholder return performance standards, to include the following features:

•	a grant of PSUs that each track the value and distributions of a Calpine common share of stock;

•	a three-year performance period and cliff vesting requirement subject to certification of the performance goals by the Compensation Committee following the completion of the performance period;

•	an opportunity to earn between 0% and 150% of the awarded PSUs based on Calpine’s absolute shareholder returns over the performance period as shown below:

Calpine Annualized TSR	Percent of PSUs Earned
+15% (maximum)	150%
+8% (target)	100%
-10% (threshold)	50%
Less than -10%	0%
In February 2017, the Compensation Committee approved annual long-term equity incentive awards, including PSUs pursuant to the revised PSU program, to senior executive officers, including Messrs. Hill, Rauf, Miller, Griggs and Gates as follows:

•
30% of the annual equity award in the form of stock options (with the exercise price equal to the grant-date price, a three year cliff vesting requirement subject to acceleration upon certain events including death or disability (other than with respect to Mr. Miller whose options will become vested and exercisable provided that he continues to be employed through December 31, 2017, subject to accelerated vesting upon certain events including death, disability, or termination without Cause or for Good Reason (as defined in his employment agreement)), and a ten-year exercise period (which may be shorter following certain terminations of employment));

•
30% of the annual equity award in the form of PSUs (which will vest and be paid in cash based on the Company’s absolute shareholder returns over the period from January 1, 2017 through December 31, 2019 following and subject to certification of the performance goals by the Compensation Committee as soon as practicable following completion of the performance period, upon continued employment (other than with respect to Mr. Miller whose PSUs will continue to vest following Mr. Miller’s termination of employment, as provided in his employment agreement)); and

•
40% contingent restricted stock units (the “Contingent RSUs”), with such grant conditioned upon shareholder approval of the 2017 Equity Incentive Plan described in Proposal 5, (which will vest ratably over a three-year service period on each of the first, second and third anniversaries of the grant date subject to acceleration upon certain events including death or disability, other than with respect to Mr. Miller whose Contingent RSUs will become vested provided that he continues to be employed through December 31, 2017 subject to accelerated vesting upon certain events including death, disability, or termination without Cause or for Good Reason (as defined in his employment agreement)).

With this grant the Compensation Committee continued its ongoing commitment to deliver performance-based compensation aligned with shareholder interests.
Perquisites and Other Personal Benefits. We offer a very limited amount of perquisites and other personal benefits to our named executive officers. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “— Summary Compensation Table — All Other Compensation.”
Post-Employment Compensation Arrangements
To promote retention and recruiting, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on Company duties while employed by us. These post-employment severance benefits are provided through employment agreements and letter agreements as described more fully below under “— Summary of Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”
Retirement Benefits. Our executive officers participate in retirement plan programs provided to all Calpine employees and do not receive special retirement plans or benefits. Our primary objectives for providing retirement benefits is to assist employees in preparing financially for retirement, to offer benefits that are competitive and to provide a benefits structure that allows for reasonable certainty of future costs. Except for certain employees represented by a collective bargaining agreement, Calpine does not have a defined benefit plan for employees, including our named executive officers.

Our primary retirement benefit is the Calpine Corporation Retirement Savings Plan (the “401(k) Plan”), a defined contribution plan. For our executive officers as well as all other non-bargaining unit employees, we match employee contributions 100% up to 5% of eligible earnings, subject to all applicable regulatory limits, and the match vests immediately. In addition, if an employee leaves our employment due to retirement, the employee can use any money remaining in his or her health reimbursement account to pay for post-employment medical insurance.
Severance Benefits. We maintain the Calpine Corporation Change in Control and Severance Benefits Plan (the “Severance Plan”) that provides certain severance benefits to our executive officers and other qualified employees. The purpose of the Severance Plan is to help retain our executive officers and other qualified employees, maintain a stable work environment and provide financial security to our executive officers and certain other employees of the Company in the event of a change in control or in the event of a termination of employment in connection with or without a change in control. The Severance Plan does not provide for the payment of an excise tax gross-up under any circumstances.
For a further discussion of the Severance Plan, see “— Potential Payments Upon Termination or Change in Control” below. For a further discussion of the Employment Agreements, see “— Summary of Employment Agreements” below.
Officer Stock Holding and Ownership Policy
Effective January 1, 2015, we implemented a stock ownership policy designed to align the interests of senior executives with those of the Company’s shareholders by requiring all senior executives to maintain a stated level of stock ownership. Pursuant to this policy, senior executives must achieve their ownership requirement within five years of the implementation date or date of hire if the date of hire is after the implementation date. In accordance with this policy, Mr. Hill is required to hold shares equal to at least six times his base salary by January 1, 2020, Messrs. Rauf and Miller are required to hold shares equal to at least three times their base salary by January 1, 2020, Mr. Griggs is required to hold shares equal to at least three times his base salary by June 1, 2020 and Mr. Gates is required to hold shares equal to at least three times his base salary by April 1, 2021. Once the ownership requirement is achieved, the executive may sell shares above their holding requirement subject to compliance with Calpine’s Insider Trading Policy.
Messrs. Miller and Hill are also required to hold shares of Company stock equal to at least 50% of the after-tax proceeds of each exercise of their sign-on option until their employment with the Company terminates. In addition, pursuant to his employment agreement, Mr. Hill was initially required to hold shares equal to at least five times his base salary by the fifth anniversary of the effective date of his employment agreement. However, pursuant to our stock ownership policy, Mr. Hill is now required to hold shares equal to at least six times his base salary by January 1, 2020. See “— Summary of Employment Agreements.” As of March 13, 2017, Mr. Miller has met his holding requirement under the Company’s stock ownership policy and Mr. Hill has met the stock ownership requirement under his employment agreement.
Clawback Provisions
The employment agreement for Mr. Miller, and the letter agreement for Mr. Hill, include a three-year clawback provision related to any after-tax portion of income realized from the exercise of their sign-on options, and the employment agreement for Mr. Hill provides for a three-year clawback related to any after-tax portion of his annual cash incentive compensation, in each case, in the event they commit a willful and intentional act which directly results in a material restatement of the Company’s earnings.
Deductibility Cap on Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), precludes a public corporation from deducting for federal income tax purposes compensation in excess of $1 million in any taxable year for its chief executive officer or any of its three other highest paid executive officers, not including the chief financial officer (for these purposes, the “Named Executives”). Certain performance-based compensation is not subject to that limitation. As part of its role, the Compensation Committee considers the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments. In general, the Compensation Committee believes that it is in our best interest to receive maximum tax deductions for compensation paid to the Named Executives. In general, we intend to pay performance-based compensation, including equity compensation, in a manner that preserves our ability to deduct the amounts paid to executive officers, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible when it deems such award to be in the best interest of the Company. Due to our substantial net operating loss carryforwards, this has no effect on our post-tax results.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and the Company’s 2016 annual report.
Robert A. Mosbacher, Jr. (Chair)
Frank Cassidy
Michael W. Hofmann
Denise M. O’Leary

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2016, 2015 and 2014 by (i) each person serving as a principal executive officer during the year ended December 31, 2016, (ii) each person serving as a principal financial officer during the year ended December 31, 2016 and (iii) each of the three other most highly-compensated individuals who were serving as executive officers as of December 31, 2016 (collectively, the “named executive officers”):

						Non-Equity
					Stock	Incentive Plan	All Other
		Salary	Bonus		Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(2)	($)(3)	($)
John B. (Thad) Hill III	2016	1,129,410	—		3,727,625	1,261,393	13,250	6,131,678
President and Chief Executive Officer	2015	1,088,491	—		3,488,363	1,108,039	13,250	5,698,143
	2014	895,903	—		2,544,976	1,152,010	13,000	4,605,889

Zamir Rauf	2016	630,173	—		1,376,402	574,306	13,250	2,594,131
Executive Vice President and	2015	614,157	—		1,288,054	560,314	13,250	2,475,775
Chief Financial Officer	2014	594,647	—		1,292,311	745,268	13,000	2,645,226

W. Thaddeus Miller	2016	870,228	—		1,873,382	781,671	48,250	3,573,531
Executive Vice President,	2015	848,131	—		1,753,142	762,628	13,250	3,377,151
Chief Legal Officer and	2014	816,493	—		1,758,932	1,014,362	13,000	3,602,787
Secretary

W.G. (Trey) Griggs III	2016	513,976	—		1,129,565	455,325	13,250	2,112,116
Executive Vice President and	2015	297,009	—		1,096,231	445,500	1,923	1,840,663
President, Calpine Retail

Charles M. Gates	2016	356,713	200,000	(4)	902,067	425,029	13,250	1,897,059
Executive Vice President,
Power Operations
______________

(1)
The amounts set forth next to each award represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The stock awards granted in 2016 were issued in the form of restricted stock and PSUs. For discussion of the assumptions used in these valuations, see Note 12 of the Notes to Consolidated Financial Statements included in the Company’s 2016 Annual Report on Form 10-K. Assuming the maximum performance levels were probable on the grant date for the PSUs, the grant date fair values for each of our named executive officers for PSUs awarded in 2016 would be as follows: $4,072,750 for Mr. Hill, $1,503,837 for Mr. Rauf, $2,046,831 for Mr. Miller, $1,234,147 for Mr. Griggs and $884,157 for Mr. Gates.

(2)	Bonus paid pursuant to the CIP and/or the named executive officer’s employment agreement or letter agreement, as applicable.

(3)
For 2016, the amounts set forth under “All Other Compensation” represents $13,250 in employer contributions to the Company’s 401(k) Plan for Messrs. Hill, Rauf, Miller, Griggs and Gates as well as $35,000 in legal fees for Mr. Miller in connection with an amendment to his employment agreement.

(4)	Represent a one-time cash sign-on bonus in 2016 for Mr. Gates in conjunction with the commencement of his employment on April 1, 2016.

Grants of Plan-Based Awards
The following table sets forth the information concerning the grants of any plan-based compensation to each named executive officer during 2016. The non-equity awards described below were made under the CIP. The equity awards described below were made under the 2008 Equity Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold(#)(3)	Target (#)	Maximum(#)
John B. (Thad)Hill III	2/22/2016	—	—	—	—	—	—	137,500	(4)	1,691,250
	2/22/2016	—	—	—	68,750	137,500	275,000	—		2,036,375
	—	740,660	1,234,433	2,244,424	—	—	—	—		—

Zamir Rauf	2/22/2016	—	—	—	—	—	—	50,771	(4)	624,483
	2/22/2016	—	—	—	25,386	50,771	101,542	—		751,919
	—	335,642	559,403	1,243,118	—	—	—	—		—

W. Thaddeus Miller	2/22/2016	—	—	—	—	—	—	69,103	(5)	849,967
	2/22/2016	—	—	—	34,552	69,103	138,206	—		1,023,415
	—	456,832	761,387	1,691,972	—	—	—	—		—

W.G. (Trey) Griggs III	2/22/2016	—	—	—	—	—	—	41,666	(4)	512,492
	2/22/2016	—	—	—	20,833	41,666	83,332	—		617,073
	—	266,106	443,509	985,576	—	—	—	—		—

Charles M. Gates	4/1/2016	—	—	—	—	—	—	29,850	(4)	459,989
	4/1/2016	—	—	—	14,925	29,850	59,700	—		442,079
	—	248,400	414,000	920,000	—	—	—	—		—
______________

(1)
Amounts represent estimated possible payments under the CIP. Actual amounts paid under the CIP for 2016 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis — Details of Each Element of Compensation — Annual Incentive — Calpine Incentive Plan.”

(2)
Represents PSUs granted on February 22, 2016 with respect to Messrs. Hill, Rauf, Griggs and Miller and April 1, 2016 with respect to Mr. Gates with payouts in cash that range from 0 to 200% of the target award based on the Company’s TSR ranking within the S&P 500, as modified by the IPP Sector Modifier.

(3)
Threshold amount represents performance at 30th percentile of the Company’s TSR ranking within the S&P 500, as modified by the IPP Sector Modifier, and actual performance below this level would result in no cash payout of the PSUs.

(4)
Represents restricted stock granted on February 22, 2016, with respect to Messrs. Hill, Rauf and Griggs, and April 1, 2016 with respect to Mr. Gates vesting ratably on each of the first three anniversary dates of the grant date.

(5)	Represents restricted stock granted to Mr. Miller on February 22, 2016 which vested on December 31, 2016 in accordance with his employment agreement.

Summary of Employment Agreements
Certain of the amounts shown in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table are provided for in employment or letter agreements, as the case may be. The material terms of those agreements are summarized below:
John B. (Thad) Hill III
President and Chief Executive Officer
On November 6, 2013, we entered into an employment agreement with Mr. Hill in connection with his promotion to President and Chief Executive Officer, which replaced the letter agreement between him and the Company (effective September 1, 2008 as amended on December 21, 2012). The employment agreement, which is for a three-year term, became effective on May 14, 2014. Under the employment agreement, Mr. Hill is entitled to an annual base salary of $1,000,000, subject to annual review and increase (but not decrease) from time to time by the Compensation Committee and an annual cash target performance bonus equal to 100% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary (subject to a specified formula for determining Mr. Hill’s bonus for the 2014 fiscal year). Mr. Hill will be required to repay any after-tax portion of this annual cash bonus received for any year in which he commits a willful and intentional act that directly results in a material restatement of our earnings. The employment agreement also provides that for each fiscal year occurring after December 31, 2014, Mr. Hill is eligible to receive long-term incentive awards in such forms and pursuant to such terms as the Compensation Committee may provide. The annual value of Mr. Hill’s target long-term incentive award will initially be 300% of his annual base salary, with such target value subject to adjustment by the Compensation Committee from time to time.
The employment agreement further provides that Mr. Hill will be treated as a Tier 1 participant in the Calpine Corporation Change in Control and Severance Benefits Plan, which is described in more detail below under “Potential Payments Upon Termination or Change in Control — Change in Control and Severance Benefits Plan.” Pursuant to the employment agreement, however, Mr. Hill will not be required to execute a release of claims as a condition of receiving any benefits under the Severance Plan due to his termination in connection with a change in control. In the event of Mr. Hill’s termination due to death or disability, in addition to those due and unpaid amounts due under the employment agreement, Mr. Hill is entitled to receive any annual cash bonus for the year of termination to which he might have otherwise been entitled, as well as continued healthcare coverage for the 18-month period following such termination.
Pursuant to his employment agreement, Mr. Hill was initially required to hold shares equal to at least five times his base salary by the fifth anniversary of the effective date of his employment agreement. However, pursuant to our stock ownership policy, Mr. Hill is now required to hold shares equal to at least six times his base salary by January 1, 2020.
The employment agreement contains an affirmation that the restrictive covenants of the letter agreement are incorporated in the employment agreement by reference, and a provision providing for the clawback (which may include the forfeiture, repurchase and/or recoupment) of any amounts payable under the employment agreement to the extent necessary to comply with applicable law or company policy.
Zamir Rauf
Executive Vice President and Chief Financial Officer
In connection with the appointment of Mr. Rauf as Executive Vice President and Chief Financial Officer, we entered into a letter agreement with Mr. Rauf effective December 11, 2008. Under the agreement, Mr. Rauf is entitled to a bi-weekly base salary of $18,269 (annualized at $475,000). In addition, Mr. Rauf is eligible to participate in the CIP, which provides for an annual cash target performance bonus equal to 90% of pro-rated annual base salary, with a maximum annual performance bonus opportunity of 200% of annual base salary. In December 2008, Mr. Rauf received, in accordance with his letter agreement, options to purchase 100,000 shares of common stock under the 2008 Equity Incentive Plan. These options have a ten-year term and vest ratably over a three-year period on the first, second and third anniversaries of the grant date. Mr. Rauf is a Tier 3 participant under our Severance Plan which is described in more detail below under “Potential Payments Upon Termination or Change in Control — Change in Control and Severance Benefit Plan.”
W. Thaddeus Miller
Executive Vice President, Chief Legal Officer and Secretary
On December 18, 2015, we entered into an amended and restated employment agreement with Mr. Miller (the “Miller Employment Agreement”) which replaced the employment agreement between him and the Company dated August 11, 2008, as amended on December 21, 2012 and February 28, 2013. Mr. Miller will continue to serve, pursuant to the Miller Employment Agreement as Executive Vice President and Chief Legal Officer through December 31, 2017 (the “Miller Employment Term”).

The Miller Employment Agreement provides that Mr. Miller is entitled to receive an annual base salary during the Miller Employment Term of $829,242 (to be increased annually commensurate with pay increases made to other executive vice presidents of the Company) and an annual cash target performance bonus equal to 90% of annual base salary, with a maximum annual performance bonus opportunity of 200% of base salary. Mr. Miller’s annual cash bonus awards for 2016 and 2017 will be deemed earned as of December 31, 2016 and 2017, respectively, provided that Mr. Miller remains employed on the applicable December 31st of each year. Such cash bonus awards will be calculated and payable in a manner consistent with that of other executive vice presidents of the Company. Mr. Miller will be required to repay any after-tax portion of this annual cash bonus received for any year in which he commits a willful and intentional act that directly results in a material restatement of our earnings.

The Miller Employment Agreement also provides for the grant of restricted stock awards and PSUs to Mr. Miller in February 2016 and February 2017 in a quantity to be calculated on the same basis as the annual grants made to other executive vice presidents of the Company. The restricted stock awards granted in February 2016 vested on December 31, 2016, and the restricted stock awards granted in February 2017 will vest on December 31, 2017, provided Mr. Miller remains employed through such dates. Similarly, employment requirements on PSUs granted to Mr. Miller in February 2016 lapsed on December 31, 2016, and such requirements will lapse on PSUs granted to Mr. Miller in February 2017 on December 31, 2017, provided Mr. Miller remains employed with the Company on the applicable lapse date.

In the event that Mr. Miller’s employment is terminated by us without cause or if he resigns for good reason, or if he remains employed through the end of the Miller Employment Term, the restricted stock will immediately become fully vested, and any outstanding PSUs will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, in each case subject to Mr. Miller’s compliance with the restrictive covenants in his employment agreement through the original payment dates. If Mr. Miller’s employment terminates by reason of disability or death, any PSUs and the restricted stock will immediately become fully vested, and the PSUs will be settled following the termination date in cash based on performance at 100% target level. In the event that Mr. Miller’s employment is terminated by the Company for “cause” or by Mr. Miller without good reason, all of his unvested PSUs and restricted stock will be forfeited.
In the event Mr. Miller is terminated by us without cause or if he resigns for good reason, in addition to the vesting of the equity-based awards described above, he will also be entitled to certain severance payments and benefits, including a prorated bonus for the year in which such termination occurs; a lump sum cash severance payment equal to 1.5 times the sum of (i) his highest base salary in the three years preceding termination and (ii) his target bonus with respect to the year of termination; continuation of certain health and welfare benefits for a period of 18 months following the date of termination; and outplacement services for a period of up to 18 months following such termination. In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control of the Company or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth in the preceding sentence, except that the applicable severance multiplier will be three instead of 1.5 and the provision of health and welfare benefits will continue for a period of up to three years following such termination.
If any amounts payable under the Miller Employment Agreement will become subject to the excise tax imposed by Code Section 4999, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction.
The Miller Employment Agreement also contains non-solicitation and non-competition restrictive covenants (each of which remain in effect during the term of employment and for 12 months following termination of employment); a non-disparagement clause; and trade secrets, work product and post-termination cooperation clauses.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information concerning unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2016, for each named executive officer:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stocks That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)

	Exercisable	Unexercisable				(#)		($)	(#)		($)
John B. (Thad) Hill III	100,000	—	9.49	5/7/2019	(2)
	300,000	—	12.13	11/3/2020	(3)
						12,359	(4)	141,263
						44,483	(5)	508,441
						51,258	(6)	585,879
						137,500	(7)	1,571,625
									18,539	(8)	211,901
									38,444	(9)	439,415
									68,750	(10)	785,813

Zamir Rauf	23,200	—	16.90	1/31/2018	(11)
	21,700	—	18.38	3/5/2018	(12)
	100,000	—	8.01	12/17/2018	(13)
	69,963	—	11.24	2/24/2020	(14)
	149,431	—	14.30	2/14/2021	(15)
	138,272	—	15.31	2/28/2022	(16)
						10,338	(4)	118,163
						18,927	(6)	216,336
						50,771	(7)	580,313
									15,507	(8)	177,245
									14,195	(9)	162,249
									25,386	(10)	290,162

W. Thaddeus Miller	100,000	—	9.49	5/7/2019	(2)
									21,106	(8)	241,242
									19,321	(9)	220,839
									34,552	(10)	394,929

W.G. (Trey) Griggs III						16,625	(17)	190,024
						41,666	(7)	476,242
									12,469	(9)	142,521
									20,833	(10)	238,121

Charles M. Gates						29,850	(18)	341,186
									14,925	(10)	170,593
_______________

(1)
The amount listed in this column represents the product of the closing market price of the Company’s stock as of December 31, 2016 ($11.43) multiplied by the number of shares of stock subject to the award.

(2)	Granted on May 7, 2009 and vested 100% on the third anniversary of the date of grant.

(3)	Granted on November 3, 2010 and vested 100% on the third anniversary of the date of grant.

(4)	Granted on February 26, 2014 and vests ratably on each of the first three anniversaries of the date of grant.

(5)	Granted on May 13, 2014 and vests 100% on the third anniversary of the date of grant.

(6)	Granted on February 26, 2015 and vests ratably on each of the first three anniversaries of the date of grant.

(7)	Granted on February 22, 2016 and vests ratably on each of the first three anniversaries of the date of grant.

(8)
Number of shares shown in the table is based on actual TSR performance relative to the S&P 500 companies and represents the threshold award level. The actual number of shares earned (if any) will be based on TSR performance at the end of the applicable performance period. PSUs are settled in cash, in a range of 0% to 200%, following the Compensation Committee’s certification of performance. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives” for further information on the settlement of the 2014 PSUs.

(9)
Number of shares shown in the table is based on actual TSR performance relative to the S&P 500 companies assuming a truncated performance measurement period of January 1, 2015 through December 31, 2016 and represents the threshold award level. The actual number of shares earned (if any) will be based on TSR performance at the end of the applicable performance period. Performance cycle concludes on December 31, 2017, and PSUs are settled in cash, in a range of 0% to 200%, following the Compensation Committee’s certification of performance. For Mr. Griggs, any cash payment in connection with these PSUs is not payable until June 1, 2018.

(10)
Number of shares shown in the table is based on actual TSR performance relative to the S&P 500 companies assuming a truncated performance measurement period of January 1, 2016 through December 31, 2016 and represents the threshold award level. The actual number of shares earned (if any) will be based on TSR performance at the end of the applicable performance period. Performance cycle concludes on December 31, 2018, and PSUs are settled in cash, in a range of 0% to 200%, following the Compensation Committee’s certification of performance. For Mr. Gates, any cash payment in connection with these PSUs is not payable until April 1, 2019.

(11)	Granted on January 31, 2008 and vested 50% every 18 months from the date of grant.

(12)	Granted on March 5, 2008 and vested ratably on each of the first three anniversaries of January 31, 2008.

(13)	Granted on December 17, 2008 and vested ratably on each of the first three anniversaries of the date of grant.

(14)	Granted on February 24, 2010 and vested 100% on the third anniversary of the date of grant.

(15)	Granted on February 14, 2011 and vested 100% on the third anniversary of the date of grant.

(16)	Granted on February 29, 2012 and vested 100% on the third anniversary of the date of grant.

(17)	Granted on June 1, 2015 and vests ratably on each of the first three anniversaries of the date of grant.

(18)	Granted on April 1, 2016 and vests ratably on each of the first three anniversaries of the date of grant.
Option Exercises and Stock Vested
The following table provides information concerning vesting of stock awards during 2016 for each named executive officer (no option exercises took place in 2016 for our named executive officers):

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John B. (Thad) Hill III	50,450	624,067
Zamir Rauf	30,225	373,883
W. Thaddeus Miller	69,103	789,847
W.G. (Trey) Griggs III	8,312	125,345
Charles M. Gates	—	—
Potential Payments Upon Termination or Change in Control
Effective January 31, 2008, we adopted our Severance Plan (the “Severance Plan”), which provides eligible employees, including executive officers, whose employment is involuntarily terminated by us without cause, by the employee with good reason, or in connection with a change in control, with certain severance benefits, including a lump sum payment based upon (i) the employee’s position and (ii) base salary and target bonus. In 2012, the Board approved an amendment to the Severance Plan, pursuant to which Tier 1, Tier 2 and Tier 3 participants will no longer be entitled to a gross-up payment in the event that any benefit or payment by the Company (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise, including any acceleration of vesting or payment) is determined to be subject to the excise tax imposed by Code Section 4999. Effective November 4, 2013, the Board approved an amendment to and restatement of the Severance Plan that, among other things, provides for accelerated vesting of equity in the event of a change in control or a participant’s death or disability, entitles Tier 1 participants to a pro-rated annual cash bonus for a termination by the participant for good reason or by us without cause, and revises the requirements for participants to receive benefits for a termination in connection with a change in control. In addition, each of Messrs. Hill and Miller have agreements with us that provide for certain severance benefits as described below. The amount of compensation payable to each named executive officer in the event of a termination of employment, or a change in control, on December 31, 2016, is described below under “— Quantification of Potential Payments Upon Termination or Change in Control.”
Change in Control and Severance Benefits Plan
Under the Severance Plan, amended and restated as of November 4, 2013, employees who are Senior Vice Presidents or above are eligible for certain post-employment benefits, which vary depending upon (i) the tier assigned to the employee and (ii) whether a change in control or termination of employment occurs. As of December 31, 2016, Mr. Hill participated as Tier 1 participant and Messrs. Rauf, Griggs and Gates participated as Tier 3 participants, in the Severance Plan. Any severance benefits for which Mr. Miller may be eligible would be provided under his respective amended employment agreement and not under the Severance Plan.
Severance and Benefits in Connection with a Change in Control. With respect to each participant in the Severance Plan, upon the occurrence of a change in control, notwithstanding the provisions of any other benefit plan or agreement:

•	each outstanding option held by a participant shall become automatically vested and exercisable;

•
options outstanding as of January 31, 2008, shall remain exercisable by such participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the option would have otherwise expired, but in no event beyond the original term of such option;

•
options granted after January 31, 2008, shall remain exercisable by such participant for a period of (i) three years in the case of a Tier 1 participant, (ii) two years in the case of a Tier 2 participant or (iii) one year in the case of a Tier 3 participant, beyond the date at which the option would have otherwise expired, but in no event beyond the original term of such option; and

•
the vesting restrictions on all other awards relating to common stock (including but not limited to restricted stock, restricted stock units and stock appreciation rights) held by a participant shall immediately lapse and in the case of restricted stock units and stock appreciation rights shall become immediately payable.

•
each PSU held by a participant will immediately be deemed fully earned, each stock appreciation right held by a participant will immediately vest, the restrictions on all other awards relating to common stock held by a participant will immediately lapse, and all such awards will be immediately payable.

In the event that a participant’s employment is terminated within 24 months following a change in control or within six months following a potential change in control (provided that a change in control occurs within nine months following such potential change in control) and upon the occurrence of a participant’s termination of employment by us without cause, or by such participant for good reason, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•
a lump sum payment within 60 days following termination in an amount equal to 2.99 times (in the case of a Tier 1, Tier 2 or Tier 3 participant) or 1.99 times (in the case of a Tier 4 participant) the sum of (i) the participant’s highest annual salary in the three years preceding the termination and (ii) the participant’s target bonus for the year of termination or for the year in which the change in control occurred, whichever is larger; plus

•	in the case of Tier 1 participants only, a pro-rated annual bonus for the year of termination, to be paid at such time as we pay annual bonuses generally; plus

•
a lump sum payment for all “accrued obligations,” defined as all unused vacation time and all accrued but unpaid compensation earned by such participant as of the termination date, to be paid as soon as practicable following the termination date; and

•
continued coverage for the participant and his or her dependents under all health care, medical, dental and life insurance plans and programs (excluding disability) maintained by us under which the participant was covered immediately prior to his or her termination date, to be provided (concurrently with any health care benefit required under COBRA), in the case of a Tier 1, Tier 2 or Tier 3 participant, for a period of 36 months following termination, and, in the case of a Tier 4 participant, for a period of 24 months following termination, at the same cost sharing between us and such participant as applies to a similarly situated active employee.

Severance and Benefits Not in Connection with a Change in Control. In the event that a participant’s employment is terminated by the participant for good reason or by us without cause, and not in connection with a change in control, as described above, then such participant (or his or her beneficiary) is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•
In the case of a Tier 1 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 2.0 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date; plus (iii) a pro-rated annual bonus for the year of termination, to be paid at such time as we pay annual bonuses generally;

•
In the case of a Tier 2 or Tier 3 participant, (i) a lump sum payment within 60 days following termination in an amount equal to 1.5 times the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date; and

•
In the case of a Tier 4 participant, (i) a lump sum payment within 60 days following termination in an amount equal to the sum of (a) the participant’s highest annual salary in the three years preceding termination and (b) the participant’s highest target bonus for the year of termination; plus (ii) payment of all accrued obligations as soon as practicable following the termination date.

In addition to the above, for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4), following the termination date, the participant and his or her dependents shall receive continued health care benefits at the same cost sharing between us and such participant as a similarly situated active employee, to be provided concurrently with any health care benefit required under COBRA.
Provisions Applicable Whether or Not Termination is in Connection with a Change in Control. In addition, participants entitled to benefits in connection with a severance or change in control are also entitled to receive outplacement benefits at our expense beginning on such participant’s termination date for a period of 24 months (Tier 1), 18 months (Tier 2 and Tier 3) or 12 months (Tier 4).
As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-solicitation, non-disclosure, non-disparagement and release agreements with us.
Additional Considerations. Tier 1, Tier 2 and Tier 3 participants are not entitled to a gross-up payment in the event that any benefit or payment by the Company (whether paid or payable or distributed or distributable pursuant to the terms of the Severance Plan or otherwise, including any acceleration of vesting or payment) is determined to be subject to the excise tax imposed by Code Section 4999. If any amounts will become subject to the excise tax imposed by Code Section 4999, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. A Tier 4 participant is not entitled to receive a gross-up payment under the Severance Plan, and any severance payments to a Tier 4 participant shall be reduced to the extent necessary so that no portion of the severance payments is subject to the excise tax, but only if the net after-tax payments as so reduced are at least equal to the unreduced payments that the Tier 4 participant would have received after payment of all taxes, including the excise tax.
In the event of a participant’s death or disability, all stock options will vest and remain exercisable for the period set forth in the applicable plan or agreement, each PSU held by a participant will immediately be deemed fully earned, each stock appreciation right held by a participant will immediately vest, the restrictions on all other awards relating to common stock held by a participant will immediately lapse, and all such awards will be immediately payable.
If any participant is a “specified employee” under Section 409A of the IRC, any benefits to be paid or received under the Severance Plan are to be delayed in accordance with the IRC.
Termination Provisions of Employment Agreements
John B. (Thad) Hill III
Pursuant to the employment agreement, dated November 6, 2013, between us and Mr. Hill, described further above under “— Summary of Employment Agreements,” Mr. Hill is designated as a Tier 1 participant in the Severance Plan.

W. Thaddeus Miller
Pursuant to our agreement with Mr. Miller, described further above under “— Summary of Employment Agreements,” if Mr. Miller is terminated by us without cause or if he resigns for good reason, he will be entitled to certain severance payments and benefits, as follows:

•	a prorated bonus for the year in which such termination occurs;

•	a lump sum cash severance payment equal to 1.5 times the sum of (i) his highest base salary in the three years preceding termination and (ii) his target bonus with respect to the year of termination;

•	continuation of certain health and welfare benefits for a period of 18 months following the date of termination; and

•	outplacement services for a period of up to 18 months following such termination.
In the event Mr. Miller’s employment terminates without cause or for good reason during the 24-month period following a change in control or within the six-month period following a potential change in control (provided a change in control occurs within nine months following the potential change in control), Mr. Miller generally will be entitled to the same payments and benefits as set forth above, except that the applicable severance multiplier will be three instead of 1.5 and the provision of health and welfare benefits and outplacement services will continue for a period of up to three years following such termination.
In addition, with respect to the equity-based awards granted to Mr. Miller pursuant to the Miller Employment Agreement:

•
in the event of a change in control of the Company, the PSUs and the restricted stock will immediately become fully vested, and the PSUs will be settled in accordance with the applicable award agreement;

•
if Mr. Miller’s employment is terminated by us without cause or by him for good reason, (i) the restricted stock will immediately become fully vested, and (ii) the PSUs will no longer be subject to continued service conditions and will be settled on their original payment dates in cash based on actual performance, subject to Mr. Miller’s compliance with the restrictive covenants in his employment agreement through the original payment dates;

•
if Mr. Miller’s employment terminates by reason of disability or death, the PSUs and restricted stock will immediately become fully vested, and the PSUs will be settled following the termination date in cash based on performance at 100% target level; and

•	if Mr. Miller’s employment is terminated by us for cause or by Mr. Miller without good reason, all of his unvested PSUs and restricted stock will be forfeited.
Effect of Termination Events or Change in Control on Unvested Equity Awards
The majority of the equity awards granted to our named executive officers through December 31, 2016, were granted under the 2008 Equity Incentive Plan. Unvested options issued under the 2008 Equity Incentive Plan terminate upon termination of employment and optionees generally have three months following termination of employment to exercise their vested options (unless the option terminates earlier pursuant to its terms). Unless otherwise set forth in an award agreement, unvested restricted stock is forfeited upon a termination of employment. Unvested options and restricted stock fully vest upon a change in control. Amounts payable to each of our executive officers based on a termination event or a change in control are set forth below under “— Quantification of Potential Payments Upon Termination or Change in Control.”

Quantification of Potential Payments Upon Termination or Change in Control
The following table sets forth potential benefits that each named executive officer would be entitled to receive in the event that the executive’s employment with us is terminated for any reason, including a termination for cause, resignation without good reason, a termination without cause, resignation with good reason, termination without cause or resignation with good reason in each case in connection with a change in control, change in control without termination, and death or disability. The amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the named executive officer’s employment had terminated, and/or a change in control occurred on December 31, 2016. “Cash Compensation” includes payments of salary, bonus, non-equity annual incentive plan compensation, severance or death benefit amounts payable in the applicable scenario.
The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below:

Named Executive Officer	Termination by Company for Cause or Resignation by Executive Without Good Reason	Termination by Company Without Cause	Resignation by Executive with Good Reason	Termination by Company Without Cause, or Resignation by Executive With Good Reason, in Connection with Change in Control	Change in Control Without Termination	Death/Disability
John B. (Thad) Hill III
Cash Compensation(1)	$1,261,393	$5,771,393	$5,771,393	$8,003,843	$—	$1,261,393
Health and Welfare Benefits(2)	—	57,624	57,624	86,436	—	43,218
Outplacement(2)	—	55,000	55,000	55,000	—	—
Unvested Stock Awards(3)	—	—	—	2,807,208	2,807,208	2,807,208
Performance Share Units(4)		—	—	2,450,443	2,450,443	2,450,443
TOTAL	$1,261,393	$5,884,017	$5,884,017	$13,402,930	$5,257,651	$6,562,262
Zamir Rauf
Cash Compensation(1)	$—	$1,779,792	$1,779,792	$3,547,719	$—	$—
Health and Welfare Benefits(2)	—	43,218	43,218	86,436	—	—
Outplacement(2)	—	50,000	50,000	50,000	—	—
Unvested Stock Awards(3)	—	—	—	914,811	914,811	914,811
Performance Share Units(4)	—	—	—	904,810	904,810	904,810
TOTAL	$—	$1,873,010	$1,873,010	$5,503,776	$1,819,621	$1,819,621
W. Thaddeus Miller
Cash Compensation(1)	$781,671	$3,204,094	$3,204,094	$5,626,517	$—	$781,671
Health and Welfare Benefits(2)	—	30,114	30,114	60,228	—	20,076
Outplacement(2)	—	50,000	50,000	50,000	—	—
Performance Share Units(3)	—	—	—	1,231,514	1,231,514	1,231,514
TOTAL	$781,671	$3,284,208	$3,284,208	$6,968,259	$1,231,514	$2,033,261
W.G. (Trey) Griggs III
Cash Compensation(1)	$—	$1,460,625	$1,460,625	$2,911,513	$—	$—
Health and Welfare Benefits(2)	—	43,218	43,218	86,436	—	—
Outplacement(2)	—	50,000	50,000	50,000	—	—
Unvested Stock Awards(3)	—	—	—	666,266	666,266	666,266
Performance Share Units(4)	—	—	—	761,272	761,272	761,272
TOTAL	$—	$1,553,843	$1,553,843	$4,475,487	$1,427,538	$1,427,538
Charles M. Gates
Cash Compensation(1)	$—	$1,311,000	$1,311,000	$2,613,260	$—	$—
Health and Welfare Benefits(2)	—	30,114	30,114	60,228	—	—
Outplacement(2)	—	50,000	50,000	50,000	—	—
Unvested Stock Awards(3)	—	—	—	341,186	341,186	341,186
Performance Share Units(4)	—	—	—	341,186	341,186	341,186
TOTAL	$—	$1,391,114	$1,391,114	$3,405,860	$682,372	$682,372
______________

(1)
Amounts disclosed in the table assume that no executive received any severance or termination benefit which would decrease the amount of the above payments, where applicable. These amounts would primarily be paid as a lump sum but have been calculated without any present-value discount and assuming that base pay would continue at 2016 rates.

(2)
Using generally accepted accounting principles for purposes of the Company’s financial statements, continued health and welfare benefits were valued at the amount of $2,401 per month (for family coverage) which applied to Messrs. Hill, Rauf and Griggs and $1,673 per month (for employee and spouse coverage) which applied to Messrs. Miller and Gates. Outplacement services were valued at $50,000 for 18 months of coverage and $55,000 for 24 and 36 months of coverage.

(3)
The value of unvested stock awards represents the closing price on the NYSE of our common stock on December 31, 2016 ($11.43), of all shares of restricted stock that would vest upon the triggering event. In the event of a change in control, all unvested stock awards will immediately vest in full, whether or not the executive’s employment terminates.

(4)
The value of unvested PSUs represents the estimated payout value based on the closing price on the NYSE of our common stock on December 31, 2016 ($11.43). For Mr. Miller, in the event of termination by Company without cause or resignation by executive with good reason other than in connection with a change in control, the PSUs will no longer be subject to continued service conditions and will be settled in cash based on actual performance during the relevant performance period stipulated in the PSU agreement. In the event of death or disability, the PSUs will be paid at target of 100% following the termination date. In the event of a change in control, all unvested PSUs will immediately vest in full, whether or not the executive’s employment terminates, with the payout value based on the greater of target value or actual performance over the truncated period.

Compensation and Risk
Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these reviews, we believe that for the substantial majority of our employees the incentive for risk taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these employees do not have the authority to take action on our behalf that could expose us to significant business risks.
In 2016, as part of its assessment, the Compensation Committee reviewed the compensation program for employees that engage in certain hedging and optimization activities. While these employees have increased potential for risk taking because a part of their compensation is linked to the profitability of these activities, the Compensation Committee concluded that the business risk from these activities is not significant because these employees’ activities are subject to controls that limit excessive risk taking, such as value-at-risk limits that are monitored and enforced on a daily basis by our Chief Risk Officer.
The Compensation Committee also reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs actually reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including limited claw-back provisions contained in employment agreements limiting the incentive to take excessive risk for short-term gains by imposing caps on CIP bonuses, requiring compliance with our Code of Conduct and giving the Compensation Committee the power to reduce discretionary bonuses.
For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Securities Authorized for Issuance under Equity Compensation Plans
See “Compensation Discussion and Analysis — Details of Each Element of Compensation — Annual Incentive — Calpine Incentive Plan” for a discussion of the equity incentive plans.
Equity Compensation Plans Table
The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2016:

December 31, 2016	Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
Approved by shareholders	7,620,471	(1)(2)	$13.59	7,298,760	(3)
_________________

(1)
Includes 7,516,887 shares subject to outstanding awards granted under the 2008 Equity Plan, of which 2,697,136 shares were subject to outstanding options, 4,813,756 shares were subject to outstanding shares of restricted stock and 5,995 shares were subject to outstanding restricted stock unit awards, and 103,584 shares subject to outstanding awards granted under the 2008 Director Plan, of which 9,979 shares were subject to outstanding shares of restricted stock and 93,605 shares were subject to outstanding restricted stock unit awards.

(2)	The weighted average remaining term for the expiration of stock options is 3.0 years.

(3)	Represents available shares for future issuance of 7,214,539 shares under the 2008 Equity Incentive Plan and 84,221 shares under the 2008 Director Plan.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
See “Executive Compensation — Summary of Employment Agreements” for a description of employment agreements between us and certain of the named executive officers.
In February 2017, one of our retail affiliates, Calpine Energy Solutions, LLC, entered into an agreement with two subsidiaries of Cheniere Energy, Inc. (“Cheniere”) to provide retail electricity to Cheniere’s liquefied natural gas facility in Corpus Christi, Texas for a period of approximately five years. The consideration associated with the agreement will be variable based on electricity usage but is expected to be between approximately $90 million and $110 million over the term of the agreement. Mr. Fusco, a director of Calpine, serves as President and Chief Executive Officer of Cheniere where he also is a member of the board of directors.
As required pursuant to our related persons transactions policy, the Audit Committee reviewed the transaction, determined that it is in the best interest of the Company and recommended that the Board approve the transaction. In making its determination, the Audit Committee considered relevant material facts and circumstances concerning the transaction, including the fact that Mr. Fusco’s interest in the transaction arises solely as a result of his position as a director of the Company and an executive officer and a member of the board of Cheniere as well as the fact that the agreement is not material to Calpine. Upon receipt of the Audit Committee’s recommendation, the Board approved the agreement with Cheniere as required under our related persons transaction policy. Mr. Fusco did not participate in the negotiation of the agreement or in the Board’s approval of the transaction.
Other than the transaction described above, there were no transactions to be disclosed in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our executives and directors, had or will have a direct or indirect material interest.
See “Corporate Governance Matters — Business Relationships and Related Person Transactions Policy” for a discussion of our policies and procedures related to conflicts of interest and the review of related person transactions.
Director Independence. See “Corporate Governance Matters — Director Independence.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and beneficial owners of more than 10% of any class of our equity securities including our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company, and to provide the Company with a copy of those reports.
Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company is not aware of any instances of noncompliance with the Section 16(a) filing requirements by any director, executive officer or beneficial owner of more than 10% of any class of the Company’s equity securities during the year ended December 31, 2016.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals intended to be included in our proxy statement and voted on at our 2018 Annual Meeting of Shareholders must be received at our corporate headquarters at 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary, on or before November 29, 2017. Applicable SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the 2018 notice of Annual Meeting of Shareholders and the 2018 proxy statement.
Pursuant to our bylaws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2018 Annual Meeting of Shareholders to be brought before the meeting by a shareholder entitled to vote at the meeting, the shareholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received earlier than January 10, 2018 (120 days prior to May 10, 2018, the one year anniversary of the Annual Meeting), nor later than February 9, 2018 (90 days prior to May 10, 2018). The notice must contain the information required by our bylaws. The foregoing bylaw provisions do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of our bylaws is available upon request to: Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.
OTHER BUSINESS
As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
The 2016 annual report to shareholders, including our 2016 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2016 annual report to shareholders are available at our website at www.calpine.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. The 2016 Annual Report on Form 10-K and the exhibits filed with it are available at our website at www.calpine.com. Upon written request by any shareholder to Investor Relations at Investor-Relations@calpine.com, we will furnish, without charge, a copy of the 2016 annual report to shareholders, including the financial statements and the related footnotes. The Company’s copying costs will be charged if exhibits to the 2016 Annual Report on Form 10-K are requested.

W. Thaddeus Miller
Corporate Secretary
March 29, 2017

ANNEX A
REGULATION G RECONCILIATIONS

Adjusted EBITDA represents net income attributable to Calpine before net (income) attributable to the noncontrolling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash and non-recurring items as detailed in the following reconciliation. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP as an indicator of operating performance and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, we believe that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the noncontrolling interest, stock-based compensation expense, operating lease expense, non-cash gains and losses from foreign currency translations, major maintenance expense, gains or losses on the repurchase, modification or extinguishment of debt, non-cash GAAP-related adjustments to levelize revenues from tolling agreements and any unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Adjusted Free Cash Flow represents net income before interest, taxes, depreciation and amortization, as adjusted, less operating lease payments, major maintenance expense and maintenance capital expenditures, net cash interest, cash taxes and other adjustments, including non-recurring items. Adjusted Free Cash Flow is presented because we believe it is a useful tool for assessing the financial performance of our company in the current period. Adjusted Free Cash Flow is a performance measure and is not intended to represent net income, the most directly comparable U.S. GAAP measure, or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.

A-1

Consolidated Adjusted EBITDA Reconciliation

In the following table, we have reconciled our Adjusted EBITDA and Adjusted Free Cash Flow to our net income attributable to Calpine for the years ended December 31, 2016, 2015 and 2014, as reported under U.S. GAAP (in millions):

	Year Ended December 31,
	2016	2015	2014(6)

Net income attributable to Calpine	$92	$235	$946
Net income attributable to the noncontrolling interest	19	14	15
Income tax expense (benefit)	48	(76)	22
Debt modification and extinguishment costs and other (income) expense, net	49	54	361
Interest expense	631	628	645
Income from operations	$839	$855	$1,989
Add:
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense, excluding debt issuance costs(1)	656	632	598
Major maintenance expense	251	268	234
Operating lease expense	26	30	34
Mark-to-market (gain) loss on commodity derivative activity	1	113	(342)
Impairment losses	13	—	123
(Gain) on sale of assets, net	(157)	—	(753)
Adjustments to reflect Adjusted EBITDA from unconsolidated investments and exclude the noncontrolling interest(2)	9	10	5
Stock-based compensation expense	31	26	36
Loss on dispositions of assets	3	16	1
Contract amortization	122	20	14
Other	21	6	10
Total Adjusted EBITDA	$1,815	$1,976	$1,949
Less:
Operating lease payments	26	30	34
Major maintenance expense and capital expenditures(3)	405	461	410
Cash interest, net(4)	637	626	652
Cash taxes	9	15	18
Other	2	2	5
Adjusted Free Cash Flow(5)	$736	$842	$830
Weighted Average Shares Outstanding (diluted)	356	365	409
_________

(1)	Excludes depreciation and amortization expense attributable to the noncontrolling interest.

(2)	Adjustments to reflect Adjusted EBITDA from unconsolidated investments include (gain) loss on mark-to-market activity of nil for each of the years ended December 31, 2016, 2015 and 2014, respectively.

(3)
Includes $257 million, $272 million and $242 million in major maintenance expense for the years ended December 31, 2016, 2015 and 2014, respectively, and $148 million, $189 million and $168 million in maintenance capital expenditures for the years ended December 31, 2016, 2015 and 2014, respectively.

(4)	Includes commitment, letter of credit and other bank fees from both consolidated and unconsolidated investments, net of capitalized interest and interest income.

(5)	Adjusted Free Cash Flow, as reported, excludes changes in working capital, such that it is calculated on the same basis as our guidance.

(6)	Adjusted EBITDA related to the six power plants sold in our East segment on July 3, 2014, was $43 million for the year ended December 31, 2014.

A-2

ANNEX B

CALPINE CORPORATION
2017 EQUITY INCENTIVE PLAN

1.PURPOSE OF THE PLAN. The purpose of the 2017 Equity Incentive Plan (the “Plan”) of Calpine Corporation, a Delaware corporation (the “Company”), is to provide incentive for future endeavors and to advance the interests of the Company and its stockholders by encouraging ownership of the common stock, par value $0.001 per share (the “Common Stock”), of the Company by Employees and Consultants and to enable the Company to compete effectively with other enterprises for the services of such executives, employees and consultants as may be needed for the continued improvement of the Company’s business, through the grant of (a) options to purchase shares of Common Stock, either as Incentive Stock Options or Nonstatutory Stock Options (collectively “Options”), (b) shares of Common Stock that are subject to restrictions set forth in the Plan or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”), (c) Stock Appreciation Rights (as defined below), (d) restricted stock unit awards (a “Restricted Stock Unit Award”, and collectively with a Restricted Stock Award, a “Restricted Award”), (e) Performance Compensation Awards (as defined below) and (f) Other Stock Based-Awards (such Options, Restricted Awards, Stock Appreciation Rights, Performance Compensation Awards and Other Stock Based-Awards, collectively, the “Awards”).
2.PARTICIPANTS.
(a)Awards may be granted under the Plan to such executives, employees and consultants of the Company and its Affiliates (as defined below) as shall be determined by the Committee as set forth in Section 6 of the Plan (each, a “Grantee”); provided, however, that no Awards may be granted to any person if such grant would cause the Plan to cease to be an “employee benefit plan” as defined in Rule 405 of Regulation C promulgated under the Securities Act.
(b)Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and Consultants and those individuals whom the Committee determines are reasonably expected to become Employees and Consultants following the Date of Grant.
(c)A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.
(d)A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.
3.EFFECTIVE DATE; TERM OF THE PLAN. The Plan was adopted on February 15, 2017 by the Board, subject to the approval by the stockholders of the Company at the 2017 Annual Meeting of Stockholders on May 10, 2017 (the “Effective Date”). The Plan will only be effective if it is approved by the stockholders of the Company at the 2017 Annual Meeting. Any Awards granted under the Plan prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained; provided, however, that Options and Stock Appreciation Rights granted under the Plan prior to such stockholder approval may not be exercisable until after such stockholder approval and no shares of Common Stock may be delivered pursuant to a Restricted Stock Unit granted under the Plan prior to such stockholder approval until after such stockholder approval; provided further that Restricted Stock and other stock-based or stock-related Awards may not be granted prior to obtaining stockholder approval. If the Plan is not so approved by the stockholders of the Company, then the Plan will be null and void in its entirety.
4.DEFINITIONS.
(a)“Affiliate” means any affiliate of the Company selected by the Committee; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”; provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary or parent of the Company that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code or a “parent corporation” within the meaning of Section 424(e) of the Code.
(b)“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Compensation Award, a Stock Appreciation Right, and Other Stock Based-Award.
(c)“Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(d)“Board” means the board of directors of the Company.
(e)“Cause” means (i) “Cause” as defined in the applicable Award Agreement, or any employment agreement with the Company or an Affiliate, to which the Grantee is a party, or (ii) if clause (i) does not apply, then:
(1)the Grantee’s act of fraud, dishonesty, misappropriation, or embezzlement with respect to the Company;
(2)the Grantee’s conviction of, or plea of guilty or no contest to, any felony;
(3)the Grantee’s violation of the Company’s drug policy or anti-harassment policy;
(4)the Grantee’s admission of liability for, or finding by a court or the SEC (or a similar agency of any applicable state) of liability for, the violation of any “Securities Laws” (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term “Securities Laws” means any Federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder;
(5)the Grantee’s failure after reasonable prior written notice from the Company to comply with any valid and legal directive of the Chief Executive Officer or the Board that is not remedied within thirty (30) days of the Grantee being provided written notice thereof from the Company or the Grantee’s gross negligence in performance, or willful non-performance, of any of the Grantee’s duties and responsibilities with respect to the Company that is not remedied within thirty (30) days of the Grantee being provided notice thereof; or

(6)other than as provided in clauses (1) through (5) above, the Grantee’s material breach of any material provision of the Plan that is not remedied within thirty (30) days of the Grantee being provided written notice thereof from the Company.
Cause shall be determined by the Committee unless it delegates the authority to make such determination to the appropriate officers of the Company.
(f)     “Change in Control” shall mean:
(i)the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or
(ii)individuals who, as of the Effective Date, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or
(iii)consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Company of a liquidation or dissolution of the Company or consummation of the sale of all or substantially all of the assets of the Company (determined on a consolidated basis).
(g)“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(h)“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 6(e).
(i)“Common Stock” means the common stock, $0.001 par value per share, of the Company.
(j)“Company” means Calpine Corporation, a Delaware corporation.
(k)“Consultant” means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the board of directors of an Affiliate; provided that, except as otherwise permitted in Section 2(d) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(l)“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.
(m)“Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award and from which the Grantee begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
(n)    “Director” means a member of the Board.
(o)    “Disability” means (i) “Disability” as defined in the applicable Award Agreement, or any employment agreement with the Company or an Affiliate, to which the Grantee is a party, or (ii) if clause (i) does not apply, (A) permanent and total disability as determined under the Company’s, or an Affiliate’s, long-term disability plan applicable to the Grantee, or (B) if there is no such plan applicable to the Grantee, “disability” as determined by the Committee (in each case, to the extent applicable to any Award, as determined consistent with Section 22(e)(3) or 409A(a)(2)(C) of the Code).
(p)    “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Fair Market Value” means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Company’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on any national securities exchange shall be the closing price of a share of Common Stock on any national securities exchange on such date (if the such national securities exchange is not open for trading on such date, then the closing price per share of the Common Stock on such national securities exchange on the next preceding day on which the national securities exchange was open for trading), and thereafter (i) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code.
(s)    “Form S-8” has the meaning set forth in Section 2(d).
(t)    “Free Standing Rights” has the meaning set forth in Section 15(a).
(u)    “Grantee” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(v)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(w)    “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 21(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
(x)    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
(y)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(bb)    “Option Agreement” means an agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.
(cc)    “Optionholder” means a Grantee to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(dd)    “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
(ee)    “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 21 of the Plan.
(ff)    “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:
(i)net earnings or net income (before or after taxes);
(ii)basic or diluted earnings per share (before or after taxes);
(iii)earnings before or after taxes, interest, depreciation and/or amortization;
(iv)net revenue or net revenue growth;
(v)gross revenue;
(vi)gross profit or gross profit growth;
(vii)net operating profit (before or after taxes);
(viii)cost management;
(ix)dividend payout ratios;
(x)market share;
(xi)measures of economic value added;
(xii)cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(xiii)book value per share;
(xiv)gross or operating margins;
(xv)net interest margins other margins;

(xvi)working capital targets;
(xvii)return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);
(xviii)expense targets;
(xix)operating efficiency;
(xx)asset quality;
(xxi)enterprise value;
(xxii)employee retention;
(xxiii)asset growth;
(xxiv)dividend yield;
(xxv)productivity ratios;
(xxvi)share price (including, but not limited to, growth measures and total stockholders return);
(xxvii)objective measures of customer satisfaction;
(xxviii)safety measures;
(xxix)debt management or ratios of income or equity to debt; and
(xxx)inventory control.
(xxxi)Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criteria above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
(gg)    “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Grantee, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(hh)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Grantee for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Grantees based on the following events:
(i)asset write-downs;
(ii)litigation or claim judgments or settlements;
(iii)the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(iv)any reorganization and restructuring programs;
(v)acquisitions or divestitures;
(vi)any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(vii)foreign exchange gains and losses; and
(viii)a change in the Company’s fiscal year.
(ii)    “Performance Period” means the one or more periods of time as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Grantee’s right to and the payment of a Performance Compensation Award.
(jj)    “Plan” means this Calpine Corporation 2017 Equity Incentive Plan.
(kk)    “Related Stock Appreciation Rights” has the meaning set forth in Section 15(a).
(ll)    “Restricted Award” means any Award granted pursuant to Section 14(a).
(mm)    “Restricted Period” has the meaning set forth in Section 14(a).
(nn)    “Retirement”, “Retire” and “Retires” means termination of a Grantee’s employment or service with the Company and the Affiliates upon or after such Grantee has attained the age of 60 and has completed ten (10) years of service with the Company or any of the Affiliates.
(oo)    “Prior Plan” has the meaning set forth in Section 5(a).
(pp)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(qq)    “SAR exercise price” has the meaning set forth in Section 15(a).
(rr)    “Securities Act” means the Securities Act of 1933, as amended.
(ss)    “Share Limit” has the meaning set forth in Section 5(a).
(tt)    “Stock Appreciation Right” means the right pursuant to an award granted under Section 15 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.
(uu)    “Stock for Stock Exchange” has the meaning set forth in Section 10(c).

(vv)    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
5.SHARES SUBJECT TO THE PLAN.
(a)Subject to the provisions of Section 17 and subparagraphs (i), (ii), (iii), (iv) and (v) of this Section 5(a), the number of shares of Common Stock for which Awards may be granted under the Plan shall be 23,000,000 shares of Common Stock. Moreover, approximately 387,615 shares of Common Stock that have been approved by the Company’s stockholders for issuance under the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Prior Plan”), but which have not been awarded under the Prior Plan (or have been awarded, but will not be issued due to expiration, forfeiture, cancellation, settlement in cash in lieu of shares of Common Stock or otherwise) and which are no longer available for issuance under the Prior Plan for any reason (including, without limitation, the termination of the Prior Plan) shall be available for issuance under the Plan in addition to the 23,000,000 shares of Common Stock reserved hereunder (together, the “Share Limit”).
(i)For purposes of Awards granted under the Plan, each share subject to an Option or Stock Appreciation Right granted under the Plan shall reduce such aggregate number of shares by one (1) share, and each share subject to a Restricted Award, Other Stock-Based Award or Dividend Equivalent payable in shares of Common Stock granted under the Plan shall reduce such aggregate number of shares by two and twenty-two one-hundredths (2.22) shares.
(ii)If, on or prior to the termination of the Plan as provided in Section 28, any Option or Stock Appreciation Rights granted under the Plan shall have expired or terminated for any reason without having been exercised in full or any shares subject to a Restricted Award shall have been forfeited, or any other Awards for which shares of Common Stock are deliverable are so forfeited, such unpurchased or forfeited shares covered thereby shall again become available for the grant of Awards under the Plan (based on the share counting rules set forth in subparagraph (i) of this Section 5(a)).
(iii)If, on or prior to the termination of the Plan as provided in Section 28, any shares of Common Stock are subject to (x) an Award that is settled in cash in lieu of shares of Common Stock, or (y) an Award that is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award pursuant to which shares of Common Stock may not be issued, then such shares shall, in each such case, become available for the grant of Awards under Plan.
(iv)Any shares of Common Stock that are subject to Awards that may only be settled in cash shall not reduce such aggregate number of shares of Common Stock for which Awards may be granted under the Plan.
(v)Notwithstanding anything to the contrary contained herein: (1) shares of Common Stock tendered in payment of an Option shall not become available for the grant of Awards under Plan; (2) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation shall not become available for the grant of Awards under Plan; and (3) any shares of Common Stock that were subject to a stock-settled Stock Appreciation Right that were not issued upon the exercise of such Stock Appreciation Right shall not become available for the grant of Awards under the Plan.
(b)All shares reserved for issuance under the Plan may be used for Incentive Stock Options.
(c)No fractional shares of Common Stock may be issued.

(d)The maximum number of shares of Common Stock for or under which or with respect to which any Award may be granted under the Plan to any individual during any calendar year is 2,220,000 shares of Common Stock.
(e)The shares to be delivered pursuant to an Award shall be made available, at the discretion of the Committee, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Company or from shares re-acquired by the Company, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Company.
6.ADMINISTRATION OF THE PLAN.
(a)The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 6(e).
(b)The Board shall have the power and authority to select and grant to Grantees Awards pursuant to the terms of the Plan.
(c)In particular, the Board shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (v) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (vi) from time to time to select, subject to the limitations set forth in the Plan, those Grantees to whom Awards shall be granted; (vii) to determine the number of shares of Common Stock to be made subject to each Award; (viii) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (ix) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (x) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (xi) to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (xii) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (xiii) establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules to the extent it deems it necessary, appropriate or desirable to comply with foreign law or practices; and (xiv) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. The Board may also modify the purchase price or the exercise price of any outstanding Award, provided, however, that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as is provided in Section 17(a), and notwithstanding any other provisions of the Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without, in each such case, first obtaining approval of the stockholders of the Company of such amendment or action.
(d)The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Directors, and the executives and employees of the Company and its Affiliates. No Director or member of the Committee shall be liable to the Company, any stockholder, any Grantee or any employee of the Company or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her.
(e)The Committee. (i) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(ii)    At such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (x) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (y) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (B) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
(f)    The expenses of administering the Plan shall be borne by the Company.
7.OPTION PROVISIONS.
(a)Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, it is the intention of the Company that all Options granted hereunder shall be intended to comply with the provisions and requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the provisions set forth in Sections 8 through 13 of the Plan.
(b)To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
8.OPTION PRICE.
(a)Subject to the provisions of Section 2(c) regarding Ten Percent Stockholders, the purchase price of the shares of Common Stock covered by each Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of such shares at the time the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(b)The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(c)The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 17 hereof (and any such reduction shall be in accordance with Section 409A of the Code), nor shall the Committee cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options. The Committee shall take no action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. National Securities Exchange on which the shares of Common Stock are listed without the approval of the stockholder of the Company.
9.TERM OF OPTIONS. The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date such Option was granted. Subject to the provisions of Section 2(d) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
10.VESTING; EXERCISE OF OPTIONS.
(a)Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Option Agreement. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted and no Option may be exercised, regardless of vesting, unless and until the Company has an effective Registration Statement on Form S-8 (or such other applicable form) on file with the Securities and Exchange Commission (the “SEC”) to register the sale of its common stock for issuance of shares upon the exercise of the Option.
(b)The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (A) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (B) a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (D) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company. Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by an executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under the Plan.
11.TRANSFERABILITY OF OPTIONS.
(a)An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
(b)A Nonstatutory Stock Option may, in the sole discretion of the Committee, be transferable to a permitted transferee upon written approval by the Committee to the extent provided in the Option Agreement. A permitted transferee includes: a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
12.STOCKHOLDER RIGHTS OF OPTIONHOLDER. No Optionholder shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.
13.TERMINATION OF OPTION.
(a)Except as set forth in an individual agreement with any Optionholder, upon termination of employment or service with the Company, all unvested Options held by such Optionholder shall immediately terminate and all vested options shall remain exercisable until the earlier of (i) three months after the date of termination of employment or service or (ii) the expiration of the original term of the Option, except as follows.
(i)Disability. If an Optionholder’s employment or service with the Company is terminated by reason of Disability, then all unvested Options shall become immediately vested and exercisable and all vested Options shall remain exercisable until the earlier of one year after the date of such termination or the expiration of the original term of the Option.
(ii)Retirement. Unless otherwise set forth in the applicable Award Agreement, if an Optionholder Retires on or after the one-year anniversary of the date such Options were granted, then all such unvested Options held by such Optionholder shall become immediately vested and exercisable and shall remain exercisable until the earlier of the one-year anniversary of such Optionholder’s date of Retirement or the expiration of the term of the Option.
(iii)Death. If an Optionholder’s employment or service with the Company is terminated by reason of death, or if the Optionholder dies during the applicable three-month or one-year post-termination exercise period described above in this Section 13(a), then all unvested Options shall become immediately vested and exercisable and all vested Options and shall remain exercisable until the earlier of one year after the date of death or the expiration of the original term of the Option.
(iv)Cause. If a Grantee’s employment or service with the Company is terminated for “Cause”, then all Options held by the Optionholder, whether vested or unvested, shall immediately terminate.
(b)Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such employment or service, determine in its sole discretion that the exercise of any Option after termination of such employment or other relationship with the Company shall be subject to satisfaction of the conditions precedent that the Optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the Optionholder furnish to the Company such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
(c)An Optionholder under the Plan may make a written designation of a beneficiary in a manner prescribed by the Company. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 13, any unterminated and unexpired Option granted to such Optionholder to the same extent that the Optionholder himself or herself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the Optionholder could have purchased thereunder on the date his or her employment by, or other relationship with, the Company and its Affiliates was terminated.
14.RESTRICTED AWARDS.
(a)A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Any Award which is hedged in any manner will immediately be forfeited.

(b)Each Grantee granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Grantee pending the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Grantee generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be withheld by the Company for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Grantee shall have no right to such dividends.
(c)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be withheld by the Company for the Grantee’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividends Equivalents.
(d)Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Grantee shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Grantee to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.
(e)Restricted Stock Units awarded to any Grantee shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Grantee to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(f)Upon termination of a Grantee’s employment with or service to the Company or any of its Affiliates (including by reason of such Affiliate ceasing to be an Affiliate of the Company), during the applicable

Restricted Period, Restricted Stock and Restricted Stock Unit shall be forfeited; provided that in the event such termination is by reason of Disability or death of the Grantee at any time during the Restricted Period applicable to any outstanding Restricted Stock and Restricted Stock Units held by the Grantee, the Restricted Period and the restrictions imposed in accordance with the Plan and the applicable Award Agreement on such Restricted Stock and Restricted Stock Units shall immediately lapse (for the avoidance of doubt, in the case of any Restricted Stock or Restricted Stock Units that are subject to any Performance Goals, such Awards shall be deemed earned at 100% of the applicable target, and, in the case of such Restricted Stock Units, such Restricted Stock Units shall be paid or settled within 60 days after the date of such termination based on the Fair Market Value of the Common Stock as of the date of such termination; provided further, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Unit will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Unit.
(g)Unless otherwise set forth in the applicable Award Agreement, if a Grantee who holds an outstanding Award of Restricted Stock (which is not a Performance Compensation Award) is, or becomes, eligible to Retire, the Restricted Period applicable to such Award shall expire in its entirety on the later to occur of: (i) the date such Grantee initially becomes eligible to Retire and (ii) the one-year anniversary of the date such Award was granted.
(h)With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in this Section 14 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Grantee, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Grantee’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Grantee, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 14(c) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
(j)Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Company deems appropriate.
15.STOCK APPRECIATION RIGHTS.
(a)A stock appreciation right means the right pursuant to an Award granted under this Section 15 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (ii) the aggregate exercise price of such right or portion thereof (the “SAR exercise price”) which shall be at least 100% of the Fair Market Value of such shares at the time the Stock Appreciation Right is granted (a “Stock Appreciation Right”). Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Stock Appreciation Rights”). Related Stock Appreciation Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Stock Appreciation Rights may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall determine the Grantee to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Common Stock to be awarded, the price per share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Stock Appreciation Right may be granted for more shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an exercise price not less than the Fair Market Value of Common Stock on the date of grant. The number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the date of grant of the Stock Appreciation Right, and the right must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. The provisions of Stock Appreciation Rights need not be the same with respect to each Grantee. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 15 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.
(b)The Grantee of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company. Grantees who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)The expiration date of a Free Standing Right granted under the Plan shall be as determined by the Committee at the time of grant, provided that each Free Standing Right shall expire not more than ten years after the date such Free Standing Right was granted, and provided further that Free Standing Rights shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee at or after grant.
(d)Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 10 above and this Section 15 of the Plan.
(e)Upon the exercise of a Free Standing Right, the Grantee shall be entitled to receive up to, but not more than, that number of shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Common Stock in respect of which the Free Standing Right is being exercised, with the Committee having the right to determine the form of payment.
(f)Upon exercise thereof, the Grantee of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the “SAR exercise price” per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 15(a) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. Fractional shares resulting from the exercise of a Stock Appreciation Right pursuant to this Section 15 shall be settled in cash.
(g)The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Stock Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 15(a) are satisfied.
(h)Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.
(i)Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 11 of the Plan.
(j)Except as otherwise set forth in an Award Agreement with a Grantee, upon termination of employment or service, any outstanding Stock Appreciation Rights shall be governed by the same principles relating to Options as set forth in Section 13 hereof.
16.OTHER STOCK-BASED AWARDS.
(a)The Committee is authorized to grant Awards to Grantee in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Other Stock-Based Awards shall include a right or other interest granted to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as determined by the Committee. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and Performance Periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 16 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.
17.ADJUSTMENT OF AND CHANGES IN CAPITALIZATION.
(a)In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to Awards granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Awards theretofore granted and the price per share payable upon exercise of Options theretofore granted and the exercise price per share of Stock Appreciation Rights theretofore granted shall be adjusted so as to reflect such change, all as determined by the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall determine that such change equitably requires an adjustment in any outstanding Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustment in Incentive Stock Options under this Section 17 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 17 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Section 409A of the Code. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.
(b)Notice of any adjustment shall be given by the Company to each Grantee with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(c)Fractional shares resulting from any adjustment of Awards pursuant to this Section 17 may be settled in cash or otherwise as the Committee may determine.
(d)Notwithstanding the above, in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; or (iv) the Company shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. The terms of this Section 17 may be varied by the Committee in any particular Award Agreement.
18.CHANGE IN CONTROL. In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may, in its sole discretion, take any action with respect to all or any portion of a particular outstanding Award or Awards, including, but not limited to, the following:
(a)make any outstanding Option, Stock Appreciation Right or other Award (as applicable), that is not then exercisable, exercisable as to all or any portion of the shares of Common Stock covered thereby as of a time prior to the Change in Control;
(b)make all or any portion of the restrictions applicable to any outstanding Award (including the restricted period applicable to any outstanding shares of Common Stock underlying Restricted Stock or Restricted Stock Units Awards) lapse as of a time prior to the Change in Control (including a waiver of any applicable performance goals);
(c)with respect to Performance Compensation Awards, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met and (ii) cause to be paid to the applicable participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee;
(d)settle Awards previously deferred;
(e)adjust, substitute, convert, settle and/or terminate outstanding Awards as the Committee, in its sole discretion, deems appropriate and consistent with the Plan’s purposes; and
(f)in the case of any Award with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Award without the payment of consideration therefor.
To the extent practicable, any actions taken by the Committee under this Section 18 may occur in a manner and at a time which allows affected participants the ability to participate in the Change in Control transactions with respect to the shares of Common Stock subject to their Awards. In addition, in the event of a Change in Control, the Committee may, in its sole discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such Change in Control.
19.SECURITIES ACTS REQUIREMENTS.
(a)No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act or other Federal or state statutes having similar requirements, as they may be in effect at that time; and each Option shall be subject to the further requirement that, at any time that the Committee shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised or issued, as the case may be, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
(b)As a condition to the issuance of any Award that may be settled in shares of Common Stock under the Plan, the Committee may require the Grantee to furnish a written representation that he or she is acquiring such Award for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares of such Award, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Committee and counsel for the Company, it is necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Committee and counsel for the Company, the representation and agreement and legend cease to be necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements.
20.DISQUALIFYING DISPOSITIONS. Any Grantee who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
21.COMPLIANCE WITH SECTION 162(m) OF THE CODE.
(a)The Committee shall have the authority, at the time of grant of any Award described in the Plan (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Stock on the date of grant), to designate such Award as a “Performance Compensation Award” in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.
(b)The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Grantees will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Grantee eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Grantee to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Grantee becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 21. Moreover, designation of a Grantee eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Grantee eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Grantee eligible to receive an Award hereunder shall not require designation of any other person as a Grantee eligible to receive an Award hereunder in such period or in any other period.
(c)With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 21(c) and record the same in writing.
(d)Payment of Performance Compensation Awards.
(i)Unless otherwise provided in the applicable Award Agreement, a Grantee must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)A Grantee shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Grantee’s Performance Compensation Award has been earned for the Performance Period.
(iii)Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Grantee’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 21(d)(iv) hereof, if and when it deems appropriate.

(iv)In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the maximum amount payable under Section 21(d)(vi) of the Plan.
(v)Performance Compensation Awards granted for a Performance Period shall be paid to Grantees as soon as administratively practicable following completion of the certifications required by this Section 21.
(vi)Subject to the adjustment provisions of Section 17, notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Grantee under the Plan for a Performance Period is 2,220,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.
22.WITHHOLDING OBLIGATIONS. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Grantee may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Grantee by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.
23.AMENDMENT OF THE PLAN AND AWARDS.
(a)The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. However, except as provided in Section 17 relating to adjustments upon changes in Common Stock and Section 23(c), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
(b)The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c)It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(d)Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent in writing. All changes described in this paragraph are at the sole discretion of the Board, may be made at any time, and may have a retroactive effective date.
(e)The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Grantee and (b) the Grantee consents in writing.
24.GENERAL PROVISIONS.
(a)No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Grantee any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause or (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(b)Minimum Vesting. Except as otherwise provided in the Plan, each Award shall be subject to a minimum vesting period of at least one (1) year commencing from the grant date, and, with respect to Awards that vests upon the attainment of Performance Goals, a Performance Period that is no less than twelve (12) months. Notwithstanding the foregoing, a maximum of 5% of the aggregate number of shares of Common Stock available for issuance under the Plan may be issued as Awards that do not comply with the applicable one (1) year minimum vesting requirements set forth in the Plan. For the purpose of clarity, this Section 24(b) will not prevent the Committee from accelerating the vesting of any Award in accordance with any of the provisions set forth in the Plan.
(c)No Stockholder Rights; Dividend Equivalents. The Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by any Award (other than as provided with respect to Awards of Restricted Stock) unless and until such time as shares of Common Stock represented by such vested Awards have been delivered to the Grantee. The Grantee will have no right to receive, or otherwise with respect to, any Dividend Equivalents until such time, if ever, any Award to which such Dividend Equivalents relate shall have become vested.
(d)Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s employment has been terminated for purposes of the Plan.
(e)Section 409A of the Code. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that Grantee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the exercise or distribution of such Award upon a separation from service may not be made before the date which is six months after the date the Grantee separates from service with the Company or any of its Affiliates. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof.
(f)Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Grantees will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 24(f), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(g)Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.
(h)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(i)Clawback. The Committee may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or service with or without Cause, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Grantee, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
25.CHANGES IN LAW. The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

26.LEGAL MATTERS.
(a)No past, present or future Director, Officer or employee of the Company will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each such Director, Officer or employee of the Company will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such person in connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (ii) any and all amounts paid by such person, with the Company’s approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification will not be available to a person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such person giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(b)This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.
27.ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, a Grantee consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.
28.TERMINATION OR SUSPENSION OF THE PLAN. The Plan shall terminate on the earliest of (a) the tenth anniversary of the Effective Date or (b) such earlier time as the Board may determine. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 23(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 21 of the Plan and the definition of “Performance Goal” and “Performance Criteria” to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 21 after the date of such annual meeting, but the Plan may continue in effect for Awards to Grantees not in accordance with Section 162(m) of the Code.

ANNEX C

CALPINE CORPORATION
2017 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.PURPOSE OF THE PLAN. The purpose of the 2017 Equity Compensation Plan for Non-Employee Directors (the “Plan”) of Calpine Corporation, a Delaware corporation (the “Company”), is to attract and retain the services of highly qualified and talented non-employee directors, whose present and future contributions to the welfare, growth and combined business success of the Company will be of benefit to the Company, through the grant of (a) nonstatutory stock options (the “Options”), which are options that are not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, to purchase common stock, par value $0.001 per share (the “Common Stock”), (b) shares of Common Stock that are subject to restrictions set forth in the Plan or any individual award agreement (“Restricted Stock” or a “Restricted Stock Award”), (c) Stock Appreciation Rights (as defined below), (d) restricted stock unit awards (a “Restricted Stock Unit Award”, and collectively with a Restricted Stock Award, a “Restricted Award”) and (e) Other Stock Based-Awards (such Options, Restricted Awards, Stock Appreciation Rights and Other Stock Based-Awards, collectively, the “Awards”).

2.PARTICIPANTS. Awards may be granted under the Plan to Non-Employee Directors (as defined below) as shall be determined by the Committee as set forth in Section 6 of the Plan (each, a “Grantee”); provided, however, that no Awards may be granted to any person if such grant would cause the Plan to cease to be an “employee benefit plan” as defined in Rule 405 of Regulation C promulgated under the Securities Act.

3.EFFECTIVE DATE; TERM OF THE PLAN. The Plan was adopted on February 15, 2017 by the Board, subject to the approval by the stockholders of the Company at the 2017 Annual Meeting of Stockholders on May 10, 2017 (the “Effective Date”). The Plan will only be effective if it is approved by the stockholders of the Company at the 2017 Annual Meeting. Any Awards granted under the Plan prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained; provided, however, that Options and Stock Appreciation Rights granted under the Plan prior to such stockholder approval may not be exercisable until after such stockholder approval and no shares of Common Stock may be delivered pursuant to a Restricted Stock Unit granted under the Plan prior to such stockholder approval until after such stockholder approval; provided further that Restricted Stock and other stock-based or stock-related Awards may not be granted prior to obtaining stockholder approval. If the Plan is not so approved by the stockholders of the Company, then the Plan will be null and void in its entirety.

4. DEFINITIONS.
(a)“Affiliate” means any affiliate of the Company selected by the Committee; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”.
(b)“Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, and Other Stock Based-Award.
(c)“Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d)“Board” means the board of directors of the Company.
(e)“Cause” shall mean a determination by a majority of the disinterested Board members that the Non-Employee Director has engaged in any of the following:
(i)malfeasance in office;
(ii)gross misconduct or neglect;
(iii)false or fraudulent misrepresentation inducing the director's appointment;
(iv)willful conversion of corporate funds; or
(v)repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
(f)“Change in Control” shall mean:
(i)the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or
(ii)individuals who, as of the Effective Date, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or
(iii)consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity’s then-outstanding voting securities, or approval by the stockholders of the Company of a liquidation or dissolution of the Company or consummation of the sale of all or substantially all of the assets of the Company (determined on a consolidated basis).
(g)“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(h)“Committee” has the meaning set forth in Section 6(e).
(i)“Common Stock” means the common stock, $0.001 par value per share, of the Company.
(j)“Company” means Calpine Corporation, a Delaware corporation.
(k)“Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award and from which the Grantee begins to benefit from or be adversely affected by subsequent changes in the

Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
(l)“Director” means a member of the Board.
(m)“Disability” means (i) “Disability” as defined in the applicable Award Agreement, or (ii) if clause (i) does not apply, (A) permanent and total disability as determined under the Company’s, or an Affiliate’s, long-term disability plan applicable to the Grantee, or (B) if there is no such plan applicable to the Grantee, “disability” as determined by the Committee (in each case, to the extent applicable to any Award, as determined consistent with Section 22(e)(3) or 409A(a)(2)(C) of the Code).
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Company’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on any national securities exchange shall be the closing price of a share of Common Stock on any national securities exchange on such date (if the such national securities exchange is not open for trading on such date, then the closing price per share of the Common Stock on such national securities exchange on the next preceding day on which the national securities exchange was open for trading), and thereafter (i) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, the determination of fair market value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code.
(p)“Free Standing Rights” has the meaning set forth in Section 15(a).
(q)“Grantee” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(r)“Non-Employee Director” means a Director who is not an employee of the Company.
(s)“Option” means a nonstatutory stock option to purchase shares of Common Stock granted pursuant to the Plan.
(t)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.
(u)“Optionholder” means a Grantee to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(v)“Plan” means this Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors.
(w)“Related Stock Appreciation Rights” has the meaning set forth in Section 15(a).
(x)“Restricted Award” means any Award granted pursuant to Section 14(a).
(y)“Restricted Period” has the meaning set forth in Section 14(a).
(z)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aa)“SAR exercise price” has the meaning set forth in Section 15(a).
(bb) “Securities Act” means the Securities Act of 1933, as amended.
(cc) “Stock Appreciation Right” means the right pursuant to an award granted under Section 15 to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (ii) the aggregate SAR exercise price of such right or such portion thereof.
(dd) “Stock for Stock Exchange” has the meaning set forth in Section 10(c).

5. SHARES SUBJECT TO THE PLAN.

(a)Subject to the provisions of Section 17 and subparagraphs (i), (ii), (iii), and (iv) of this Section 5(a), the number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 300,000 shares of Common Stock.
(i)If, on or prior to the termination of the Plan as provided in Section 26, any Option or Stock Appreciation Rights granted under the Plan shall have expired or terminated for any reason without having been exercised in full or any shares subject to a Restricted Award shall have been forfeited, or any other Awards for which shares of Common Stock are deliverable are so forfeited, such unpurchased or forfeited shares covered thereby shall again become available for the grant of Awards under the Plan.
(ii)If, on or prior to the termination of the Plan as provided in Section 26, any shares of Common Stock are subject to (A) an Award that is settled in cash in lieu of shares of Common Stock, or (B) an Award that is exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for an Award pursuant to which shares of Common Stock may not be issued, then such shares shall, in each such case, become available for the grant of Awards under Plan.
(iii)Any shares of Common Stock that are subject to Awards that may only be settled in cash shall not reduce such aggregate number of shares of Common Stock for which Awards may be granted under the Plan.
(iv)Notwithstanding anything to the contrary contained herein: (A) shares of Common Stock tendered in payment of an Option shall not become available for the grant of Awards under Plan; and (B) any shares of Common Stock that were subject to a stock-settled Stock Appreciation Right that were not issued upon the exercise of such Stock Appreciation Right shall not become available for the grant of Awards under the Plan.
(b)No fractional shares of Common Stock may be issued.
(c)The maximum number of shares of Common Stock for or under which or with respect to which any Award may be granted under the Plan to any individual during any calendar year is 15,000 shares of Common Stock.
(d)The shares to be delivered pursuant to an Award shall be made available, at the discretion of the Committee, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Company or from shares re-acquired by the Company, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Company.

6. ADMINISTRATION OF THE PLAN.

(a)The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 6(e).
(b)The Board shall have the power and authority to select and grant to Grantees Awards pursuant to the terms of the Plan.
(c)In particular, the Board shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (v) from time to time to select, subject to the limitations set forth in the Plan, those Grantees to whom Awards shall be granted; (vi) to determine the number of shares of Common Stock to be made subject to each Award; (vii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and right of repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (viii) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; (ix) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (x) establish special rules applicable to Awards to Grantees who are foreign nationals and grant Awards (or amend existing Awards) in accordance with those rules to the extent it deems it necessary, appropriate or desirable to comply with foreign law or practices; and (xi) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. The Board may also modify the purchase price or the exercise price of any outstanding Award, provided, however, that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as is provided in Section 17(a), and notwithstanding any other provisions of the Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without, in each such case, first obtaining approval of the stockholders of the Company of such amendment or action.
(d)The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Directors. No Director or member of the Committee shall be liable to the Company, any stockholder, any Grantee or any employee of the Company or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her.
(e)The Committee. The Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If no such authority has been delegated, any reference under the Plan to a “Committee” shall mean the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(f)The expenses of administering the Plan shall be borne by the Company.

7. OPTION PROVISIONS. Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. If certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each Option. Notwithstanding the foregoing, it is the intention of the Company that all Options granted hereunder shall be intended to comply with the provisions and requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the provisions set forth in Sections 8 through 13 of the Plan.

8. OPTION PRICE.
(a)The exercise price of each Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(b)The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 17 hereof (and any such reduction shall be in accordance with Section 409A of the Code), nor shall the Committee cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options. The Committee shall take no action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. National Securities Exchange on which the shares of Common Stock are listed without the approval of the stockholder of the Company.

9. TERM OF OPTIONS. The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date such Option was granted.
10. VESTING; EXERCISE OF OPTIONS.

(a)Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Option Agreement. No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted and no Option may be exercised, regardless of vesting, unless and until the Company has an effective Registration Statement on Form S-8 Registration Statement under the Securities Act (or such other applicable form) on file with the Securities and Exchange Commission to register the sale of its common stock for issuance of shares upon the exercise of the Option.
(b)The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (A) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Grantee identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (B) a “cashless” exercise program established with a broker; (C) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (D) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company. Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a director that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under the Plan.
11.    TRANSFERABILITY OF OPTIONS. An Option may, in the sole discretion of the Committee, be transferable to a permitted transferee upon written approval by the Committee to the extent provided in the Option Agreement. A permitted transferee includes: a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
12. STOCKHOLDER RIGHTS OF OPTIONHOLDER. No Optionholder shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.

13. TERMINATION OF OPTION.
(a)Except as set forth in an individual agreement with any Optionholder, upon termination of service with the Company, all unvested Options held by such Optionholder shall immediately terminate and all vested options shall remain exercisable until the earlier of (i) three months after the date of termination of service or (ii) the expiration of the original term of the Option, except as follows:
(i)Disability. If an Optionholder’s service with the Company is terminated by reason of Disability, then all unvested Options shall become immediately vested and exercisable and all vested Options shall remain exercisable until the earlier of one year after the date of such termination or the expiration of the original term of the Option.
(ii)Death. If an Optionholder’s service with the Company is terminated by reason of death, or if the Optionholder dies during the applicable three-month or one-year post-termination exercise period described above in this Section 13(a), then all unvested Options shall become immediately vested and exercisable and all vested Options shall remain exercisable until the earlier of one year after the date of death or the expiration of the original term of the Option.
(iii)Cause. If a Grantee’s service with the Company is terminated for “Cause”, then all Options held by the Optionholder, whether vested or unvested, shall immediately terminate.
(b)Notwithstanding the foregoing, the Committee may, at any time prior to any termination of such service, determine in its sole discretion that the exercise of any Option after termination of such relationship with the Company shall be subject to satisfaction of the conditions precedent that the Optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any of its Affiliates thereof and from otherwise acting, either prior to or after termination of such relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the Optionholder furnish to the Company such information with respect to the satisfaction of the foregoing condition precedent as the Committee shall reasonably request.
(c)An Optionholder under the Plan may make a written designation of a beneficiary in a manner prescribed by the Company. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 13, any unterminated and unexpired Option granted to such Optionholder to the same extent that the Optionholder himself or herself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the Optionholder could have purchased thereunder on the date his or her relationship with the Company and its Affiliates was terminated.
14. RESTRICTED AWARDS.

(a)A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Any Award which is hedged in any manner will immediately be forfeited.
(b)Each Grantee granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Grantee pending the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Grantee generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be withheld by the Company for the Grantee’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Grantee in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Grantee shall have no right to such dividends.
(c)The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be withheld by the Company for the Grantee’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Grantee upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividends Equivalents.
(d)Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (i) if an escrow arrangement is used, the Grantee shall not be entitled to delivery of the stock certificate; (ii) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (iii) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (iv) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Grantee to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.
(e)Restricted Stock Units awarded to any Grantee shall be subject to (i) forfeiture until the expiration of the Restricted Period during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Grantee to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.
(f)Upon termination of a Grantee’s service to the Company or any of its Affiliates (including by reason of such Affiliate ceasing to be an Affiliate of the Company), during the applicable Restricted Period, Restricted Stock and Restricted Stock Unit shall be forfeited; provided that in the event such termination is by reason of Disability or death of the Grantee at any time during the Restricted Period applicable to any outstanding Restricted Stock and Restricted Stock Units held by the Grantee, the Restricted Period and the restrictions imposed in accordance with the Plan and the applicable Award Agreement on such Restricted Stock and Restricted Stock Units shall immediately lapse (for the avoidance of doubt, in the case of any Restricted Stock or Restricted Stock Units that are subject to any performance goals, such Awards shall be deemed earned at 100% of the applicable target, and, in the case of such Restricted Stock Units, such Restricted Stock Units shall be paid or settled within 60 days after the date of such termination based on the Fair Market Value of the Common Stock as of the date of such termination; provided further, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Unit will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Unit.
(g)With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

(h)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in this Section 14 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Grantee, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Grantee’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Grantee, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 14(c) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents’ interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.
(i)Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Company deems appropriate.
15. STOCK APPRECIATION RIGHTS.

(a)A stock appreciation right means the right pursuant to an Award granted under this Section 15 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (ii) the aggregate exercise price of such right or portion thereof (the “SAR exercise price”) which shall be at least 100% of the Fair Market Value of such shares at the time the Stock Appreciation Right is granted (a “Stock Appreciation Right”). Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Stock Appreciation Rights”). Related Stock Appreciation Rights may be granted either at or after the time of the grant of such Option. The Committee shall determine the Grantee to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Common Stock to be awarded, the price per share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Stock Appreciation Right may be granted for more shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an exercise price not less than the Fair Market Value of Common Stock on the date of grant. The number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the date of grant of the Stock Appreciation Right, and the right must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. The provisions of Stock Appreciation Rights need not be the same with respect to each Grantee. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 15 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.
(b)The Grantee of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company. Grantees who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)The expiration date of a Free Standing Right granted under the Plan shall be as determined by the Committee at the time of grant, provided that each Free Standing Right shall expire not more than ten years after the date such Free Standing Right was granted, and provided further that Free Standing Rights shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee at or after grant.
(d)Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 10 above and this Section 15 of the Plan.
(e)Upon the exercise of a Free Standing Right, the Grantee shall be entitled to receive up to, but not more than, that number of shares of Common Stock equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of shares of Common Stock in respect of which the Free Standing Right is being exercised, with the Committee having the right to determine the form of payment.
(f)Upon exercise thereof, the Grantee of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the “SAR exercise price” per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 15(a) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. Fractional shares resulting from the exercise of a Stock Appreciation Right pursuant to this Section 15 shall be settled in cash.
(g)The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Stock Appreciation Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 15(a) are satisfied.
(h)Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.
(i)Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 11 of the Plan.
(j)Except as otherwise set forth in an Award Agreement with a Grantee, upon termination of service, any outstanding Stock Appreciation Rights shall be governed by the same principles relating to Options as set forth in Section 13 hereof.

16. OTHER STOCK-BASED AWARDS.

(a)The Committee is authorized to grant Awards to Grantee in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. Other Stock-Based Awards shall include a right or other interest granted to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including but not limited to dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued service or other terms or conditions as determined by the Committee. The Committee shall determine the terms and conditions of such Other Stock-Based Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 16 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.
17. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION.

(a)In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to Awards granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Awards theretofore granted and the price per share payable upon exercise of Options theretofore granted and the exercise price per share of Stock Appreciation Rights theretofore granted shall be adjusted so as to reflect such change, all as determined by the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall determine that such change equitably requires an adjustment in any outstanding Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Any adjustments under this Section 17 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Section 409A of the Code.
(b)Notice of any adjustment shall be given by the Company to each Grantee with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
(c)Fractional shares resulting from any adjustment of Awards pursuant to this Section 17 may be settled in cash or otherwise as the Committee may determine.
(d)Notwithstanding the above, in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; or (iv) the Company shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash, stock or other property, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. The terms of this Section 17 may be varied by the Committee in any particular Award Agreement.

18. CHANGE IN CONTROL. In the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may, in its sole discretion, take any action with respect to all or any portion of a particular outstanding Award or Awards, including, but not limited to, the following:
(a)make any outstanding Option, Stock Appreciation Right or other Award (as applicable), that is not then exercisable, exercisable as to all or any portion of the shares of Common Stock covered thereby as of a time prior to the Change in Control;
(b)make all or any portion of the restrictions applicable to any outstanding Award (including the restricted period applicable to any outstanding shares of Common Stock underlying Restricted Stock or Restricted Stock Units Awards) lapse as of a time prior to the Change in Control (including a waiver of any applicable performance goals);
(c)with respect to Performance Compensation Awards, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met and (ii) cause to be paid to the applicable participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee;
(d)settle Awards previously deferred;
(e)adjust, substitute, convert, settle and/or terminate outstanding Awards as the Committee, in its sole discretion, deems appropriate and consistent with the Plan’s purposes; and
(f)in the case of any Award with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Award without the payment of consideration therefor.
To the extent practicable, any actions taken by the Committee under this Section 18 may occur in a manner and at a time which allows affected participants the ability to participate in the Change in Control transactions with respect to the shares of Common Stock subject to their Awards. In addition, in the event of a Change in Control, the Committee may, in its sole discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such Change in Control.
19. SECURITIES ACTS REQUIREMENTS.

(a)No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act or other Federal or state statutes having similar requirements, as they may be in effect at that time; and each Option shall be subject to the further requirement that, at any time that the Committee shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised or issued, as the case may be, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b)As a condition to the issuance of any Award that may be settled in shares of Common Stock under the Plan, the Committee may require the Grantee to furnish a written representation that he or she is acquiring such Award for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares of such Award, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Committee and counsel for the Company, it is necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Committee and counsel for the Company, the representation and agreement and legend cease to be necessary to enable the Company to comply with the provisions of the Securities Act or other Federal or state statutes having similar requirements.
20. WITHHOLDING OBLIGATIONS. To the extent required by applicable Federal, state or local law, a Non-Employee Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.
21. AMENDMENT OF THE PLAN AND AWARDS.
(a)The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. However, except as provided in Section 17 relating to adjustments upon changes in Common Stock and Section 21(c), no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
(b)The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
(c)Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent in writing. All changes described in this paragraph are at the sole discretion of the Board, may be made at any time, and may have a retroactive effective date.
(d)The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (i) the Company requests the consent of the Grantee and (ii) the Grantee consents in writing.
22. GENERAL PROVISIONS.
(a)No Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Grantee any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(b)No Stockholder Rights; Dividend Equivalents. The Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by any Award (other than as provided with respect to Awards of Restricted Stock) unless and until such time as shares of Common Stock represented by such vested Awards have been delivered to the Grantee.

The Grantee will have no right to receive, or otherwise with respect to, any Dividend Equivalents until such time, if ever, any Award to which such Dividend Equivalents relate shall have become vested.
(c)Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (i) the persons to receive Awards, (ii) the terms and provisions of Awards and (iii) whether a Grantee’s service has been terminated for purposes of the Plan.
(d)Section 409A of the Code. If the Board (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that Grantee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the exercise or distribution of such Award upon a separation from service may not be made before the date which is six months after the date the Grantee separates from service with the Company or any of its Affiliates. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “non-qualified deferred compensation” for purposes thereof.
(e)Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Grantees will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 22(e), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(f)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(g)Clawback. The Committee may, in its discretion, specify in an Award Agreement or a policy that will be deemed incorporated into an Award Agreement by reference (regardless of whether such policy is established before or after the date of such Award Agreement), that a Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or performance conditions of an Award. Such events may include, but shall not be limited to, termination of service with or without Cause, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Grantee, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
23. CHANGES IN LAW. The Board may amend the Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.
24. LEGAL MATTERS.

(a)No past, present or future Director, Officer or employee of the Company will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each such Director, Officer or employee of the Company will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such person in connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (ii) any and all amounts paid by such person, with the Company’s approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification will not be available to a person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such person giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(b)This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

25. ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means. To participate in the Plan, a Grantee consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.

26. TERMINATION OR SUSPENSION OF THE PLAN. The Plan shall terminate on the earliest of (a) the tenth anniversary of the Effective Date or (b) such earlier time as the Board may determine. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 21(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

ANNEX D
AMENDED AND RESTATED BYLAWS
OF
CALPINE CORPORATION
(a Delaware corporation)
As amended through ~~May 13, 2015~~[•], 2017

TABLE OF CONTENTS
TO
AMENDED AND RESTATED BYLAWS
OF
CALPINE CORPORATION
(As amended through ~~May 13, 2015~~[•], 2017)

Section 3.8	Quorum and Voting	8
Section 3.9	Regulations	8
Section 3.10	Annual Meeting	8
Section 3.11	Regular Meetings	8
Section 3.12	Special Meetings	9
Section 3.13	Notice of Meetings; Waiver of Notice	9
Section 3.14	Committees of Directors	9
Section 3.15	Powers and Duties of Committees	9
Section 3.16	Compensation of Directors	10
Section 3.17	Action Without Meeting	10
Section 3.18	Proxy Access	15
Section 3.19	Rule 14a-8 Proposals	21

ARTICLE IV OFFICERS		10
Section 4.1	Principal Officers	10
Section 4.2	Election of Principal Officers; Term of Office	10
Section 4.3	Subordinate Officers; Agents and Employees	10
Section 4.4	Delegation of Duties of Officers	11
Section 4.5	Removal of Officers	11
Section 4.6	Resignations	11
Section 4.7	Chairman of the Board	11
Section 4.8	Chief Executive Officer	11
Section 4.9	President	11
Section 4.10	Chief Financial Officer	11
Section 4.11	Vice President	12
Section 4.12	Secretary	12
Section 4.13	Treasurer	13
Section 4.14	Controller	13
Section 4.15	Bond	13

ARTICLE V CAPITAL STOCK		13
Section 5.1	Issuance of Certificates of Stock	13
Section 5.2	Signatures on Stock Certificates	13
Section 5.3	Stock Ledger	13
Section 5.4	Regulations Relating to Transfer	14
Section 5.5	Transfers	14

AMENDED AND RESTATED
BYLAWS
OF
CALPINE CORPORATION
(As amended through ~~May 13, 2015~~[•], 2017)

ARTICLE I
OFFICES
Section 1.1 Location. The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent Statement of Change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.
Section 1.2 Change of Location. In the manner permitted by law, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.

ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may fix by resolution or as set forth in the notice of the meeting.
Section 2.2 Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may only be called by the Chairman of the Board of Directors, by order of a majority of the whole Board of Directors or by holders of common stock who hold a majority of the outstanding common stock entitled to vote generally in the election of Directors. Stock ownership for these purposes may be evidenced in any manner prescribed by Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Special meetings of stockholders shall be held at such time and any such place, within or without the State of Delaware, as shall be designated in the notice of meeting; provided, however, that any special meeting called by stockholders pursuant to this Section 2.2 shall comply with the notice, administrative and other requirements of Section 2.9 in addition to the other requirements of this Article II.
Section 2.3 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the Corporation’s principal place of business. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or to inspect the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 2.4 Notice of Meetings to Stockholders. Written notice of each annual and special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed, in writing, at least ten but not more than sixty days before the date of such meeting, to each stockholder entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at the address as the same appears on the records of the Corporation. Notice given by electronic transmission shall be effective (A) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (B) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (C) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (D) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been duly given shall be evidence of the facts stated therein.
Section 2.5 Adjourned Meetings and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment caused the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.
Section 2.6 Quorum. At any meeting of stockholders, except as otherwise expressly required by law or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of Directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote. Notwithstanding the foregoing, when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business for the purposes of taking action on such business.
Section 2.7 Voting. At any meeting of stockholders, each stockholder holding, as of the record date, shares of stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of stock held by such stockholder, as of the record date, as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.
Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation generally, sufficient in law to support an irrevocable power. Such proxy must be filed with the Secretary of the Corporation or the Secretary’s representative, or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting.
The Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the person presiding at a meeting of stockholders may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of stockholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate.
Section 2.8 Action by Consent of Stockholders. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of the Company and may not be effected by any consent in writing of such stockholders.
Section 2.9 Nature of Business at Meetings of Stockholders; Notice Procedures. No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.
In addition to any other applicable requirements, for business to be properly brought before any meeting of stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such ~~public disclosure~~ Public Announcement (as defined below in this Section 2.9) of the date of the annual meeting was made, whichever first occurs. ~~Notwithstanding the previous sentence, for purposes of determining whether a stockholder’s notice shall have been timely received for the annual meeting of stockholders in 2009, a stockholder’s notice must have been received not later than February 1, 2009 nor earlier than January 1, 2009.~~ Subject to the information requirements of this Section 2.9, any special meetings called by stockholders pursuant to Section 2.2 shall be preceded by a notice of such stockholders to the Secretary, to be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety days nor more than one hundred twenty days prior to the date specified in such notice for such special meeting. The location of such meeting shall be at the discretion of the Board of Directors. For purposes of these Bylaws, the term “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
To be in proper written form, in addition to any applicable requirements of Article III, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting (~~i~~a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (~~ii) the name and record address of such stockholder, (iii) the class or series~~b) as to each Proposing Person (as defined in Section 3.4), information required pursuant to a stockholder’s notice of nomination delivered pursuant to Section 3.4(e)(iv)(B) of these Bylaws, (c) a description of all agreements, arrangements or understandings by and among any Proposing Persons and any other person, pertaining to the business to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), (d) the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such business proposal(s), and to the extent known the class and number of all shares of ~~capital stock of~~ the Corporation ~~which are~~'s capital stock owned beneficially or of record by such other stockholder~~, (iv) a description of all~~

~~arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v~~(s) or other beneficial owner(s), (e) a statement whether or not the Proposing Person(s) will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to approve the proposal and (f) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.
A stockholder providing such stockholder’s notice shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to these Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to such meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date of the meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting).
No business shall be conducted at any meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.9; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. The Chairman of the Board shall preside at all meetings of the stockholders. If the Chairman of the Board is not present, the

Chief Executive Officer or the President shall preside over such meeting, and, if the Chief Executive Officer or the President is not present at the meeting, a majority of the Board of Directors present at such meeting shall elect one of their members to so preside.
Notwithstanding anything in this Section 2.9 to the contrary, only persons nominated for election as a Director at an annual or special meeting pursuant to ~~Section 3.4~~ Article III will be considered for election at such meeting.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.
Section 3.2 Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than eleven (11) Directors. Subject to the foregoing sentence, the specific number of Directors constituting the Board of Directors shall be determined by resolution of the Board of Directors, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.
Section 3.3 Qualification. Directors must be natural persons but need not be stockholders of the Corporation. Directors who willfully neglect or refuse to produce a list of stockholders entitled to vote at any meeting for the election of Directors shall be ineligible for election to any office at such meeting.
Section 3.4 Election.
(a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, Directors of the Corporation shall be elected in each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose.
(b) Except as provided in paragraph (c) of this Section 3.4, to be elected a Director at any stockholder meeting, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that Director’s election at a meeting at which a quorum is present. For purposes of this Section 3.4(b), a majority of votes cast means that the number of votes “for” a nominee must exceed 50 percent of the votes cast with respect to the election of that nominee. Votes cast shall exclude abstentions with respect to that Director’s election.
(c) The nominees for Director who receive a plurality of the votes cast in a “contested election” at a meeting at which a quorum is present will be elected. An election of Directors will be considered a “contested election” if (i) the Secretary receives proper notice under paragraph (e) of this Section 3.4 that a ~~stockholder (the “Nominating Stockholder”~~Proposing Person (as defined below in this Section 3.4) intends to make a nomination at such meeting, (ii) the number of nominated individuals including the ~~Nominating Stockholder~~Proposing Person’s nominees would exceed the number of Directors to be elected, and (iii) the notice has not been withdrawn by the ~~14th~~fourteenth day before the date that the Corporation begins mailing its notice of such meeting to stockholders or the date when a Public Announcement thereof was made. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of Directors, one or more notices of nomination are withdrawn such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a contested election. For purposes of these Bylaws, the term “Proposing Person” shall mean (i) the stockholder of record providing a stockholder’s notice provided for in Article II or in this Article III and (ii) the beneficial owner(s), if different, on whose behalf such stockholder’s notice is being made.
(d) The Board of Directors shall not nominate any incumbent Director for reelection to the Board of Directors by majority voting under paragraph (b) of this Section 3.4, unless such incumbent Director submits an irrevocable resignation that will become effective upon (i) the failure to receive the required number of votes calculated pursuant to paragraph (b) of this Section 3.4 for reelection at the next annual meeting of stockholders at which such Director faces reelection; and (ii) acceptance of such resignation by the Board of Directors in accordance with this paragraph (d).
If a nominee fails to receive the required number of votes for reelection, within 90 days of receiving the certified vote pertaining to any election of Directors by stockholders by majority voting in which an incumbent Director failed to receive a majority of the votes cast, the Board of Directors shall consider the recommendation of the applicable committee of the Board of Directors that advises the Board of Directors on such matters relating to corporate governance and determine whether to accept the resignation of the unsuccessful incumbent; provided that the Director in question shall be excluded from all such Board of Directors and committee deliberations. The Board of Directors shall accept the resignation of any unsuccessful incumbent unless it determines that it is in the best interest of the Corporation for such Director to continue serving as a Director. The committee in making its recommendation and the Board of Directors in making its determination may each consider any factors they determine appropriate and relevant. Unless the Board of Directors makes such a determination, the Board of Directors shall not elect or appoint any unsuccessful incumbent to the Board of Directors for at least one year after such annual meeting. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission or in a press release that is widely disseminated. If such incumbent Director’s resignation is rejected, such Director shall continue to serve until the next annual meeting and until such Director’s successor is duly elected, or his or her earlier resignation or removal. If the Board of Directors accepts the resignation of an unsuccessful incumbent, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill the vacancy pursuant to the provisions of Section 3.7 hereof or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 hereof.

(e)(i) Only persons who are nominated in accordance with the following procedures in this Section 3.4(e) shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in these Bylaws or except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, (~~a~~A) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (~~b~~B) by any stockholder of the Corporation (~~i~~x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.4(e) and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (~~ii~~y) who complies with the notice procedures set forth in this Section 3.4(e).
In ~~addition to any other applicable requirements, for~~(ii) For a nomination to be ~~made~~properly brought before a meeting by a stockholder, such ~~stockholder~~Proposing Person must (A) have given timely notice thereof in proper written form to the Secretary of the Corporation, (B) have provided any updates or supplements to such notice at the times and in the forms required by these Bylaws, and (C) together with the beneficial owner(s), if any, on whose behalf the nomination is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below in this Section 3.4) required by these Bylaws.
(iii) (A) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (~~a~~x) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such ~~public disclosure~~Public Announcement of the date of the annual meeting was made, whichever first occurs; and (~~b~~y) in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or ~~public disclosure~~Public Announcement of the date of the special meeting was made, whichever first occurs.
(B) Notwithstanding anything in this Section 3.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and no Public Announcement is made naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least ten business days before the last day a stockholder may deliver such stockholder’s notice, such stockholder’s notice also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

(iv) To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:
(A) ~~To be in proper written form, a stockholder’s notice to the Secretary must set forth (a)~~ as to each person whom the ~~stockholder proposes to nominate~~Proposing Person nominates for election or reelection as a Director (~~i~~“Proposed Nominee”) (1) the name, age, business address and residence address of the ~~person~~Proposed Nominee, (~~ii~~2) the principal occupation or employment of the ~~person~~Proposed Nominee, (~~iii~~3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the ~~person and (iv~~Proposed Nominee, (4) any other information relating to the ~~person~~Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder~~; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.~~ and (5) a written consent of the Proposed Nominee to being named as a nominee and to serve as a Director if elected;
(B) as to each Proposing Person (1) the name and record address of such Proposing Person and the names and addresses of any other Proposing Persons, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (3) all Synthetic Equity Interests (as defined below in this Section 3.4) in which such Proposing Person or any of its affiliates or associates holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such

Synthetic Equity Interest, (4) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act and the rules and regulations promulgated thereunder), agreement, arrangement understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (5) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (6) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (2) through (6) are referred to, collectively, as “Material Ownership Interests”), (7) a description of the material terms of all arrangements, agreements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation and (8) any other information relating to the Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(C) a description of all agreements, arrangements or understandings between any of the Proposed Nominees and/or the Proposing Persons and any other person or persons (including their names) pursuant to which the nomination(s) are to be made;
(D) the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);
(E) a statement whether or not any Proposing Persons will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”); and
(F) a representation that such Proposing Persons intend to appear in person or by proxy at the meeting to nominate the Proposed Nominees named in its notice.
For purposes of these Bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly, (i) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (ii) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any share of any class or series of capital stock of the Corporation, (iii) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (iv) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.
(v) A Proposing Person providing such stockholder’s notice shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to these Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to such meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date of the meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting).
(vi) No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this ~~Section 3.4(e)~~Article III. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
(vii) Except as otherwise provided for in these Bylaws or required by law, nothing in this Article III shall obligate the Corporation to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director.
Section 3.5 Term. Each Director shall hold office until such Director’s successor is duly elected and qualified, except in the event of the earlier termination of such Director’s term of office by reason of death, resignation, removal or other reason.
Section 3.6 Resignation and Removal. Any Director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Except as specified in Section 3.4(d), the resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

Section 3.7 Vacancies. Vacancies in the Board of Directors and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.
If one or more Directors shall resign (or are removed) from the Board of Directors effective at a future date, a majority of the Directors then in office, but not including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.7 in the filling of other vacancies.
Each Director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of Directors and until such Director’s successor shall be elected and qualified.
Section 3.8 Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of Directors shall be present to constitute a quorum for the transaction of business. A Director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum shall be present.
Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.
Section 3.9 Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

Section 3.10 Annual Meeting. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.
Section 3.11 Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.
Section 3.12 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board, and shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chairman of the Board, the Chief Executive Officer or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each Director.
Section 3.13 Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a Director (i) if mailed and addressed to such Director at the address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held, or (ii) if sent to such Director at such address by telegraph, telex, telecopy, e mail, cable, radio or wireless not later than 24 hours before the time when such meeting is to be held, or (iii) if delivered to such Director personally or orally, by telephone or otherwise, not later than 24 hours before the time when such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.
Notice of any meeting of the Board of Directors need not be given to any Director if waived by such Director in writing (or by telegram, cable, radio or wireless and confirmed in writing) whether before or after the holding of such meeting, or if such Director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all Directors then in office shall be present thereat.
Section 3.14 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.
Except as hereinafter provided, vacancies in membership of any committee shall be filled by the vote of a majority of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee (and the alternate appointed pursuant to the immediately preceding sentence, if any), the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the Board of Directors, subject, however, to removal at any time by the vote of a majority of the Board of Directors.
Section 3.15 Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending or repealing the Bylaws. The Corporation hereby expressly elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law.
Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these Bylaws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
Section 3.16 Compensation of Directors. Each Director shall be entitled to receive for attendance at each meeting of the Board of Directors or any duly constituted committee thereof which such Director attends, such fee as is fixed by the Board and in connection therewith shall be reimbursed by the Corporation for travel expenses. The fees to such Directors may be fixed in unequal amounts among them, taking into account their respective relationships to the Corporation in other capacities. These provisions shall not be construed to preclude any Director from receiving compensation in serving the Corporation in any other capacity.
Section 3.17 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of such committee consent thereto in writing or by electronic transmission, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
Section 3.18 Proxy Access.
(a) Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 3.18, the

Corporation shall include in its proxy statement for such annual meeting, (i) as a nominee, in addition to any persons nominated for election by the Board of Directors or any committee thereof, any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or group of not more than twenty stockholders, that satisfies the requirements of this Section 3.18 (the “Eligible Stockholder”) and that timely submits the notice required by this Section 3.18 (the “Notice of Proxy Access Nomination”) requesting to have its nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Section 3.18 and (ii) the Required Information (as defined below in this Section 3.18) concerning such person. No person or entity may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For purposes of this Section 3.18, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation by the Eligible Stockholder concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.18, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(b) To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such Public Announcement of the date of the annual meeting was made, whichever first occurs.
(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Nominee Limit”) shall not exceed twenty percent of the total number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.18 (the “Final Proxy Access Nomination Date”) or if such amount is not a whole number, the closest whole number below twenty percent, but not less than two. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Nominee Limit shall be calculated based on the number of Directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.18 whom the Board of Directors decides to nominate as a nominee of the Board of Directors shall further reduce the Nominee Limit. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the

Corporation’s proxy materials pursuant to this Section 3.18 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by the Eligible Stockholders pursuant to this Section 3.18 exceeds the maximum number of nominees provided for in this Section 3.18. In the event that the number of Stockholder Nominees submitted by the Eligible Stockholders pursuant to this Section 3.18 exceeds the maximum number of nominees provided for in this Section 3.18, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.18 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.18 from each Eligible Stockholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 3.18, if the Corporation receives notice pursuant to Section 3.4(e) that a Proposing Person intends to nominate for election at such meeting a number of Proposed Nominees greater than or equal to a majority of the total number of Directors to be elected at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such annual meeting pursuant to this Section 3.18.
(d) If the Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 3.18 or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director prior to the annual meeting: (i) the Corporation may, to the extent feasible, remove the name of the Stockholder Nominee and the Statement from its proxy statement, remove the name of the Stockholder Nominee from its form of proxy and/or otherwise communicate to its stockholders that the Stockholder Nominee will not be eligible for nomination at the annual meeting; and (ii) the Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a Stockholder’s Notice of Proxy Access Nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the Notice of Proxy Access Nomination provided pursuant to this Section 3.18.
(e) For purposes of this Section 3.18, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares is calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on three business days’ notice and has recalled such loaned shares as of the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 3.18 and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding. For purposes of this Section 3.18, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act.
(f) In order to make a nomination pursuant to this Section 3.18, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding capital stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 3.18 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 3.18, the “Required Ownership Percentage” is three percent or more, and the “Minimum Holding Period” is three years. For the avoidance of doubt, if a group of stockholders aggregate ownership of shares to satisfy the Required Ownership Percentage, all shares held by each stockholder constituting their contribution to satisfy the Required Ownership Percentage must be held by that stockholder continuously for at least three years. A group of two or more funds that are (i) under common management and investment control, (ii) publicly offered and part of the same family of funds (as defined herein), or (iii) under common management and funded primarily by a single employer shall be treated as one stockholder or person to satisfy the Required Ownership Percentage. The term “family of funds” shall mean two or more investment companies or funds

(whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services.
(g) Within the time period specified in this Section 3.18 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares owned by the Eligible Stockholder (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination delivered pursuant to Section 3.4(e)(iv); (iv) a representation and agreement of the Eligible Stockholder that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) agrees not to distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and to file any such soliciting material with the Securities and Exchange Commission regardless of whether such filing is required under Regulation 14A under the Exchange Act, and (F) will provide facts and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (v) a written consent to provide any information that the Board of Directors reasonably requests to determine that the Stockholder Nominee (A) would qualify as “independent” for the purposes of the audit committee membership under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of Directors, (B) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (C) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision) and (D) is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee or whether the event occurred in the ten-year time period referenced in such Item; (vi) a written consent to provide, at the reasonable request of the Board of Directors, any details of the position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Notice of Proxy Access Nomination; (vii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its Directors, officers and employees individually against any and all liabilities, losses, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 3.18; and (viii) in the case of a nomination by a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
(h) Within the time period specified in this Section 3.18 for delivering the Notice of Proxy Access Nomination, each Eligible Stockholder shall cause his, her or its Stockholder Nominee to deliver or cause to be delivered to the Secretary of the Corporation: (i) a written representation and agreement that such Stockholder Nominee (A) understands his or her duties as a Director under the Delaware General Corporation Law and agrees to act in accordance with those duties while serving as a Director, (B) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director, will act or vote as a Director on any issue or question to be decided by the Board of Directors, (C) if elected as a Director, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies and guidelines applicable to Directors, and (D) will provide facts and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (ii) all completed and signed questionnaires required of Directors, and such additional information as the Corporation may determine necessary to permit the Board of Directors to make the determinations set forth in subparagraph (g)(v) and (vi) of this Section 3.18.

(i) In the event that any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any material respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of such defect in such previously provided information or communication and of the information that is required to correct any such defect.
(j) The Corporation shall not be required to include, pursuant to this Section 3.18, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for Proposed Nominees set forth in Section 3.4(e), (ii) who is not “independent” for the purposes of the audit committee under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of Directors, in each case as determined by the Board of Directors, (iii) who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (iv) who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation, the rules and listing standards of any exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past three years, an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years or (viii) if such Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) nominating such Stockholder Nominee fails to comply with any of its obligations or breaches any of its representations made under or pursuant to these Bylaws.
(k) Notwithstanding anything to the contrary set forth herein, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Notice of Proxy Access Nomination, if the Board of Directors in good faith determines that (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (ii) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) the inclusion of such information in the proxy statement would otherwise violate the applicable rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.
(l) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of stockholders shall declare a nomination of a Stockholder Nominee by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of the vote of stockholders of such annual meeting may have been received by the Corporation, if (i) the Stockholder Nominee and/or the nominating Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have failed to comply with any of its or their obligations or breached any of its or their representations under or pursuant to these Bylaws, as determined by the Board of Directors or the chairman of the meeting or (ii) the nominating Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present the nomination of such Stockholder Nominee pursuant to this Section 3.18.
(m) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive votes cast in favor of such Stockholder Nominee’s election equal to at least twenty-five percent of the number of shares voted in such election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.18 for the next two annual meetings. For the avoidance of doubt, this Section 3.18 shall not prevent any Proposing Person from nominating any person to the Board of Directors pursuant to and in accordance with Section 3.4(e).
Section 3.19. Rule 14a-8 Proposals. Nothing contained in this Article III shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE IV
OFFICERS
Section 4.1 Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer (who may also be the President), a Chief Financial Officer and a Secretary and may, at the discretion of the Board of Directors, also include a Vice Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Controller. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said principal offices. None of the principal officers need be Directors of the Corporation.

Section 4.2 Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Directors at such annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.
If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.
Each principal officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s earlier death, resignation or removal.
Section 4.3 Subordinate Officers; Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries, and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.
Section 4.4 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any Director for a specified period of time for any reason that the Board of Directors may deem sufficient.
Section 4.5 Removal of Officers. Any officer of the Corporation removed, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the Directors then in office. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor, death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.
Section 4.6 Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the Chief Executive Officer or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.
Section 4.7 Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which the Chairman of the Board is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors.
Section 4.8 Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of

Directors at which the Chief Executive Officer is present. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The Chief Executive Officer shall have all powers and duties usually incident to the office of the Chief Executive Officer, except as specifically limited by a resolution of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors and may be designated as President as well as Chief Executive Officer.
Section 4.9 President. The President shall, in the absence of the Chairman of the Board or the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors at which the President is present. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors.
Section 4.10 Chief Financial Officer. The Chief Financial Officer shall be responsible for all functions and duties related to the financial affairs of the Corporation, and may also serve as the Treasurer of the Corporation and the Controller of the Corporation. The Chief Financial Officer may, in the discretion of the Board of Directors, be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation. The Chief Financial Officer shall:
(a) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the Corporation.
(b) Receive or be responsible for receipt of all monies due and payable to the Corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the Corporation and be responsible for deposit of all such monies in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.
(c) Disburse or be responsible for the disbursement of the funds of the Corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.
(d) Render to the Chief Executive Officer and the Board of Directors a statement of the financial condition of the Corporation if called upon to do so.
(e) Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these Bylaws or by the Board of Directors.
Section 4.11 Vice President. In the absence or disability of the Chief Executive Officer or if the office of Chief Executive Officer be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the Chief Executive Officer, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in such Vice President’s title as the Board of Directors may determine. The Vice Presidents shall generally assist the Chief Executive Officer in such manner as the Chief Executive Officer shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.12 Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which the Secretary is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.13 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.
Section 4.14 Controller. The Controller shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions and may, in the discretion of the Board of Directors, be the chief accounting officer of the Corporation. The Controller shall have all powers and duties usually incident to the office of Controller, except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Financial Officer.
Section 4.15 Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of such officer, agent or employee’s duties in such form and with such surety or sureties as the Board of Directors may determine.
ARTICLE V
CAPITAL STOCK
Section 5.1 Issuance of Certificates of Stock. The shares of capital stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution or resolutions provide that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Every holder of stock represented by a certificate shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.
Section 5.2 Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed and countersigned by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by, or in the name of the Corporation by, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.
Section 5.3 Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been canceled, the dates of cancellation thereof.
The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The

Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof, except that a person who is the beneficial owner of shares (if held in a voting trust or by a nominee on behalf of such person), upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may inspect the books and records of the Corporation.
Section 5.4 Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.
Section 5.5 Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.
Section 5.6 Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.
Section 5.7 Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or such owner’s representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.
Section 5.8 Fixing of Record Dates.

(a) The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Except as provided in Section 5.8(b), if no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE VI
INDEMNIFICATION
The Corporation shall indemnify any Director or “executive officer” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Corporation, and may indemnify any employee or agent of the Corporation who is not a Director or executive officer, who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, to the fullest extent permitted by law as the same exists or may hereafter be amended; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.
To the extent that an employee or agent of the Corporation who is not a Director or executive officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first paragraph of this Article VI, or in defense of any claim, issue or matter therein, such person may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Expenses incurred by a Director, executive officer, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of a Director or executive officer of the Corporation) and may (in the case of an employee or agent of the Corporation who is not a Director or executive officer of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director, executive officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article VI, and the Corporation may enter into agreements with such persons for the purpose of providing for such advances.
The indemnification permitted by this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director, executive officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, executive officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.1 Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words “Corporate Seal, Delaware” in the center. Alternatively, the Secretary and any Assistant Secretary are authorized to use a seal which has the name “Calpine Subsidiary” in place of the Corporation’s name and such alternative seal shall have the same force and effect as the seal otherwise authorized by these Bylaws. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.
Section 7.2 Fiscal Year. The fiscal year of the Corporation shall be from January 1 to December 31, inclusive, in each year, or such other annual period as the Board of Directors may designate.
Section 7.3 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.
Section 7.4 Execution of Contracts and Other Instruments. Except as these Bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these Bylaws, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
Section 7.5 Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. Such authorization may be in the form a signed policy or other blanket authority specified by the Board of Directors from time to time.

When so authorized by the Board of Directors or such committee, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firms, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the Corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation. Such authorization may be general or confined to specific instances.
Section 7.6 Bank Accounts. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies or other depositaries as may be selected by the Board of Directors or its duly appointed and authorized committee or by any officer or officers or agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these Bylaws, as are deemed advisable.
Section 7.7 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made, without counter signature, by the Chief Executive Officer or any vice president or the Chief Financial Officer or any assistant financial officer or by any other officer or agent of the Corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand stamped impression in the name of the Corporation.
Section 7.8 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.
Section 7.9 Amendment. These Bylaws may be amended as provided in the Certificate of Incorporation.

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Reservation Form for the Calpine Corporation 2017 Annual Meeting of Shareholders
Shareholders who expect to attend the Annual Meeting on May 10, 2017, at 8:00 a.m. at our corporate headquarters in Houston, Texas should complete this form and return it to the Office of the Corporate Secretary, Calpine Corporation, 717 Texas Avenue, Suite 1000, Houston, Texas 77002. Admission cards will be provided at the check-in desk at the meeting (please be prepared to show proof of identification). Shareholders holding stock in brokerage accounts are required to bring a copy of a brokerage statement reflecting Calpine Corporation common stock ownership as of March 13, 2017.

Name
(Please Print)

Address
(Please Print)

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 10, 2017:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2016 Annual Report
are available at www.proxyvote.com.

CALPINE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
MAY 10, 2017

The shareholder(s) hereby appoint(s) John B. (Thad) Hill III and W. Thaddeus Miller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Calpine Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. (Central Time) on May 10, 2017, at our corporate headquarters, located at 717 Texas Avenue, 10th Floor, Houston, Texas 77002, and any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted, in accordance with the Board’s recommendation, FOR each nominee in item 1, FOR items 2, 3, 5, 6 and 7, for every ONE YEAR for item 4 and AGAINST item 8. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

Please consider voting over the Internet or by telephone. Your vote will be recorded as if you mailed in your proxy card. We believe voting this way is convenient.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments: _____________________________________________________________________
_______________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2017, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CALPINE CORPORATION 717 TEXAS AVENUE SUITE 1000 HOUSTON, TX 77002
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Calpine Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2017, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CALPINE CORPORATION
The Board of Directors recommends a vote “FOR” each of the listed nominees:

1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Mary L. Brlas	☐	☐	☐
	1b. Frank Cassidy	☐	☐	☐
	1c. Jack A. Fusco	☐	☐	☐
	1d. John B. (Thad) Hill III	☐	☐	☐
	1e. Michael W. Hofmann	☐	☐	☐
	1f. David C. Merritt	☐	☐	☐
	1g. W. Benjamin Moreland	☐	☐	☐
	1h. Robert A. Mosbacher, Jr.	☐	☐	☐
	1i. Denise M. O’Leary	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2 and 3.						For	Against	Abstain

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.					☐	☐	☐

3.	To approve, on an advisory basis, named executive officer compensation.					☐	☐	☐

The Board of Directors recommends a vote for every “ONE YEAR” for proposal 4.					1 Year	2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.				☐	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 5, 6 and 7.						For	Against	Abstain

5.	To approve the Calpine Corporation 2017 Equity Incentive Plan.					☐	☐	☐

6.	To approve the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors.					☐	☐	☐

7.
To amend and restate the Company’s bylaws to adopt “proxy access” and to implement conforming revisions to related procedures for shareholders to nominate directors or propose other matters for consideration at shareholder meetings.
						☐	☐	☐

The Board of Directors recommends a vote “AGAINST” proposal 8.

8.	Shareholder proposal regarding annual report on lobbying activities and expenditures, if properly introduced at the Annual Meeting.					☐	☐	☐

Note: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

For address change / comments, mark here. ☐
(see reverse for instructions)
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date